Exhibit 10.1

SECURITIES AND ASSET PURCHASE AGREEMENT

by and among

RAIT FINANCIAL TRUST,

JUPITER COMMUNITIES, LLC,

RAIT TRS, LLC,

THE RAIT SELLING STOCKHOLDERS,

INDEPENDENCE REALTY TRUST, INC.,

and

INDEPENDENCE REALTY OPERATING PARTNERSHIP, LP

Dated as of September 27, 2016

i

EXHIBITS

Exhibit A	Definitions
Exhibit B	Shared Services Agreement
Exhibit C	Bill of Sale
Exhibit D	Membership Interest Assignment Agreement
Exhibit E	Scott Schaeffer Employment Agreement
Exhibit F	James Sebra Employment Agreement
Exhibit G	Farrell Ender Employment Agreement

This SECURITIES AND ASSET PURCHASE AGREEMENT, dated as of September 27, 2016 (the “Agreement Date”), is made by and among RAIT Financial Trust, a Maryland real estate investment trust (“RAIT”), RAIT TRS, LLC, a Delaware limited liability company (“Interest Seller”), Jupiter Communities, LLC, a Delaware limited liability company (“Asset Seller”), and the entities set forth on the signature pages hereto under “RAIT Selling Stockholders” (the “RAIT Selling Stockholders” and, together with RAIT, Interest Seller and Asset Seller, the “Seller Parties”), and Independence Realty Trust, Inc., a Maryland corporation (“IRT”), Independence Realty Operating Partnership, LP, a Delaware limited partnership, (“IROP” and, together with IRT, the “Buyer Parties”).

RECITALS

WHEREAS, Interest Seller owns all of the issued and outstanding membership interests (the “Membership Interests”) of Independence Realty Advisors, LLC, a Delaware limited liability company (the “Advisor”);

WHEREAS, Asset Seller is the owner of all right, title and interest in and to certain assets used in connection with Asset Seller’s business of managing multifamily apartment properties (the “Business”);

WHEREAS, the RAIT Selling Stockholders hold, in the aggregate, 7,269,719 shares of common stock of IRT, par value $0.01 per share (the “IRT Common Stock”);

WHEREAS, at the First Closing, the RAIT Selling Stockholders desire to sell to IRT, and IRT desires to purchase from the RAIT Selling Stockholders, the shares of IRT Common Stock held by RAIT and the RAIT Selling Stockholders upon the terms and subject to the conditions set forth in this Agreement;

WHEREAS, at the Second Closing, the Seller Parties desire to sell to the Buyer Parties, and the Buyer Parties desire to purchase from the Seller Parties, (i) all of the Membership Interests and (ii) all of Asset Seller’s business, assets and properties to the extent constituting the Business, as more specifically described in this Agreement, and the Buyer Parties desire to assume certain Liabilities of the Seller Parties, in each case, upon the terms and subject to the conditions set forth in this Agreement; and

WHEREAS, at the Second Closing, the Seller Parties and the Buyer Parties desire to enter into the Shared Services Agreement , substantially in the form set forth in Exhibit B (other than the schedules to such Shared Services Agreement, which shall be agreed to by the Parties in accordance with Section 6.11) (the “Shared Services Agreement”).

NOW, THEREFORE, in consideration of the foregoing and the representations, warranties, covenants and agreements set forth in this Agreement, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties, intending to be legally bound, agree as follows:

ARTICLE I

DEFINITIONS

Section 1.01 Certain Defined Terms. Capitalized terms used in this Agreement have the meanings specified in Exhibit A.

ARTICLE II

PURCHASE AND SALE; CLOSING

Section 2.01 Purchase and Sale of the Membership Interests. On the terms and subject to the conditions set forth in this Agreement, at the Second Closing, Interest Seller shall sell, convey, assign, transfer and deliver to IROP, and IROP shall purchase, acquire and accept from Interest Seller, free and clear of all Liens other than those arising pursuant to this Agreement, all of Interest Seller’s right, title and interest in and to the Membership Interests.

Section 2.02 Purchase and Sale of Assets.

(a) Transferred Assets. On the terms and subject to the conditions set forth in this Agreement, at the Second Closing, Asset Seller shall sell, convey, assign, transfer and deliver to IROP, and IROP shall purchase, acquire and accept from Asset Seller, free and clear of all Liens, other than Permitted Liens all of Asset Seller’s right, title and interest in, to and under the following assets, properties and rights of Asset Seller, except for the Excluded Assets hereto (collectively, the “Transferred Assets”):

(i) all rights under (A) the contracts set forth in Section 2.02(a)(i) of the Seller Disclosure Letter and (B) any other contracts that are Related to the Business and entered into by a Seller Party in accordance with this Agreement between the Agreement Date and the Second Closing Date, whether or not such contracts described in clauses (A) and (B) are considered Material Contracts (collectively, the contracts described in clauses (A) and (B) are referred to herein as the “Assumed Contracts”);

(ii) all Tax Returns for the last six (6) years related solely to Taxes payable in connection with the Business;

(iii) the leasehold interest of Asset Seller under the real property lease governing the leased real property listed on Section 2.02(a)(iii) of the Seller Disclosure Letter (the “Transferred Leased Property”);

(iv) all personal property that is Related to the Business;

(v) all Intellectual Property and Technology that is Related to the Business;

(vi) all Permits Related to the Business;

(vii) (A) all corporate minute books (and other similar corporate records) and stock records of Asset Seller, or (B) any books, records or other materials that Asset Seller is required by Law to retain;

(viii) all causes of action, lawsuits, judgments, claims and demands of any nature available to or being pursued by any Seller Party to the extent Related to the Business, whether arising by way of counterclaim or otherwise, except to the extent relating to an Excluded Asset or an Excluded Liability; and

(ix) all assets, rights and properties set forth in Section 2.02(a)(ix) of the Seller Disclosure Letter.

Notwithstanding the foregoing, the transfer of the Transferred Assets pursuant to this Agreement shall not include the assumption of any Liabilities related to the Transferred Assets unless IROP expressly assumes that Liability pursuant to Section 2.02(c) below.

(b) Excluded Assets. Notwithstanding anything else contained in this Agreement, the Buyer Parties shall not purchase and Asset Seller shall retain, all assets of Asset Seller not included in Section 2.02(a), including the following assets of Asset Seller (the “Excluded Assets”):

(i) all rights, claims, causes of action (including counterclaims) and defenses to the extent relating to the Excluded Assets or Excluded Liabilities;

(ii) any Permits not Related to the Business;

(iii) (A) all Tax Returns other than the Tax Returns described in Section 2.02(a)(ii) and (B) without limiting Section 9.05, all refunds of or credits of or against any Tax for which Asset Seller, Interest Seller or the Affiliates are liable pursuant to this Agreement;

(iv) the Parent Plans and other employee benefit plans, programs, arrangements and agreements (including any retirement benefit and post-retirement health benefit plans, programs, arrangements and agreements) sponsored or maintained by the Seller Parties or their respective Affiliates (other than the Advisor), and any trusts and other assets, properties or rights related thereto, except as expressly provided in Article VIII;

(v) any assets, rights or properties held on the Agreement Date, or acquired after the Agreement Date, and sold or otherwise disposed of, in each case not in violation of Section 6.01 hereof prior to the Second Closing;

(vi) all assets, rights and properties expressly excluded pursuant to Article VIII;

(vii) any rights of any of the Seller Parties under the Transaction Agreements;

(viii) personnel and employment records for employees and former employees who are not Transferred Employees;

(ix) (A) any portions of books and records included as Transferred Assets pursuant to Section 2.02(a)(vii) to the extent relating exclusively to the Excluded Assets, or (B) any books and records or other materials of or in the possession of the Asset Seller that (1) are required by Law to retain (copies of which, to the extent Related to the Business and as permitted by Law, shall be Transferred Assets), (2) the Seller Parties reasonably believe are necessary to enable the Seller Parties to prepare and/or file Tax Returns (copies of such books and records, to the extent Related to the Business and as permitted by Law, will be made available to the Buyer Parties in accordance with Article VII and Section 9.08), or (3) any of the Seller Parties are prohibited by Law from delivering to the Buyer Parties;

(x) (A) any assets, properties, rights, agreements, contracts, instruments and claims of the Seller Parties set forth in Section 2.02(b)(x) of the Seller Disclosure Letter and (B) any other assets, properties, rights, agreements, contracts, instruments and claims of the Asset Seller that are not Related to the Business, wherever located, whether tangible or intangible, real, personal or mixed; and

(xi) all records and reports prepared or received by the Seller Parties or any of their Affiliates in connection with the sale of the Business and the Transactions, including all analyses relating to the Business or the Buyer Parties so prepared or received.

(c) Assumed Liabilities. On the terms and subject to the conditions set forth in this Agreement and subject to the exclusions set forth in Section 2.02(d), Asset Seller shall, effective at the time of the Second Closing, sell, convey, assign, transfer and deliver to IROP, and IROP shall assume and agrees to perform and discharge in accordance with their terms, the following Liabilities of Asset Seller (the “Assumed Liabilities”):

(i) all Liabilities of Asset Seller under any of the Assumed Contracts, other than any Liabilities to the extent arising out of or relating to any default, breach or violation under any Assumed Contract by Asset Seller prior to the Effective Time;

(ii) all Liabilities expressly transferred to or assumed by the Buyer Parties or their respective Affiliates pursuant to Article VIII, and all Liabilities arising from or relating to the employment, termination of employment or employment practices with respect to the Transferred Employees by the Buyer Parties or their Affiliates after the Second Closing Date, except as assumed or retained by the Seller Parties pursuant to Article VIII;

(iii) any accrued and unpaid charges, fees and expenses, to the extent arising out of activities occurring after the Effective Time related to the Transferred Assets or the Business; and

(iv) all Liabilities arising out of or relating to the Buyer Parties’ (and the Buyer Parties’ Affiliate’s) ownership or operation of the Business, the Transferred Assets or the Assumed Liabilities from and after the Effective Time.

(d) Excluded Liabilities. Notwithstanding any other provision of this Agreement, the Buyer Parties are not assuming or agreeing to pay or discharge any Liabilities of the Seller Parties or the Business, other than the Assumed Liabilities (the “Excluded Liabilities”), which Excluded Liabilities shall be retained or assumed by the Seller Parties. Without limiting the generality of the foregoing, the Excluded Liabilities shall include the following Liabilities of Asset Seller or the Business:

(i) any Debt;

(ii) any Liability to the extent relating to any Excluded Asset or to any other assets or businesses not transferred to and not purchased by the Buyer Parties;

(iii) any Liability expressly assumed or retained by the Seller Parties pursuant to this Agreement, including pursuant to Article VIII;

(iv) any Liability relating to the Parent Plans and other employee benefit plans, programs, arrangements and agreements (including any retirement benefit and post-retirement health benefit plans, programs, arrangements and agreements) sponsored or maintained by the Seller Parties or their respective Affiliates (other than the Advisor), and any trusts and other assets, properties or rights related thereto, except as assumed by the Buyer Parties pursuant to Article VIII;

(v) any Liability arising from or relating to the employment, termination of employment or employment practices with respect to the Business on or before the Second Closing Date, except as assumed by the Buyer Parties pursuant to Section 2.02(c)(ii) or Article VIII;

(vi) any Liability owing to a Seller Party or its Affiliates, which Liabilities (owing from Asset Seller to such Seller Party or its Affiliates) shall be extinguished at the Second Closing, and any intercompany accounts among the Seller Parties or their Affiliates;

(vii) any Liability for costs and expenses of the Seller Parties or their Affiliates (other than pursuant to Section 13.02) in connection with the negotiation and execution of this Agreement or any other agreement or document delivered in connection herewith or the consummation of the transactions contemplated hereby or thereby;

(viii) all Liabilities arising from any pre-Second Closing breach of Law or Orders in connection with the conduct of the Business, and any Liability under Environmental Laws that arises before the Second Closing Date; and

(ix) all other Liabilities of the Seller Parties to the extent not arising from or related to the Transferred Assets or the Business.

Section 2.03 Purchase and Sale of IRT Common Stock. On the terms and subject to the conditions set forth in this Agreement, at the First Closing, the RAIT Selling Stockholders shall sell, convey, assign, transfer and deliver to IRT, and IRT shall, for a cash purchase price equal to the IRT Common Stock Amount, purchase, acquire and accept from such RAIT Selling Stockholder, all of such RAIT Selling Stockholder’s right, title and interest in and to the shares of IRT Common Stock held by such RAIT Selling Stockholder, as applicable, subject to the use of proceeds of the IRT Equity Offering set forth in Section 6.10.

Section 2.04 First Closing. The closing of the sale and purchase of the IRT Common Stock (the “First Closing”) shall take place at the offices of Hogan Lovells US LLP, 555 Thirteenth Street NW, Washington, DC 20004 at 9:00 a.m. (Eastern time) on the later of the date that is three (3) Business Days after the satisfaction or written waiver (to the extent permitted by applicable Law) of the First Closing Conditions in accordance with Article X (other than those First Closing Conditions that by their nature are to be satisfied at the First Closing, but subject to the satisfaction or waiver of those First Closing Conditions at such time), or on such other date or at such other time or place as the Parties may agree in writing. The date on which the First Closing occurs is referred to in this Agreement as the “First Closing Date”.

Section 2.05 Second Closing. The closing of the sale and purchase of the Membership Interests and the Transferred Assets and the assumption of the Assumed Liabilities (the “Second Closing”) shall take place at the offices of Hogan Lovells US LLP, 555 Thirteenth Street NW, Washington, DC 20004 at 9:00 a.m. (Eastern time) on the later of the date that is three (3) Business Days after the satisfaction or written waiver (to the extent permitted by applicable Law) of the Second Closing Conditions in accordance with Article X (other than those Second Closing Conditions that by their nature are to be satisfied at the Second Closing, but subject to the satisfaction or waiver of those Second Closing Conditions at such time), or on such other date or at such other time or place as the Parties may agree in writing, but no earlier than December 20, 2016. The date on which the Second Closing occurs is referred to in this Agreement as the “Second Closing Date”. For all purposes under this Agreement and each other Transaction Agreement, (a) all matters at the Second Closing will be considered to take place simultaneously and (b) the Second Closing shall be deemed effective as of the Effective Time.

ARTICLE III

PURCHASE PRICE

Section 3.01 Purchase Price. The aggregate consideration to be paid by the Buyer Parties to the Seller Parties for the sale of the Membership Interests, the Transferred Assets and the shares of IRT Common Stock shall be an amount in cash (the “Purchase Price”) equal to the sum of (i) the Membership Interests Amount, plus (ii) the Transferred Assets Amount, plus (iii) the IRT Common Stock Amount.

Section 3.02 Seller Party First Closing Deliverables. Upon the terms and subject to the conditions set forth in this Agreement, at or prior to the First Closing, the Seller Parties shall have delivered, or caused to have been delivered, to the Buyer Parties all of the following:

(a) a certificate of non-foreign status dated as of the First Closing Date from each of the RAIT Selling Stockholders, sworn under penalty of perjury and in form and substance required under the Treasury Regulations issued pursuant to Code Section 1445;

(b) evidence reasonably satisfactory to the Buyer Parties that none of the IRT Common Stock is subject to any Liens;

(c) to the extent evidenced by certificates, certificates representing all of the IRT Common Stock, endorsed in blank or accompanies by duly executed assignment documents; and

(d) the resolutions of the RAIT Selling Stockholders and their respective boards of directors (or equivalent governing body) approving this Agreement and authorizing the execution and delivery of this Agreement and the consummation of the transactions contemplated hereby, certified to be accurate and complete and in full force and effect as of the First Closing.

Section 3.03 Buyer Party First Closing Deliverables. Upon the terms and subject to the conditions set forth in this Agreement, at or prior to the First Closing, IRT shall have delivered, or caused to have been delivered, to the RAIT Selling Stockholders, by wire transfer to an account designated by the RAIT Selling Stockholders in writing in advance of the First Closing, immediately available funds in an amount equal to the IRT Common Stock Amount.

Section 3.04 Seller Party Second Closing Deliverables. Upon the terms and subject to the conditions set forth in this Agreement, at or prior to the Second Closing, the Seller Parties shall have delivered, or caused to have been delivered, to the Buyer Parties all of the following:

(a) certified copies of the certificate of formation and operating agreement (or other governing documents) of the Advisor and the resolutions of the Seller Parties and their respective boards of directors (or equivalent governing body) approving this Agreement and authorizing the execution and delivery of this Agreement and the consummation of the transactions contemplated hereby, certified to be accurate and complete and in full force and effect as of the Second Closing;

(b) a certificate of good standing of the Advisor issued by the Secretary of State of the State of Delaware;

(c) all books and records related primarily to the Business or the Advisor, including all corporate records, minute books, equityholder records (if any), books of account, contracts, agreements and such other documents or certificates in the possession of the Seller Parties related to the Business or the Advisor as the Buyer Parties may reasonably request;

(d) each of the third-party consents and approvals (on terms reasonably satisfactory to the Buyer Parties) set forth on Schedule 3.04(d);

(e) a certificate of non-foreign status dated as of the Second Closing Date from each of the Seller Parties, sworn under penalty of perjury and in form and substance required under the Treasury Regulations issued pursuant to Code Section 1445;

(f) resignations of the directors and officers of the Advisor (except to the extent otherwise identified in writing by the Buyer Parties prior to the Second Closing Date), effective at or prior to the Second Closing;

(g) evidence reasonably satisfactory to the Buyer Parties that none of the assets of the Advisor are subject to any Liens, other than Permitted Liens;

(h) to the extent evidenced by certificates, certificates representing all of the Membership Interests, endorsed in blank or accompanied by duly executed assignment documents;

(i) evidence reasonably satisfactory to the Buyer Parties of the termination of all agreements, understandings and arrangements identified on Schedule 3.04(i);

(j) a duly executed bill of sale substantially in the for set forth on Exhibit C, for all Transferred Assets (the “Bill of Sale”), which such Bill of Sale shall be in full force and effect as of the Second Closing;

(k) a duly executed assignment and assumption agreement, substantially in the for set forth on Exhibit D, evidencing the assignment by Interest Seller of the Membership Interests in accordance with the terms herein (the “Membership Interest Assignment Agreement”), which such Membership Interest Assignment Agreement shall be in full force and effect as of the Second Closing; and

(l) the Shared Services Agreement executed by the applicable Seller Party, which such Shared Services Agreement shall be in full force and effect as of the Second Closing.

Section 3.05 Buyer Party Second Closing Deliverables. Upon the terms and subject to the conditions set forth in this Agreement, at or prior to the Second Closing, the Buyer Parties shall have delivered, or caused to have been delivered, to the Seller Parties all of the following:

(a) by wire transfer to an account designated by the Seller Parties in writing in advance of the Second Closing, immediately available funds in an amount equal to the Membership Interests Amount plus the Transferred Assets Amount plus or minus the net amount of the Proration Items determined in accordance with Section 3.06;

(b) the Bill of Sale executed by IROP, which such Bill of Sale shall be in full force and effect as of the Second Closing;

(c) the Membership Interest Assignment Agreement executed by IROP, which such Membership Interest Assignment Agreement shall be in full force and effect as of the Second Closing; and

(d) the Shared Services Agreement executed by the applicable Buyer Party, which such Shared Services Agreement shall be in full force and effect as of the Second Closing.

Section 3.06 Prorations.

(a) Generally.

(i) All prorations and other adjustments of the items described in this Section 3.06 shall be made at the Second Closing based on the applicable Closing Statement prepared by the Seller Parties and delivered to the Buyer Parties in accordance with this Section 3.06. As set forth in Section 3.05, the net amount of the Proration Items, as reflected on the applicable Closing Statement, shall be added to or deducted from the sum of the Membership Interests Amount and the Transferred Assets Amount.

(ii) All items to be prorated and other adjustments to be made pursuant to this Section 3.06 (the “Proration Items”) shall be prorated as of the Second Closing Date (the “Adjustment Time”) and the net amount thereof either shall be paid by the Buyer Parties to the Seller Parties or credited to the Buyer Parties, as the case may be, at the Second Closing.

(b) Proration of Property Management Fees. All fees paid pursuant to the contracts set forth on Section 3.06(b) of the Seller Disclosure Letter (the “Property Management Fees”) shall be prorated as of the Adjustment Time. The Buyer Parties shall receive a credit at the Second Closing for any Property Management Fees paid to Asset Seller for the month in which the Second Closing occurs in an amount equal to the Property Management Fees paid for such month multiplied by a fraction, the numerator of which is the number of days from and including the Second Closing Date through and including the last day of the month in which the Second Closing occurs, and the denominator of which is the total number of days in the month in which the Second Closing occurs. The Seller Parties shall receive a credit at the Second Closing for any Property Management Fees payable in the month in which the Second Closing occurs but not yet received by Asset Seller in an amount equal to the unpaid Property Management Fees multiplied by a fraction, the numerator of which is the number of days from and including the first day of the month in which the Second Closing occurs through and including the day immediately preceding the Second Closing Date, and the denominator of which is the total number of days in the month in which the Second Closing occurs.

(c) Proration of Advisory Fees. All fees payable pursuant to the Advisory Agreement (the “Advisory Fees”) shall be prorated as of the Adjustment Time. The Seller Parties shall receive a credit at the Second Closing for any Advisory Fees payable to the Advisor for the calendar quarter in which the Second Closing occurs in an amount equal to the Advisory Fees payable for such calendar quarter multiplied by a fraction, the numerator of which is the number of days from and including the first day of the calendar quarter in which the Second Closing occurs through and including the day immediately preceding the Second Closing Date, and the denominator of which is the total number of days in the calendar quarter in which the Second Closing occurs.

(d) Estimated Closing Statement; Calculation of Proration Items; Dispute.

(i) Applicable Time Period. The Seller Parties will be charged and credited for the amounts of all of the Proration Items relating to the period up to and including the Adjustment Time, and the Buyer Parties will be charged and credited for all of the Proration Items relating to the period after the Adjustment Time. Notwithstanding anything herein to the contrary, all prorations shall be made on the basis of the actual number of days of the time period which shall have elapsed prior to the Adjustment Time and based upon the actual number of days in the time period and a three hundred sixty five (365) day year. All prorations made pursuant to this Section 3.06 shall be made without duplication whatsoever.

(ii) Estimated Closing Statement. The Seller Parties shall prepare in good faith and deliver to the Buyer Parties for their review and comment, a statement of estimated Proration Items, together with all relevant supporting documentation (the “Closing Statement”), to be submitted to the Buyer Parties no less than five (5) Business Days before the Second Closing Date (the “Estimated Closing Statement”). The Proration Items reflected in the Estimated Closing Statement will be paid at the Second Closing by the Buyer Parties to the Seller Parties by increasing the cash to be delivered by the Buyer Parties in payment of the Membership Interests Amount and the Transferred Assets Amount at the Initial Closing. As soon as practicable following the Second Closing and, in any event, not later than sixty (60) days after the Second Closing, the Buyer Parties shall prepare in good faith and deliver to the Seller Parties for their approval, which approval shall not be unreasonably withheld, delayed or conditioned, an update to the Estimated Closing Statement (as approved by the Buyer Parties, the “Adjusted Closing Statement”) which update will reflect the Buyer Parties’ calculation of Proration Items pursuant to this Section 3.06 as of the Second Closing Date based on the information available as of the preparation date.

(iii) Review by Independent Accounting Firm. If the Seller Parties disagree with any Proration Items on the Adjusted Closing Statement, they shall provide a notice to the Buyer Parties within thirty (30) days after the Seller Parties’ receipt of the Adjusted Closing Statement setting forth the items with which they disagree with reasonable detailed support in respect of such disagreement (the “Seller Objection Notice”). If the Parties are, after using their respective good faith efforts, unable to reach agreement on all such items within thirty (30) calendar days following the receipt by the Buyer Parties of a Seller Objection Notice, the Parties shall, within fifteen (15) calendar days after the end of such thirty (30) day period, cause the Independent Accounting Firm to promptly review this Agreement and the disputed line items in the Adjusted Closing Statement for the purpose of resolving such dispute. In performing its review, the Independent Accounting Firm shall (A) apply only the provisions of this Section 3.06, (B) determine the accurate application of such provisions to only those line items in the Adjusted Closing Statement as to which the Seller Parties have disagreed and which the Buyer Parties and the Seller Parties have been subsequently unable to reach agreement, and (C) limit its determination of the appropriate amount of each of the line items in the applicable Seller Objection Notice, and shall make a final determination in writing, binding on the Parties, of the appropriate amount with respect to each such line item by selecting either the position initially submitted to the Independent Accounting Firm by the Buyer Parties or the position initially submitted to the Independent Accounting Firm by the Seller Parties pursuant to this Section 3.06(d)(iii) or an amount in between such amounts, that the Independent Accounting Firm believes is the most accurate calculation with respect to such disputed line item. The Independent Accounting Firm shall be required to deliver to the Buyer Parties and the Seller Parties, as promptly as practicable, but no later than thirty (30) calendar days after the Independent Accounting Firm is engaged, a written report setting forth their resolution of the disputed line items. The Buyer Parties and the Seller Parties shall promptly comply with all reasonable requests by the Independent Accounting Firm for information, books, records and similar items. The Buyer Parties and the Seller Parties shall each pay fifty percent (50%) of the Independent Accounting Firm’s fees and expenses.

(iv) Final Payment. Within three (3) Business Days after (A) approval of the Adjusted Closing Statement by the Seller Parties pursuant to Section 3.06(d)(ii), (B) the failure of the Seller Parties to deliver a Seller Objection Notice within thirty (30) days of receipt of the Adjusted Closing Statement, or (C) the delivery of the Independent Accounting Firm’s written report pursuant to Section 3.06(d)(iii), (I) the Buyer Parties shall pay to the Seller Parties, by wire transfer of immediately available funds to an account designated by the Seller Parties in writing, an amount equal to the amount, if any, by which the net credit to the Seller Parties is greater, or the net credit to the Buyer Parties is less, on the Adjusted Closing Statement (as finally determined pursuant to Section 3.06(d)(iii)) than the applicable credit taken into account in determining the consideration payable at the Second Closing or (II) the Seller Parties shall pay to the Buyer Parties, by wire transfer of immediately available funds to an account designated by the Buyer Parties in writing, an amount equal to the amount, if any, by which the net credit to the Seller Parties is less, or the net credit to the Buyer Parties is greater, on the Adjusted Closing Statement (as finally determined pursuant to Section 3.06(d)(iii)) than the applicable credit taken into account in determining the consideration payable at the Second Closing.

Section 3.07 Tax Withholding. The Buyer Parties shall be entitled to deduct and withhold from any payment made pursuant to this Agreement such amounts as are required to be deducted and withheld with respect to the making of such payment under any applicable Tax Law, provided, however, that (a) before making any such deduction or withholding, the Buyer Parties shall give the Seller Parties notice of the intention to make such deduction or withholding (which notice shall include the authority, basis and method of calculation for the proposed deduction or withholding, shall be given within a commercially reasonable period of time of the Buyer Parties’ determination that it must withhold), (b) the Buyer Parties shall cooperate with the Seller Parties in efforts to obtain reduction of or relief from such deduction or withholding and (c) the Buyer Parties shall timely remit to the appropriate Governmental Authority any and all amounts so deducted or withheld and timely file all Tax Returns and provide to the Seller Parties such information statements and other documents required to be filed or provided under applicable Law To the extent such amounts are so deducted or withheld and timely paid over to the appropriate Governmental Authority, such amounts shall be treated for all purposes of this Agreement as having been paid to the Person in respect of which such deduction or withholding was made.

ARTICLE IV

REPRESENTATIONS AND WARRANTIES OF THE SELLER PARTIES

As a material inducement to the Buyer Parties to enter into and perform their respective obligations under this Agreement, except as set forth in the Seller Disclosure Letter, each of the Seller Parties, jointly and severally, represents and warrants to the Buyer Parties as follows:

Section 4.01 Organization, Power and Authority of the Seller Parties and the Advisor.

(a) Each Seller Party is a corporation or other entity duly incorporated or formed, validly existing and, to the extent legally applicable, in good standing under the Laws of the jurisdiction of its incorporation or organization, and has all necessary power and authority (i) to enter into the Seller Transaction Agreements, (ii) to perform its respective obligations thereunder and (iii) to consummate the Seller Transactions. Each Seller Party is duly qualified as a foreign entity to do business, and is in good standing, in each jurisdiction where required, except where the failure to be so qualified would not reasonably be expected to have a Material Adverse Effect. The execution and delivery by each Seller Party of this Agreement and all documents contemplated hereunder to be executed and delivered by such Seller Party and the consummation of the Transactions have been duly authorized by all necessary corporate or other entity action, and no other corporate or other action or proceeding is necessary to authorize any of the foregoing. This Agreement has been, and all documents contemplated hereunder to be executed by each Seller Party, when executed and delivered will have been, duly executed and delivered by each Seller Party and shall constitute the valid and binding obligation of such Seller Party, enforceable against it in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other similar Laws relating to the enforcement of creditors’ rights and by general principles of equity. Each Seller Party has the requisite corporate or other entity power and authority to own, license, use, lease and operate its assets and properties and to carry on its business as it is now being conducted.

(b) The Advisor is a limited liability company duly organized, validly existing and in good standing under the Laws of the State of Delaware. The Advisor is duly qualified as a foreign entity to do business, and is in good standing, in each jurisdiction where required, except where the failure to be so qualified would not reasonably be expected to have a Material Adverse Effect. The Advisor has the requisite limited liability company power and authority to own, license, use, lease and operate its assets and properties and to carry on its business as it is now being conducted.

Section 4.02 Capital Structure of the Advisor. The authorized equity interests, the number of issued and outstanding equity interests and the record holders of the issued and outstanding equity interests of the Advisor is set forth in Section 4.02 of the Seller Disclosure

Letter. Interest Seller owns all of the Membership Interests, free and clear of all Liens, except (i) any Lien arising out of, under or in connection with the Securities Act or any other applicable securities Laws or (ii) any Lien arising out of, under or in connection with this Agreement or any other Seller Transaction Agreement. All of the Membership Interests have been duly authorized and validly issued, are fully paid and nonassessable and were not issued in violation of any preemptive rights. There are no options, warrants or rights of conversion or other similar rights, agreements, arrangements or commitments obligating Interest Seller or any other Seller Party to issue or sell any equity interests or securities convertible into or exchangeable for equity interests or any other equity interests of any Seller Party, other than this Agreement. There are no voting trusts, stockholder agreements, proxies or other agreements in effect with respect to the voting or transfer of the Membership Interests.

Section 4.03 Noncontravention; Consents. Except as set forth in Section 4.03 of the Seller Disclosure Letter, the execution, delivery and performance by each of the Seller Parties of this Agreement and the Seller Transaction Agreement to which such Seller Party is or will be party, consummation of the Transactions and compliance with the terms of this Agreement and the Seller Transaction Agreements to which such Seller Party is or will be party will not conflict with, or result in any violation of, breach or default (with or without notice or lapse of time, or both) under, or give rise to a right of termination, cancelation or acceleration of any obligation or to loss of a benefit under, or result in the creation of any Liens (other than Permitted Liens) upon any of the Transferred Assets or any properties or assets of the Advisor under, any provision of (i) the certificate of incorporation or bylaws (or the comparable governing instruments) of such Seller Party, (ii) any Material Contract, (iii) any Order of a Governmental Authority, or, subject to the matters referred to in Section 4.04 below, Law, other than, in the case of clauses (ii) and (iii) above, any such items that, would not be reasonably likely to have a Material Adverse Effect.

Section 4.04 Governmental Authorizations and Consents. The execution, delivery and performance by the Seller Parties of the Seller Transaction Agreements (including the consummation of the Seller Transactions) do not and will not require any Consent, waiver or other action by, or any material filing with or notification to, any Governmental Authority except (a) in connection with applicable filing, notification, waiting period or approval requirements under applicable Antitrust Laws, (b) where the failure to obtain such Consent or waiver, or to take such action or make such filing or notification would not materially impair or delay the ability of the Seller Parties to consummate the Seller Transactions or otherwise in all material respects perform their respective obligations under the Seller Transaction Agreements, or (c) the filing of any Consents listed on Section 4.04 of the Seller Disclosure Letter.

Section 4.05 Financial Statements.

(a) Set forth on Section 4.05 of the Seller Disclosure Letter is the following financial information, including the notes thereto (collectively the “Financial Statements”):

(i) the unaudited balance sheets of the Business as of December 31, 2015 and December 31, 2014 and the related statements of operations for each of the respective fiscal periods then ended;

(ii) the unaudited balance sheet of the Business as of June 30, 2016 and the related statements of operations and cash flows for the six (6) month period then ended;

(iii) the unaudited balance sheets of the Advisor as of December 31, 2015 and December 31, 2014 and the related statements of operations for the respective fiscal periods then ended; and

(iv) the unaudited balance sheet of the Advisor as of June 30, 2016 and the related statements of operations and cash flows for the six (6) month period then ended.

Each of the Financial Statements (including in all cases, the notes thereto, if any) is based upon and consistent in all material respects with information contained in the books and records of the applicable Seller Party or the Advisor and fairly presents in all material respects the financial condition and results of operations of the Business or the Advisor, as applicable, as of the times and for the periods referred to therein in accordance with GAAP subject to the absence of footnote disclosures and other customary year-end adjustments, and the Financial Statements have been prepared in accordance with GAAP, as consistently applied by the applicable Seller Party throughout such periods. Each of the Seller Parties maintains a system of internal accounting controls sufficient to provide reasonable assurance that transactions are recorded as reasonably necessary to permit preparation of Financial Statements in accordance with GAAP and to maintain accountability for earnings and assets.

(b) Other than (i) Liabilities for Taxes, (ii) Liabilities incurred after the Agreement Date in the ordinary course of business and not in violation of Section 6.01(a) and (iii) Liabilities owing to the Seller Parties or their Affiliates (which will constitute Excluded Liabilities), there are no Liabilities of the Advisor or Asset Seller (with respect to the Business). All of the Liabilities of the Advisor and Asset Seller (with respect to the Business) as of the date hereof are listed on Section 4.05(b) of the Seller Disclosure Letter.

(c) The Advisor does not have any Debt other than pursuant to intercompany borrowing arrangements that will be settled or repaid in full, or canceled or terminated, at or before the Second Closing.

Section 4.06 Absence of Certain Changes or Events. Since June 30, 2016, (a) Asset Seller has conducted the Business in all material respects in the ordinary course consistent with past practice, (b) the Advisor has conducted its operation in all material respects in the ordinary course of business, (c) there has not been any Material Adverse Effect or any event that would materially impair or delay the ability of the Seller Parties to consummate the Seller Transactions or otherwise perform their respective obligations under the Seller Transaction Agreements, (d) Asset Seller has not experienced any material damage, destruction or loss of any material personal property in the Transferred Assets (or that would have constituted a material Transferred Asset but for such destruction or loss), (e) the Advisor has not transferred any of its assets, and (e) none of the Seller Parties or the Advisor has taken any action that would be prohibited by Sections 6.01(x), (xi) (with respect to the Membership Interests only), (xiii), (xvi), (xvii) or (xviii) if taken after the Agreement Date.

Section 4.07 Absence of Litigation. Except as set forth in Section 4.07 of the Seller Disclosure Letter, no material Actions are pending or, to the Knowledge of the Seller Parties, threatened against the Seller Parties or any of their Affiliates (in respect of the Business, the Transferred Assets or the Assumed Liabilities) or the Advisor.

Section 4.08 Compliance with Laws; Permits.

(a) Except as set forth in Section 4.08 of the Seller Disclosure Letter, Asset Seller is, and has at all times since January 1, 2013 been, in compliance in all material respects with all Laws and Orders applicable to the conduct of the Business. Since January 1, 2013, Asset Seller has not (i) received any written notice that any Person, the Business, the Transferred Assets or the Assumed Liabilities have not complied in all material respects with all applicable Laws and Orders applicable to the conduct of the Business, the Transferred Assets or the Assumed Liabilities and (ii) been charged or threatened with, and, to the Knowledge of the Seller Parties, is not under pending investigation by a Governmental Authority with respect to, any material violation of any Law related to the ownership or operation of the Business, the Transferred Assets or the Assumed Liabilities. None of the Seller Parties is party to any Order, nor, as of the Agreement Date, have any of them been advised in writing by any Governmental Authority that it intends to seek any Order, in each case specifically affecting any of the Business, the Transferred Assets or the Assumed Liabilities that would prevent or delay the consummation of the Seller Transactions on the terms set forth herein.

(b) The Advisor is, and has at all times since January 1, 2013 been, in compliance in all material respects with all Laws and Orders applicable to the conduct of its business. Since January 1, 2013, the Advisor has not (i) received any written notice that any Person has not complied in all material respects with all applicable Laws and Orders applicable to the conduct of the business of the Advisor and (ii) been charged or threatened with, and, to the Knowledge of the Seller Parties, is not under pending investigation by a Governmental Authority with respect to, any material violation of any Law related to the operation of the business of the Advisor. None of the Seller Parties is party to any Order, nor, as of the Agreement Date, have any of them been advised in writing by any Governmental Authority that it intends to seek any Order, in each case specifically affecting the Advisor that would prevent or delay the consummation of the Seller Transactions on the terms set forth herein.

(c) The Asset Seller and the Advisor hold, and on the Second Closing Date the Asset Seller and the Advisor will hold, all Material Permits. Neither the Asset Seller nor the Advisor is in default under or is currently violating any Material Permit. Since January 1, 2013, neither the Asset Seller nor the Advisor has received any written notice from any Governmental Authority that it is in violation of or in default under any Material Permit. None of the Material Permits will be terminated or become terminable by the applicable Governmental Authority, in whole or in part, as a result of the consummation of the Seller Transactions.

Section 4.09 Intellectual Property.

(a) To the Knowledge of the Seller Parties, the Transferred Assets, the rights of the Seller Parties against a third party (including any Governmental Authority) associated with any Transferred Asset, the Business Intellectual Property, the Business Technology, together with all other third-party Intellectual Property covenants and rights granted to the Asset Seller and the Advisor and the other applicable provisions of the Transaction Agreements constitute all material Intellectual Property used by, and necessary to (i) the conduct of the business of the Advisor as it is conducted on the Agreement Date and (ii) the operation of the Business as it is conducted on the Agreement Date, assuming receipt of all relevant Consents relating to the matters set forth in Section 4.03 of the Seller Disclosure Letter or as contemplated by Section 4.03.

(b) To the Knowledge of the Seller Parties, the operation of the Business as it is conducted on the Agreement Date does not infringe upon or misappropriate the Intellectual Property of any third party in each case in any material respect. To the Knowledge of the Seller Parties, the operation of the business of the Advisor as it is conducted on the Agreement Date does not infringe upon or misappropriate the Intellectual Property of any third party in each case in any material respect.

(c) Asset Seller has not received any written claim or notice from any Person since January 1, 2013 alleging that the operation of the Business by Asset Seller infringes upon or misappropriates any Intellectual Property of any third party. As of the Agreement Date, there are no infringement Actions pending or, to the Knowledge of the Seller Parties, threatened in writing against the Seller Parties alleging that the operation of the Business by Asset Seller infringes upon or misappropriates any Intellectual Property of any third party.

(d) The Advisor has not received any written claim or notice from any Person since January 1, 2013 alleging that the conduct of the business of the Advisor infringes upon or misappropriates any Intellectual Property of any third party. As of the Agreement Date, there are no infringement Actions pending or, to the Knowledge of the Seller Parties, threatened in writing against the Advisor alleging that the conduct of the business of the Advisor infringes upon or misappropriates any Intellectual Property of any third party.

(e) To the Knowledge of the Seller Parties, as of the Agreement Date, no Person is engaging in any activity that infringes in any material respect upon the Business Intellectual Property or the Business Technology, except for any such infringements that do not materially impair the ability of the Advisor to operate is business as conducted on the Agreement Date. The Business Intellectual Property and the Business Technology is not subject to any judgments or limitations or restrictions on use or otherwise. The Business Intellectual Property is not exclusively licensed to any Person, and none of the Seller Parties, the Advisor or their respective Affiliates has any obligation to grant any exclusive license of any Business Intellectual Property to any Person.

(f) Section 4.09(f) of the Seller Disclosure Letter sets forth a true and complete list of the material Registered IP, including applications therefor, as of the Agreement Date, and sets forth, for each item that is registered (or applied for), the full legal name of the owner of record, applicable jurisdiction, status, application or registration number and date of application, registration or issuance, as applicable.

Section 4.10 Environmental Matters. Except as would not otherwise reasonably be expected to have a Material Adverse Effect:

(a) As of the Agreement Date, there are no Actions pending or, to the Knowledge of the Seller Parties, threatened in writing, against Asset Seller (in respect of the Business) or the Advisor, alleging that Asset Seller (in respect of the Business) or the Advisor is in violation of, or responsible for any Liability under, Environmental Law.

(b) To the Knowledge of the Seller Parties, Asset Seller (in respect of the Business) and the Advisor are and at all times since January 1, 2013 have been in compliance in all material respects with applicable Environmental Laws, including the obligation to obtain, maintain and comply with all Environmental Permits.

(c) To the Knowledge of the Seller Parties, there has been no Release of Hazardous Materials by Asset Seller (in respect of the Business), the Advisor, nor by any other Person acting on behalf of Asset Seller or the Advisor, in, on, at or under the Real Properties that would reasonably be expected to result in Asset Seller or the Advisor incurring any Liabilities under Environmental Laws.

Section 4.11 Contracts.

(a) Section 4.11(a) of the Seller Disclosure Letter contains a true, complete and correct list of all of the Material Contracts in effect on the Agreement Date. The Seller Parties have made available to the Buyer Parties true and complete copies of each Material Contract and each Assumed Contract that is material to the Business (each a “Material Assumed Contract”):

(b) Each Material Contract and each Material Assumed Contract is a legal, valid and binding obligation of Asset Seller or the Advisor, as the case may be, and, to the Knowledge of the Seller Parties, each other party to such Material Contract or such Material Assumed Contract, and is enforceable against Asset Seller or the Advisor, as the case may be, and, to the Knowledge of the Seller Parties, each other party to such Material Contract or such Material Assumed Contract in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other similar Laws relating to the enforcement of creditors’ rights and by general principles of equity. Neither Asset Seller nor the Advisor nor, to the Knowledge of the Seller Parties, any other party to a Material Contract or a Material Assumed Contract is in material default under or material breach of such Material Contract or such Material Assumed Contract and, to the Knowledge of the Seller Parties, no event has occurred which, without written notice or lapse of time or both, would result in a material default or breach of any such Material Contract or such Material Assumed Contract. Since January 1, 2013, neither Asset Seller nor the Advisor has received any written notice from, or given any written notice to, any other Person indicating that Asset Seller or the Advisor, or such other applicable party, is in material violation or breach under any Material Contract or any Material Assumed Contract.

Section 4.12 Employment and Employee Benefits Matters.

(a) Section 4.12(a)(i) of the Seller Disclosure Letter lists, as of the Agreement Date, each Employee Plan (other than non-material Parent Plans) and separately identifies whether each such Employee Plan is a Business Plan or a Parent Plan. Section 4.12(a)(ii) of the Seller Disclosure Letter lists, as of the Agreement Date, each entity that employs the Business Employees.

(i) With respect to each Business Plan, the Seller Parties have previously made available to the Buyer Parties a true and complete copy of the following documents, to the extent applicable: (A) any plan documents, all amendments thereto and related trust documents and all amendments thereto, (B) a written description of such Business Plan if such Business Plan is not set forth in a written document, (C) the most recent Form 5500 and all schedules thereto and the most recent actuarial report, if any, (D) the most recent IRS determination or opinion letter, (E) the most recent summary plan description together with the summary or summaries of all material modifications thereto, and (F) all material correspondence to or from the IRS, the United States Department of Labor, the Pension Benefit Guaranty Corporation or any other Governmental Authority sent or received in the last three years with respect to any Business Plan.

(ii) With respect to each Parent Plan, the Seller Parties have previously made available to the Buyer Parties a true and complete copy of, to the extent applicable, the most recent summary plan description or a summary or written description of each such plan.

(b) The Advisor does not sponsor, maintain or contribute to, and it is not required to contribute to, nor in the past six years has the Advisor sponsored, maintained or contributed to, or been obligated to contribute to, any plan subject to Title IV of ERISA, including a “multiemployer plan” (within the meaning of Section 3(37) or 4001(a)(3) of ERISA). No condition exists relevant to plans subject to Title IV of ERISA that could be reasonably expected to result in the incurrence by the Buyer Parties and their Affiliates (including, following the Second Closing, the Advisor) of any Controlled Group Liability.

(c) Each Employee Plan that is intended to be qualified under Section 401(a) of the Code has received a favorable determination letter, or is entitled to rely on an opinion letter, from the IRS that it is so qualified, and no condition exists that would reasonably expected to jeopardize the tax-qualification of any such plan.

(d) With respect to each Business Plan, neither the Advisor nor any of its ERISA Affiliates is currently liable for any material Tax arising under Sections 4971, 4972, 4975, 4979, 4980 or 4980B of the Code. Neither the Advisor nor any of its ERISA Affiliates has incurred any material Liability under or arising out of Title IV of ERISA that has not been satisfied in full (other than any Liability for premiums to the Pension Benefit Guaranty Corporation arising in the ordinary course of business all of which have been timely paid). No Transferred Asset is the subject of any Lien arising under ERISA or the Code, and neither the Advisor nor any of its ERISA Affiliates has been required to post any security under ERISA or Section 401(a)(29) of the Code with respect to any Business Plan, and no fact or event exists that would reasonably be expected to give rise to any such Lien or requirement to post any such security.

(e) There are no pending or, to the Knowledge of the Seller Parties, threatened claims (other than routine claims for benefits) by, on behalf of or against any Employee Plan or any trust related thereto which could reasonably be expected to result in any material liability to the Buyer Parties or their respective Affiliates (including the Advisor following the Second Closing).

(f) Except as required by applicable Law, no Employee Plan provides retiree or post-employment medical, disability, life insurance or other welfare benefits to any Business Employee, and none of the Seller Parties or any of their respective Affiliates has an obligation to provide such benefits to any Business Employee.

(g) Each Employee Plan, to the extent it relates to the Business Employees, that is a “nonqualified deferred compensation plan” (as such term is defined in Section 409A(d)(1) of the Code) has been administered in all material respects in compliance with its terms and the operational and documentary requirements of Section 409A of the Code and the regulations thereunder. The Advisor does not have any obligation to gross-up, indemnify or otherwise reimburse any individual for any excise Taxes, interest or penalties incurred pursuant to Section 409A of the Code.

(h) Each Employee Plan, to the extent it relates to the Business Employees, has been operated in accordance with its terms and the requirements of all applicable Laws in all material respects.

(i) No Actions are pending or, to the Knowledge of the Seller Parties, threatened in connection with any Employee Plan that could reasonably be expected to result in any material Liability to the Buyer Parties or their respective Affiliates (including the Advisor following the Second Closing).

(j) With respect to each Employee Plan, to the extent it relates to the Business Employees, all material contributions, premiums or payments required to be made have been made on or before their due dates (including permissible extensions).

(k) Neither the execution and delivery of this Agreement nor the consummation of the Transactions (either alone or in combination with any other event) will (i) result in any payment or benefit becoming due to any Business Employee or satisfy any prerequisite (whether exclusive or non-exclusive) to any payment or benefit to any Business Employee, (ii) increase any benefits to any Business Employee under any Employee Plan, (iii) result in the acceleration of the time of payment, vesting or funding of, or materially increase the amount of, any payments or benefits to any Business Employee or (iv) result in the payment of any amount to any Business Employee that could, individually or in combination with any other such payment, constitute an “excess parachute payment” as defined in Section 280G(b)(1) of the Code. The Advisor does not have any obligation to gross-up, indemnify or otherwise reimburse any individual for any excise Taxes, interest or penalties incurred pursuant to Section 4999 of the Code.

(l) Neither Asset Seller nor the Advisor is a party to a collective bargaining agreement that is applicable to the Business Employees, and none of the Business Employees are represented by a labor union or other labor representative with respect to their services to Asset Seller or the Advisor. There are no formal organizational campaigns, petitions or other material unionization activities seeking recognition of a bargaining unit in the Business or the Advisor, and no material unfair labor practice charges or other complaints or union representation questions are before the National Labor Relations Board or other labor board or Governmental Authority that, in either case, would reasonably be expected to affect the Business Employees. No strikes, slowdowns or work stoppages are pending or, to the Knowledge of the Seller Parties, threatened with respect to the Business Employees, and no such strike, slowdown or work stoppage has occurred within the three years immediately preceding the Agreement Date.

(m) Except as set forth in Section 4.12(m) of the Seller Disclosure Letter or as would not reasonably be expected to result in any material liability to the Advisor or any Buyer Party, with respect to the Business Employees, Asset Seller, the Advisor and their respective Affiliates are in compliance with all applicable Laws relating to the employment of the Business Employees and have paid all wages, salaries, commissions and other compensation and benefits and all levies, assessments, contributions and payments to third parties due to or on behalf of such Business Employees. No material claim with respect to payment of wages, salary or overtime pay is pending or, to the Knowledge of the Seller Parties, threatened before any Governmental Authority, with respect to current Business Employees. No material charge of discrimination in employment or employment practices for any reason, including age, gender, race, religion or other legally protected category, is pending or, to the Knowledge of the Seller Parties, threatened before the U.S. Equal Employment Opportunity Commission or other Governmental Authority by or on behalf of current Business Employees. To the Knowledge of the Seller Parties, neither Asset Seller nor the Advisor is subject to any material pending investigation from any labor inspection or similar Governmental Authority with respect to the Business or the Advisor, as applicable, and no material Action is currently pending against Asset Seller or the Advisor with respect to current Business Employees. No obligations to comply with any Order in respect of any current Business Employees are outstanding or unsatisfied in any material respect.

Section 4.13 Taxes.

(a) Except as set forth in Section 4.13(a) of the Seller Disclosure Letter, each of Asset Seller (with respect to the Business) and the Advisor has timely filed, or has had timely filed on its behalf, all material Tax Returns required to be filed by it (taking into account extensions of time to file such Tax Returns), and all such Tax Returns are true, accurate, and complete in all material respects. All material Taxes required to be paid by Asset Seller (with respect to the Business) or the Advisor have either been duly paid or adequate provision therefor in accordance with GAAP has been made in the financial statements or the books and records of the Business or the Advisor, as applicable;

(b) No claim has been made in writing by any Taxing Authority in a jurisdiction where Asset Seller (with respect to the Business) or the Advisor has not filed a Tax Return for a period asserting that Asset Seller (with respect to the Business) or the Advisor is or may be subject to Tax imposed by such jurisdiction for such period or otherwise, nor to the Knowledge of the Seller Parties, has any such claim ever been threatened.

(c) All material Taxes required to be collected, deducted or withheld under any applicable Law by Asset Seller (with respect to the Business) or the Advisor, in connection with amounts paid to or received from any employee, contractor, creditor, shareholder or other third party, have been duly so collected, deducted or withheld, and timely remitted to the appropriate Governmental Authorities, and each of Asset Seller and the Advisor has complied with all applicable Laws relating to the collection, deduction or withholding of Taxes;

(d) No material deficiencies for any Taxes have been proposed, asserted or assessed in writing by a Taxing Authority against Asset Seller (with respect to the Business) or the Advisor with respect to Taxes payable by Asset Seller (with respect to the Business) or the Advisor that are still pending or are otherwise not yet resolved and there are no Tax Claims pending or threatened in writing with respect to material Taxes payable by Asset Seller (with respect to the Business) or the Advisor;

(e) No waiver of any statute of limitations in respect of Taxes and no extensions of the period for assessment or collection of any Taxes are in effect with respect to material Taxes payable by Asset Seller (with respect to the Business) or the Advisor;

(f) No material Tax Return filed by Asset Seller (with respect to the Business) or the Advisor with respect to Taxes payable by Asset Seller (with respect to the Business) or the Advisor is under current examination by any Taxing Authority;

(g) Asset Seller (with respect to the Business) and the Advisor have provided or made available to the Buyer Parties correct and complete copies of (i) all Tax Returns filed by Asset Seller (with respect to the Business) and the Advisor for the prior seven (7) years and (ii) examination reports and statements of deficiencies assessed against Asset Seller (with respect to the Business) and the Advisor or agreed to for the prior seven (7) years;

(h) There are no liens for Taxes on any of the Membership Interests, the Transferred Assets or the IRT Common Stock other than Permitted Liens;

(i) Except as set forth in Section 4.13(i) of the Seller Disclosure Letter, neither Asset Seller nor the Advisor is or has been a member of any affiliated, consolidated, combined, unitary, or similar group for Tax purposes other than any group the parent of which is RAIT or an Affiliate of the Asset Seller, Advisor or RAIT, and neither Asset Seller nor the Advisor has any Liability for Taxes of any Person under Treasury Regulations Section 1.1502-6 (or any similar provision of state, local, or foreign Law), or as a transferee, successor or otherwise;

(j) Neither Asset Seller nor the Advisor has entered into any “closing agreement” within the meaning of Section 7121 of the Code (or any similar provision of state, local or foreign Law) or is subject to, or has any requests pending for, any rulings or special Tax incentives from any Taxing Authority;

(k) Neither Asset Seller nor the Advisor shall be required to include any material item of income in, or exclude any material item of deduction from, taxable income for any period after the Second Closing Date as a result of (A) an adjustment under Section 481 of the Code (or any similar provision of state, local or foreign Law) as a result of an accounting method change made prior to the Second Closing, (B) any “closing agreement” within the meaning of Section 7121 of the Code (or any similar provision of state, local or foreign Law) entered into prior to the Second Closing, or (C) any prepaid amount received prior to the Second Closing;

(l) Neither Asset Seller nor the Advisor has been a “distributing corporation” or a “controlled corporation” in connection with a distribution described in, or intended to be described in, Section 355(a) of the Code;

(m) Neither Asset Seller nor the Advisor is a party to or bound by any Tax allocation, Tax indemnity or Tax sharing agreement or arrangement other than any Tax allocation, indemnity, sharing or gross-up provisions (A) contained in agreements entered into in the ordinary course of business and not primarily relating to Taxes (such as supply or other commercial agreements, credit agreements, employment agreements or leases), (B) contained in any Transferred Asset or pursuant to any Assumed Liability, or (C) contained in any Material Contract or Assumed Contract;

(n) Except as set forth in Section 4.13(n) of the Seller Disclosure Letter, each of Asset Seller and the Advisor, from the date of its formation until immediately prior to the Effective Time, has been treated as a “disregarded entity” for U.S. federal income tax purposes; and

(o) Neither Asset Seller nor the Advisor has participated in any “reportable transaction” within the meaning of Treasury Regulations Section 1.6011-4 (or any corresponding or similar provision of applicable state, local, or foreign Tax Law).

Section 4.14 Real Property.

(a) Asset Seller has valid title to the leasehold estate in the Transferred Leased Property, free and clear of all Liens, except for Permitted Liens.

(b) To Asset Seller’s knowledge, the lease for the Transferred Leased Property under which Asset Seller is the lessee is in full force and effect and is enforceable, in all material respects, in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other similar Laws relating to the enforcement of creditors’ rights and by general principles of equity.

(c) The Asset Seller has not received any written notice from any Governmental Authority or other Person asserting any material violation of applicable Laws with respect to any Real Property that remains uncured as of the Agreement Date. Neither the whole nor any material portion of the Transferred Leased Property has been damaged or destroyed by fire or other casualty.

Section 4.15 Brokers. No broker, finder or investment banker is entitled to any brokerage, finder’s or other fee or commission from the Seller Parties or any of their Affiliates (except any of the Buyer Parties) in connection with any Transaction, except for such fees or commission for which the Seller Parties are solely responsible.

Section 4.16 Sufficiency of Transferred Assets; Liens.

(a) On the Second Closing Date (assuming receipt of the Consents referred to in Section 4.03 and Section 4.04 or identified on Section 4.03 and Section 4.04 of the Seller Disclosure Letter), the Transferred Assets will, taking into account all Transaction Agreements (and the rights granted and services to be performed thereunder), constitute all of the assets, rights and properties that are necessary to conduct the Business in all material respects as it is conducted on the Agreement Date.

(b) Except for Permitted Liens or Liens created by or through the Buyer Parties or any of their Affiliates, the Transferred Assets (other than the leasehold estate in the Transferred Leased Property, which is the subject of Section 4.14) are owned by or otherwise made available to the Seller Parties and will be transferred to the Buyer Parties, free and clear of all Liens.

Section 4.17 Transactions with Affiliates. Except as otherwise contemplated in the Transaction Agreements, there are no agreements, contracts, plans, arrangements or other transactions between or among Asset Seller or the Advisor, on the one hand, and any of the Seller Parties or any of their Affiliates (other than Asset Seller or the Advisor, as applicable), or any officer, director, shareholder or member of any Seller Party or any Affiliate of a Seller Party, on the other hand that will remain in force and effect after the Second Closing.

Section 4.18 Insurance. Section 4.18 of the Seller Disclosure Letter sets forth a true and complete list of all current policies or binders of fire, Liability, errors and omissions, product liability, umbrella liability, real and personal property, workers’ compensation, vehicular, fiduciary liability and other casualty and property insurance maintained by (a) the Advisor, (b) Asset Seller (with respect to the Business) or by (c) the Seller Parties or their respective Affiliates and which may provide coverage with respect to any Actions which are Assumed Liabilities (collectively, the “Insurance Policies”). The Seller Parties or their Affiliates, as applicable, have provided all required notices under the Insurance Policies and have duly made all available claims under all of the Insurance Policies covering or relevant to such Actions in accordance with the terms and conditions of such policies. To the Knowledge of the Seller Parties, there are no claims related to the Advisor, the Business, the Transferred Assets or the Assumed Liabilities pending under any such Insurance Policies as to which the Seller Parties or their relevant Affiliates have received written notice from the insurer that coverage has been denied or disputed or in respect of which there is an outstanding reservation of rights. Since January 1, 2015, neither the Seller Parties nor any of their respective Affiliates has received any written notice of cancellation of, any of such Insurance Policies. All premiums due on such Insurance Policies have either been paid or, if not yet due, accrued. All Insurance Policies that cover any Actions and all Insurance Policies of the Advisor and Asset Seller (with respect to the Business) (a) are in full force and effect and enforceable in accordance with their terms; (b) are provided by carriers who are financially solvent; and (c) have not been subject to any lapse in coverage. None of the Seller Parties or any of their respective Affiliates is in default under, or has otherwise failed to comply with, in any material respect, any provision contained in any such Insurance Policy. True and complete copies of the Insurance Policies have been made available to the Buyer Parties.

Section 4.19 Ownership of IRT Common Stock. The RAIT Selling Stockholders own the number of shares of IRT Common Stock set forth opposite their name in Section 4.19 of the Seller Disclosure Letter. Each of the RAIT Selling Stockholders owns such shares of IRT Common Stock free and clear of all Liens.

Section 4.20 No Other Representations or Warranties. Except in each case for the representations and warranties expressly set forth in this Article IV (as modified by the Seller Disclosure Letter) or in any other Transaction Agreement: none of the Seller Parties, the Advisor or any other Person has made, makes or shall be deemed to make any other representation or warranty of any kind whatsoever, express or implied, written or oral, at law or in equity, on behalf of any Seller Party, the Advisor or any of their respective Affiliates, including any representation or warranty regarding any Seller Party, the Advisor, the Membership Interests, any Transferred Assets, any Liabilities of any Seller Party, the Advisor, any Assumed Liabilities, the Business, any Transaction, the success, profitability or value thereof, any other rights or obligations to be transferred pursuant to the Transaction Agreements or any other matter, and the Seller Parties hereby disclaim all other representations and warranties of any kind whatsoever, express or implied, written or oral, at law or in equity, whether made by or on behalf of any Seller Party, the Advisor or any other Person and any other representations and warranties for all projections, forecasts, estimates, appraisals, statements, promises, advice, data or information made, communicated or furnished (orally or in writing, including electronically) to the Buyer Parties or any of the Buyer Parties’ Affiliates or any Representatives of the Buyer Parties or any of the Buyer Parties’ Affiliates, including omissions therefrom.

ARTICLE V

REPRESENTATIONS AND WARRANTIES OF THE BUYER PARTIES

As a material inducement to the Seller Parties to enter into and perform their respective obligations under this Agreement, except as set forth on the Buyer Disclosure Letter, each of the Buyer Parties, jointly and severally represents and warrants to the Seller Parties as follows:

Section 5.01 Organization, Power and Authority of the Buyer Parties. Each Buyer Party is a corporation or other entity duly incorporated or formed, validly existing and, to the extent legally applicable, in good standing under the Laws of the jurisdiction of its incorporation or organization, and has all necessary power and authority (i) to enter into the Buyer Transaction Agreements, (ii) to perform its respective obligations thereunder and (iii) to consummate the Buyer Transactions. The execution and delivery by each Buyer Party of this Agreement and the other Buyer Transaction Agreements to be executed and delivered by such Buyer Party and the consummation of the Buyer Transactions have been duly authorized by all necessary corporate or other entity action, and no other corporate or other action or proceeding is necessary to authorize any of the foregoing. This Agreement has been, and the other Buyer

Transaction Agreements to be executed by each Buyer Party, when executed and delivered will have been, duly executed and delivered by each Buyer Party and shall constitute the valid and binding obligation of such Buyer Party, enforceable against it in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other similar Laws relating to the enforcement of creditors’ rights and by general principles of equity.

Section 5.02 Noncontravention; Consents. The execution, delivery and performance by each of the Buyer Parties of this Agreement and the other Buyer Transaction Agreements to which such Buyer Party is a party, consummation of the Buyer Transactions and compliance with the terms of this Agreement and the other Buyer Transaction Agreements to which such Buyer Party is a party will not (a) conflict with or violate any provision of the certificate of incorporation, bylaws or similar organizational documents of such Buyer Party, or (b) assuming that all consents, approvals and authorizations contemplated by Section 5.03 have been obtained and all filings described therein have been made, conflict with or violate in any material respect any Law applicable to such Buyer Party or by which its respective properties are bound or affected.

Section 5.03 Governmental Authorizations and Consents. The execution, delivery and performance by the Buyer Parties of the Buyer Transaction Agreements (including the consummation of the Buyer Transactions) do not and will not require any Consent, waiver or other action by, or any material filing with or notification to, any Governmental Authority except (a) in connection with applicable filing, notification, waiting period or approval requirements under applicable Antitrust Laws, (b) where the failure to obtain such Consent or waiver, or to take such action or make such filing or notification would not materially impair or delay the ability of the Buyer Parties to consummate the Buyer Transactions or otherwise in all material respects perform their respective obligations under the Buyer Transaction Agreements, or (c) the filing of any Consents listed on Section 5.03 of the Buyer Disclosure Letter.

Section 5.04 Absence of Restraints; Compliance with Laws.

(a) To the Knowledge of the Buyer Parties, no facts or circumstances exist that would reasonably be expected to impair or delay the ability of the Buyer Parties to consummate the Buyer Transactions on the terms set forth in this Agreement or otherwise perform their respective obligations under the Transaction Agreements.

(b) None of the Buyer Parties is in violation of any Laws or Orders applicable to the conduct of its business, except for violations the existence of which would not reasonably be expected to impair or delay the ability of such Buyer Party to consummate the Transactions or otherwise perform its obligations under the Transaction Agreements.

Section 5.05 Securities Matters. IROP is an “accredited investor” (as such term is defined in Rule 501 of Regulation D under the Securities Act). The Membership Interests are being acquired by IROP for its own account, and not with a view to, or for the offer or sale in connection with, any public distribution or sale of the Membership Interests or any interest in them. IROP has sufficient knowledge and experience in financial and business matters to be capable of evaluating the merits and risks of its investment in the Membership Interests, including the risk of transacting on the basis of inferior information, and IROP is capable of bearing the economic risks of such investment, including a complete loss of its investment in the Membership Interests. IROP acknowledges that the Membership Interests have not been registered under the Securities Act, or any securities Laws of any state or other jurisdiction (U.S. or non-U.S.), and understands and agrees that it may not sell or dispose of any Membership Interests except pursuant to a registered offering in compliance with, or in a transaction exempt from, the registration requirements of the Securities Act and any other applicable securities Laws of any state or other jurisdiction (U.S. or non-U.S.).

Section 5.06 Financial Ability. Assuming the receipt of the proceeds from the IRT Equity Offering, the Buyer Parties will have at the First Closing and at the Second Closing, (a) sufficient funds to pay the Purchase Price and to pay any expenses incurred by the Buyer Parties in connection therewith and (b) the resources and capabilities (financial and otherwise) to perform their respective obligations under the Transaction Agreements and in each case to pay any expenses incurred by the Buyer Parties in connection therewith.

Section 5.07 Brokers. No broker, finder or investment banker is entitled to any brokerage, finder’s or other fee or commission from the Buyer Parties or any of their Affiliates in connection with any Transaction, except for such fees or commission for which the Buyer Parties are solely responsible.

Section 5.08 No Other Representations or Warranties. Except for the representations and warranties expressly set forth in this Article V, none of the Buyer Parties or any other Person has made, makes or shall be deemed to make any other representation or warranty of any kind whatsoever, express or implied, written or oral, at law or in equity, on behalf of the Buyer Parties or any of their Affiliates, and each of the Buyer Parties hereby disclaims all other representations and warranties of any kind whatsoever, express or implied, written or oral, at law or in equity, whether made by or on behalf of such Buyer Party.

ARTICLE VI

ADDITIONAL AGREEMENTS

Section 6.01 Conduct of Business Before the Second Closing.

(a) Except as required by applicable Law or as otherwise contemplated by this Agreement, and except for matters to the extent disclosed in Section 6.01 of the Seller Disclosure Letter, during the Pre-Second Closing Period unless the Buyer Parties otherwise consent in advance in writing (not to be unreasonably withheld, conditioned or delayed), the Asset Seller will, and the Seller Parties will cause the Advisor to, (x) conduct the Business in the ordinary course of business, (y) use commercially reasonable efforts consistent with past practice to preserve intact their business organizations related to the Business and (z) with respect to the Business and the Advisor, not do any of the following, unless required pursuant to any Material Contract:

(i) amend the organizational documents of the Advisor or form any Subsidiary of the Advisor;

(ii) acquire (by merger, consolidation, acquisition of stock or assets or otherwise) any corporation, partnership or other business organization or division;

(iii) incur any Debt, issue any debt securities or assume, grant, guarantee or endorse, or otherwise as an accommodation become responsible for, the obligations of any Person, or make any loans or advances (in each case, other than (A) in the ordinary course of business consistent with past practice or (B) pursuant to intercompany borrowing arrangements that will be settled or repaid in full, or canceled or terminated, at or before the Second Closing);

(iv) redeem, dispose of, issue or sell any shares of, or other equity interests in, the Advisor, or securities convertible into or exchangeable for such shares or equity interests, or redeem, dispose of, issue or grant any options, warrants, calls, subscription rights or other rights of any kind to acquire such shares, other equity interests or securities;

(v) sell, transfer, lease, sublease or otherwise dispose of any assets or other Transferred Assets other than in the ordinary course of business consistent with past practice;

(vi) enter into any contract with respect to the Business that purports to limit, curtail or restrict the kinds of businesses which the Business may conduct, or the Persons with whom the Business can compete;

(vii) enter into or amend or modify in any material respect any contract that would be a Material Contract if in effect on the date hereof, other than in the ordinary course of business or consistent with past practice

(viii) (A) grant or announce any increase in the wages, salaries, compensation, bonuses, incentives, severance, retention or termination pay or benefits payable to any Business Employee, (B) establish or increase or promise to increase any benefits for any Business Employee under any Employee Plan, (C) enter into, adopt, amend, modify or terminate any Business Plan or any other plan, program, contract or arrangement that would be a Business Plan if it were in existence as of the date hereof, (D) amend, modify or accelerate the vesting of any outstanding award held by a Business Employee under any Employee Plan, or (E) fund any rabbi trust or similar arrangement or take any action to fund or in any other way secure the payment of compensation or benefits under any Employee Plan to the extent it would result in any Liability to the Buyer Parties or their Affiliates (including the Advisor following the Second Closing), except, in any case, (1) as required by Law or the terms of any Employee Plan or any contract in existence on the Agreement Date, (2) increases in wages or salaries pursuant to any regularly scheduled compensation review of the Seller Parties in the ordinary course of business consistent with past practice, provided that the aggregate annualized cost of such increases to Business Employees shall not exceed four percent (4%), and (3) changes to benefits in the ordinary course of business consistent with past practice that are uniformly applicable to the covered employees of the Business and the Seller Parties generally;

(ix) enter into or adopt any collective bargaining agreement or other contract or agreement with any labor representative;

(x) transfer the employment duties of any individual who, as of the Agreement Date, is a Business Employee out of the Business, transfer the employment duties of any individual who, as of the Agreement Date, is not a Business Employee to the Business, or hire or terminate the employment or services (other than for cause) of any Business Employee or individual who would be a Business Employee if employed as of the Agreement Date who has annual base compensation greater than $50,000;

(xi) enter into any settlement or release with respect to any material Action relating to the Business or the Advisor other than any settlement or release that contemplates only the payment of money solely by the Seller Parties and not by the Buyer Parties (which payment obligation shall be an Excluded Liability hereunder) without ongoing limits on the conduct or operation of the Business or the Advisor, as applicable, and, to the extent such settlement or release affects any of the Buyer Parties, the Advisor or the Business after the Second Closing, results in a full release of the claims (including of the Buyer Parties and their Affiliates) giving rise to such Action;

(xii) except in the ordinary course of business consistent with past practice, enter into any transactions, contracts or understandings with Affiliates that would be binding on the Advisor or the Transferred Assets after the Second Closing or give rise to any Liability that would be an Assumed Liability;

(xiii) grant any Lien on the Membership Interests or the IRT Common Stock, or grant any Lien on any other material assets of Asset Seller or the Advisor or material Transferred Assets (whether tangible or intangible), other than granting or suffering to exist a Permitted Lien on any such other material assets of Asset Seller or the Advisor or other material Transferred Assets;

(xiv) make or commit to make any capital expenditures, other than capital expenditures made in order to continue to operate the Business in the ordinary course of business;

(xv) change in any material respect the Advisor’s methods of financial accounting or methods of reporting income or deductions for financial accounting practice or policy, except in each case as required by applicable law or GAAP, or as may be required by a policy applicable to all of the Seller Parties’ businesses;

(xvi) with respect to Taxes payable by Asset Seller (with respect to the Business) and the Advisor, (A) make, change or revoke any material Tax election, (B) file any amended Tax Return, (C) change any material method of Tax accounting or take any material position on any Tax Return that is materially inconsistent with positions taken in preparing or filing similar Tax Returns in prior periods, (D) change any Tax accounting period, (E) enter into any closing agreement with a Taxing Authority, (F) surrender any right or claim to a material refund of Taxes, or (G) settle, compromise or abandon any audit or other Tax Claim relating to a material amount of Taxes, except in each case, if doing so

(1) would not be binding on Asset Seller (with respect to the Business) and the Advisor after the Effective Time and (2) could not reasonably be expected to result in a material increase in Taxes payable by Asset Seller (with respect to the Business) and the Advisor for a Post-Second Closing Tax Period or of the Buyer Parties or any of their Affiliates (other than the Advisor); or

(xvii) enter into any legally binding commitment with respect to any of the foregoing.

(b) Nothing contained in this Agreement shall give any of the Buyer Parties, directly or indirectly, rights to control or direct the operations of the Business or the Advisor prior to the Second Closing Date. Prior to the Second Closing Date, the Seller Parties shall, and shall cause their respective Affiliates to, exercise, consistent with the terms and conditions of this Agreement, complete control and supervision of the Business and the Advisor. Notwithstanding anything to the contrary in this Agreement, no consent of the Buyer Parties shall be required with respect to any matter set forth in this Section 6.01 or elsewhere in this Agreement to the extent that the requirement of such consent would violate or conflict with any Laws.

Section 6.02 Access to Information.

(a) During the Pre-Second Closing Period, upon reasonable prior notice, the Seller Parties shall, and shall cause the Advisor to, (i) afford the Buyer Parties and their respective Affiliates and their respective Representatives reasonable access, during normal business hours, to the properties, books and records (including Tax Returns and work papers) and employees of or Related to the Business or the Advisor and (ii) furnish to the Buyer Parties and their respective Affiliates and their respective Representatives such additional financial and operating data and other information regarding the Business or the Advisor as the Buyer Parties or their respective Affiliates or their respective Representatives may from time to time reasonably request for purposes of consummating the Transactions and preparing to operate the Business following the Second Closing. No such investigation by the Buyer Parties or their Affiliates or any of their respective Representatives shall constitute a waiver of or otherwise affect the representations, warranties, covenants or agreements of the Seller Parties set forth herein.

(b) Notwithstanding anything in this Agreement to the contrary, in no event shall the Seller Parties, the Advisor or their respective Affiliates be obligated to provide any (1) access or information that, based on advice of the Seller Parties’ counsel would, constitute a violation of any applicable Law, (2) information the disclosure of which would, based on advice of the Seller Parties’ counsel, jeopardize any applicable privilege (including the attorney-client privilege) available to the Seller Parties, the Advisor or any of their respective Affiliates relating to such information, or (3) information the disclosure of which would cause the Seller Parties, the Advisor or any of their respective Affiliates to breach a confidentiality obligation to which it is bound.

Section 6.03 Confidentiality. The Parties shall keep, and shall cause each of their respective Affiliates, advisors, agents and Representatives to keep, confidential all information and materials regarding any other Party, except where such information and materials are required by applicable Law or stock exchange rules to be disclosed. None of the Seller Parties shall disclose the terms and provisions of this Agreement without the prior written consent of the Buyer Parties, except where required by applicable Law or stock exchange rules. Following the Second Closing, the Seller Parties shall treat and hold as confidential any information concerning the Business and/or the affairs of the Advisor, including the terms and provisions of this Agreement, that is not already generally available to the public (the “Confidential Information”) and refrain from using any of the Confidential Information except in connection with this Agreement, and deliver promptly to the Buyer Parties or destroy, at the request of the Buyer Parties, all tangible embodiments (and all copies) of the Confidential Information which are in its possession or under its control. In the event that a Party or any of its Affiliates is required by Law to disclose any of the information required to be kept confidential pursuant to this Section 6.03, such Party (for purposes of this Section 6.03, the “disclosing party”) shall promptly notify the other Parties in writing (if permitted by applicable Law), which notification shall include the nature of the requirement imposed by Law and the extent of the required disclosure, and the disclosing party and its Affiliates shall cooperate with the other Parties and their Affiliates, at the other Parties’ and their Affiliates’ expense, to preserve the confidentiality of such information consistent with applicable Law. Notwithstanding the foregoing provisions of this Section 6.03 and any other provision of this Agreement, the Parties hereto (and each of their respective Affiliates and Representatives) may disclose any of the information required to be kept confidential pursuant to this Section 6.03 (i) to the extent necessary to complete federal, state or local income Tax Returns, (ii) as required by applicable Law or stock exchange rules and (iii) as required for the purpose of any action, suit, proceeding, complaint, claim or demand arising out of or in connection with this Agreement or as required or expressly permitted by this Agreement.

Section 6.04 Regulatory and Other Authorizations.

(a) Each Party shall use its reasonable best efforts, and shall cause its respective Affiliates to use reasonable best efforts, to (i) promptly obtain all Consents, Permits and Orders of all Governmental Authorities that may be, or become, necessary for its execution and delivery of, and performance of its obligations pursuant to, the Transaction Agreements (including the consummation of the Transactions) (collectively, the “Governmental Approvals”), (ii) promptly secure the issuance, reissuance or transfer of all licenses and Permits, including Environmental Permits, that may be or become necessary to operate the Business following the consummation of the Transactions and (iii) subject to Section 6.04(e), take all such actions as may be requested by any such Governmental Authority to obtain such Governmental Approvals, licenses and Permits. Each Party will cooperate with the reasonable requests of the other Party in seeking promptly to obtain all such Governmental Approvals and the issuance, reissuance or transfer of such licenses and Permits.

(b) If required by applicable Law, the Seller Parties and the Buyer Parties shall make an appropriate filing of a notification and report form pursuant to the HSR Act with respect to the Transactions as promptly as reasonably practicable after the Agreement Date and shall supply as promptly as practicable any additional information and documentary material that may be requested pursuant to the HSR Act. In addition, each Party agrees to make promptly or seek a waiver from the requirement to make (and in any event within the required time periods for filing under applicable Law) any filing that may be required with respect to the Transactions under any other Antitrust Law, and respond as promptly as practicable to any inquiries or requests for additional information and documentary material received from any Governmental Authority in connection therewith. None of the Parties shall (i) agree to extend any waiting period or agree to refile under any Antitrust Law (except with the prior written consent of the other Parties which shall not be unreasonably withheld) or (ii) enter into any agreement with any Governmental Authority agreeing not to consummate the Transactions (except with the prior written consent of the other Parties which shall not be unreasonably withheld). Each Party shall have sole responsibility for its respective filing fees associated with the HSR Act filings and any other similar filings required under applicable Antitrust Laws in any other jurisdictions.

(c) Each Party shall, subject to applicable Law and supervisory confidentiality requirements imposed by any applicable Governmental Authority, promptly notify the other Parties of any nonconfidential oral or written communication it receives from any Governmental Authority relating to the matters that are the subject of this Section 6.04, permit the other Parties and their Representatives to review in advance any nonconfidential written communication relating to the matters that are the subject of this Section 6.04 proposed to be made by such Party to any Governmental Authority and provide the other Parties with copies of all nonconfidential correspondence, filings or other communications between them or any of their Representatives, on the one hand, and any Governmental Authority or members of its staff, on the other hand, relating to the matters that are the subject of this Section 6.04. Subject to Section 6.03 and supervisory confidentiality requirements imposed by any applicable Governmental Authority, the Parties will coordinate and reasonably cooperate with each other in exchanging such information and providing such assistance as the other Parties may reasonably request in connection with the foregoing and in seeking early termination of any applicable waiting periods under the HSR Act and any other applicable Antitrust Law.

(d) Without limiting any other provision contained in this Section 6.04, each of the Buyer Parties and the Seller Parties shall use reasonable best efforts to resolve such objections, if any, as may be asserted by any Governmental Authority with respect to the Transactions under the HSR Act and any other applicable Antitrust Law.

(e) Notwithstanding anything else in this Agreement to the contrary, nothing in this Agreement will obligate or require the Buyer Parties or their Affiliates to (and none of the Seller Parties shall without the Buyer Parties’ prior written consent agree to or permit its Affiliates to agree to) take or cause to be taken any action (or refrain or cause to refrain from taking any action) or agree or cause to agree to any term, condition or limitation, as a condition to or in connection with the expiration or termination of any applicable waiting period relating to the Transactions under the HSR Act, or in connection with any other Governmental Approvals and any other permits, consents approvals, nonactions, authorizations or any other action by a Governmental Authority or under other applicable Laws, in each case if such action (or refraining from such action), term, condition or limitation would have or would reasonably be expected to have, individually or in the aggregate, a material adverse effect (measured on a scale relative to the size of the Business taken as a whole) on any of the Buyer Parties or their Subsidiaries.

(f) Each Party shall, upon request, furnish the other Parties with all information concerning itself, its Affiliates, directors, officers and shareholders and such other matters as may be reasonably necessary in connection with any filing, notice or application required to be made by or on behalf of such Party or any of its Affiliates with any Governmental Authority in connection with the transactions contemplated hereby, including (with respect to the Seller Parties) such financial information and data and financial statements of the Business as may be reasonably requested in connection therewith. Each Party represents, warrants and agrees that any information furnished by it or its Affiliates for inclusion in any regulatory application will be true and complete in all material respects as of the date so furnished (or as of such other date to which such information speaks).

Section 6.05 Intercompany Obligations. Prior to the Second Closing, the Seller Parties shall take such action and make such payments as may be necessary so that, as of the Second Closing, the Seller Parties shall release and terminate, and there shall be no, obligations (other than (a) pursuant to the Transaction Agreements or (b) as set forth in Section 6.05 of the Seller Disclosure Letter) between the Advisor, on the one hand, and a Seller Party and its other Affiliates, on the other hand; provided, that the Seller Parties shall not settle or otherwise eliminate any such intercompany obligations in a manner that would result in a Liability to the Advisor after the Second Closing, or to the Buyer Parties or any of their other Affiliates.

Section 6.06 Cooperation. During the Pre-Second Closing Period (a) each of the Seller Parties and the Buyer Parties shall, and shall cause their respective Affiliates to (i) refrain from taking any actions that would reasonably be expected to impair, delay or impede the Second Closing and (ii) without limiting the foregoing, use commercially reasonable efforts to cause all Second Closing Conditions to be met as promptly as practicable and in any event on or before the Outside Date and (b) each Party shall keep the other reasonably apprised of the status of the matters relating to the completion of the Transactions.

Section 6.07 No Solicitation of Alternative Transactions. Between the Agreement Date and the Second Closing Date, or until this Agreement is terminated in accordance with its terms, the Seller Parties shall not, and shall cause their respective Affiliates not to, directly or indirectly, solicit or initiate discussions or engage in negotiations with, or provide information to, or authorize any financial advisor or other Representative to solicit or initiate discussions or engage in negotiations with, or provide information to, any Person (other than the Buyer Parties or their Representatives) concerning any potential sale of capital stock of, or merger, consolidation, combination, sale of assets, reorganization or other similar transaction involving the Business.

Section 6.08 Notice of Changes.

(a) The Buyer Parties shall promptly advise the Seller Parties, and the Seller Parties shall promptly advise the Buyer Parties of (i) any change or event that would or would be reasonably likely to cause or constitute a material breach of any of the Buyer Parties’ or the Seller Parties’, as applicable, representations, warranties or covenants contained herein which breach individually or in the aggregate would reasonably be expected to cause any Second Closing Condition set forth in Section 10.04(a) or Section 10.05(a), as applicable, not to be satisfied, or (ii) to the extent permitted by applicable Law and to the Knowledge of the Buyer

Parties or the Seller Parties, as applicable, any governmental complaints, any change or event, including investigations or hearings (or communications indicating that the same may be contemplated) or the institution or the threat of significant litigation, that would reasonably be expected to prevent or materially delay the consummation of the transactions contemplated hereby.

(b) Notwithstanding anything to the contrary herein, a Party’s good-faith failure to comply with its obligations under this Section 6.08 shall not provide the other Party with a right not to effect the transactions contemplated by this Agreement, except, in each case, to the extent that the underlying material breach of a representation, warranty or covenant would independently provide such right.

Section 6.09 Financing Cooperation. Upon the request of IRT, the Seller Parties shall use their commercially reasonable efforts, at IRT’s sole cost and expense, to provide such cooperation as may be reasonably requested by IRT in connection with its efforts to consummate the IRT Equity Offering; provided that such cooperation does not unreasonably interfere with the ongoing operations of the Seller Parties. Such commercially reasonable efforts shall include, to the extent reasonably requested by IRT, (a) making available to IRT appropriate personnel of the Seller Parties, (b) providing, as promptly as reasonably practicable, information relating to the Business and the Advisor to the extent reasonably requested by IRT to assist in preparation of customary offering or information documents to be used for the completion of the IRT Equity Offering, and (c) assisting IRT in obtaining customary comfort letters and consents of the independent accountants of the Seller Parties, including with respect to the auditor consents in connection with any filings with the U.S. Securities and Exchange Commission. IRT shall promptly, upon request by the Seller Parties, reimburse the Seller Parties for all reasonable and documented out of pocket costs (including reasonable attorneys’ fees) incurred by the Seller Parties or their respective Representatives in connection with their respective obligations pursuant to, and in accordance with, this Section 6.09, and shall indemnify and hold harmless the Seller Parties, the Advisor and their respective Affiliates and their respective Representatives from and against any and all damages, losses, costs, liabilities or expenses suffered or incurred by any of them in connection with the consummation of the IRT Equity Offering and any information used in connection therewith (other than information provided by the Seller Parties, the Advisor or any of their respective Affiliates) and all other actions taken by the Seller Parties, the Advisor and their respective Affiliates and their respective Representatives pursuant to this Section 6.09.

Section 6.10 Proceeds of IRT Equity Offering. Upon the closing of the IRT Equity Offering, IRT shall use the proceeds of the IRT Equity Offering as follows:

(a) the first $43,000,000 in cash proceeds shall be reserved to be paid to the Seller Parties as the Membership Interests Amount and the Transferred Assets Amount at the Second Closing pursuant to Section 2.02;

(b) fifty percent (50%) of the remainder of any cash proceeds in excess of $83,000,000 shall be reserved to be paid to the Seller Parties as the IRT Common Stock Amount at the First Closing pursuant to Section 2.01; provided, that the remaining fifty percent (50%) shall be paid to repay indebtedness of IRT.

Section 6.11 Shared Services Agreement. Promptly following the Agreement Date, the Parties shall negotiate in good faith to determine the services to be provided pursuant to the Shared Services Agreement. Each of the Parties acknowledges and agrees that the services to be provided pursuant to the Shared Services Agreement shall relate to, at a minimum, the following functional areas: human resources, finance (including accounting, treasury and tax), information technology, investor relations, office space, legal (including transactional counsel and corporate counsel), administrative functions and insurance.

ARTICLE VII

POST-SECOND CLOSING COVENANTS

Section 7.01 Access.

(a) For a period of seven (7) years following the Second Closing Date, in connection with any reasonable non-competitive business purpose, including the preparation of Tax Returns or the conduct of any Tax Claim, claims relating to Excluded Liabilities, Assumed Liabilities or Taxes, financial statements, U.S. Securities and Exchange Commission or other regulatory obligations, or the determination of any matter relating to the rights or obligations of the Parties or any of their respective Affiliates under any Transaction Agreement, upon reasonable prior notice, and except to the extent necessary to (i) ensure compliance with any applicable Law, (ii) preserve any applicable privilege (including the attorney-client privilege) or (iii) protect trade secrets or comply with any contractual confidentiality obligations, each Party shall, and shall cause its Affiliates and its Representatives to (A) afford the other Parties and their respective Representatives and their respective Affiliates reasonable access, during normal business hours, to the properties, books and records of such Party and its Affiliates in respect of the Advisor and the Business, the Transferred Employees, the Transferred Assets and the Assumed Liabilities, (B) furnish to the other Parties and their respective Representatives and their respective Affiliates such additional financial and other information regarding the Advisor, the Business, the Transferred Employees, the Transferred Assets and the Assumed Liabilities as such Party or its Representatives may from time to time reasonably request and (C) make available to the other Parties and their respective Representatives and their respective Affiliates those employees of such Party or its Affiliates whose assistance, expertise, testimony, notes or recollections or presence may be necessary and reasonable to assist such Parties, their respective Representatives or their respective Affiliates in connection with its inquiries for any purpose referred to above, including the presence of such persons as witnesses in hearings or trials for such purposes, but excluding any proceedings, or threatened proceedings, between the Parties or any of their respective Affiliates, in each case on terms and conditions reasonably acceptable to the Party providing access; provided, however, that such investigation shall not unreasonably interfere with the business or operations of the Party providing such access or any of its Affiliates; provided, further, that the Party requesting such access agrees to reimburse the other Party for all reasonable out-of-pocket expenses incurred by the other Party in complying with this Section 7.01(a); provided, further, that the auditors and accountants of a Party or its Affiliates shall not be obligated to make any work papers available to any Person except in accordance with such auditors’ and accountants’ normal disclosure procedures and then only after such Person has signed a customary agreement relating to such access to work papers in form and substance reasonably acceptable to such auditors or accountants.

(b) Any information disclosed to any Party or its Affiliates or Representatives pursuant to this Section 7.01 shall be subject to the confidentiality obligations in Section 6.03.

Section 7.02 Preservation of Original Books and Records.

(a) The Seller Parties and their respective Affiliates shall have the right to retain copies of books and records of the Business and the Advisor relating to periods ending on or before the Second Closing Date to the extent necessary to comply with applicable Law or regulatory obligations. The Buyer Parties agree that they shall preserve and keep all original books and records in respect of the Business and the Advisor in the possession of a Buyer Party or its Affiliates and acquired at the Second Closing in a manner consistent with the Buyer Parties’ customary document retention policies. Notwithstanding the foregoing, the Seller Parties shall have the right to retain all original IRS Forms W-8 and W-9 in respect of the Business and the Advisor relating to periods ending on or before the Second Closing Date.

(b) During the applicable period set forth in Section 7.01(a), upon reasonable notice and for any reasonable noncompetitive business purpose, the Buyer Parties shall provide to the Seller Parties or their respective Affiliates access to (but not possession of) original books and records of the Advisor or the Business contemplated in Section 7.02(a) as the Seller Parties or their respective Affiliates shall reasonably request in connection with any Action to which any Seller Party or one of its Affiliates is party or in connection with the requirements of any Law applicable to the Seller Parties or any of their respective Affiliates; provided, however, that such access shall not unreasonably interfere with the business or operations of the Buyer Parties or any of their respective Affiliates; provided, further, that the Seller Parties agree to reimburse the Buyer Parties for all reasonable out-of-pocket expenses incurred by the Buyer Parties in complying with this Section 7.02(b). The Seller Parties or their Affiliates, as applicable, shall return such original books and records to the Buyer Parties or such Affiliate as soon as such books and records are no longer needed in connection with the circumstances described in the immediately preceding sentence or, if earlier, upon the reasonable request of the Buyer Parties.

Section 7.03 Non-Solicitation. For the period beginning on the Second Closing Date and ending on the second anniversary of the Second Closing Date, (i) the Seller Parties shall not, and shall cause their respective Subsidiaries not to, directly or indirectly solicit, recruit or hire any Transferred Employee and (ii) the Buyer Parties shall not, and shall cause their respective Subsidiaries not to, directly or indirectly solicit, recruit or hire and employee of any Seller Party; provided, that the foregoing shall not prohibit (A) a general solicitation to the public of general advertising or similar methods of solicitation by search firms not specifically directed at such employees and the subsequent hiring of any such employee that responds to such general solicitation after such two-year period, or (B) any Party or any of its respective Subsidiaries from soliciting, recruiting or hiring any such employee who has ceased to be employed or retained by the other Party for at least six (6) months.

Section 7.04 Further Assurances. From time to time following the Second Closing, the Parties shall, and shall cause their respective Affiliates to, execute, acknowledge and deliver all reasonable further conveyances, notices, assumptions, releases and acquittances and such instruments, and shall take such reasonable actions as may be necessary or appropriate to make effective the Transactions as may be reasonably requested by the other Parties; provided, however, that without limiting the other provisions of this Agreement, nothing in this Section 7.04 shall require any Party or its Affiliates to pay money to, commence or participate in any Action with respect to, or offer or grant any accommodation (financial or otherwise) to, any third party following the Second Closing.

ARTICLE VIII

EMPLOYEE MATTERS

Section 8.01 Employee Matters.

(a) In the event the employment of any Business Employee will not automatically transfer to the Buyer Parties or their respective Affiliates upon the occurrence of the Second Closing by operation of Law (each, an “Offer Employee”), not less than 5 Business Days prior to the Second Closing, one of the Buyer Parties or its Affiliates will offer employment, effective at 11:59 p.m., local time, on the Second Closing Date (the “Transfer Time”), to such Offer Employee in accordance with this Agreement, subject to the Seller Parties providing the Buyer Parties with information necessary to make such offers of employment. Offers pursuant to this Section 8.01(a) shall (i) be for a comparable position at the same or a nearby geographic work location, in each case, to those as of the Second Closing Date; and (ii) otherwise comply in all respects with applicable Law. With respect to any Offer Employee who, as of the Second Closing Date, is on approved leave of absence from work with the Seller Parties or their respective Affiliates (each, an “Inactive Business Employee”), one of the Buyer Parties or its Affiliates shall offer employment to such individual on the earliest practicable date following the return of such individual to work with the Seller Parties and their respective Affiliates and otherwise on terms and conditions consistent with this Section 8.01; provided that such employee returns to work within 180 calendar days following the Second Closing Date or such later time as required by applicable Law upon presenting themselves for duty to the Business. No later than 10 Business Days prior to the Second Closing, to the extent permitted by applicable Law, the Seller Parties shall provide the Buyer Parties with a list of all Inactive Business Employees and the projected end date of each such leave of absence. Following the Second Closing and while the Buyer Parties have obligations pursuant to this Section 8.01(a), the Seller Parties shall promptly notify the Buyer Parties of the occurrence of the end of any such leave of absence. In the case of any Inactive Business Employee who becomes a Transferred Employee on a date following the Second Closing Date, all references in this Agreement to the Transfer Time shall be deemed to be references to 11:59 p.m., local time, on the date that such individual becomes a Transferred Employee.

(b) To the extent permitted by applicable Law and as soon as practicable after the date of this Agreement, but in no event later than 15 calendar days after the date of this Agreement, the Seller Parties shall provide the Buyer Parties with a true and complete list containing the identification number, date of hire, employer, position, location, status as exempt or non-exempt under the Fair Labor Standards Act, as amended, status as full-time or part-time, and base salary, wage rate and bonus opportunity, as applicable, of each Business Employee, and the Seller Parties shall update such information periodically prior to the Second Closing Date to reflect new hires, leaves of absence and employment terminations and any other material changes thereto and provide copies of such updated lists and information to the Buyer Parties.

(c) With respect to each Transferred Employee, for the 12-month period immediately following the Second Closing Date or such longer period required by applicable Law, a Buyer Party or one of its Affiliates shall provide to each such Transferred Employee (i) no less favorable base salary or wage rates, as applicable, than the base salary or wage rates, as applicable, provided by the Seller Parties and their respective Affiliates to the Transferred Employee immediately prior to the Second Closing; (ii) employee benefits under plans, programs and arrangements that will provide benefits to such Transferred Employee that are substantially comparable in the aggregate to the employee benefits provided by the Seller Parties and their respective Affiliates to the Transferred Employee immediately prior to the Second Closing (excluding any defined benefit pension, retiree welfare, incentive, equity or transaction-based compensation or benefits); and (iii) an office within a commute of no more than 50 miles from the Transferred Employee’s office as of immediately prior to the Second Closing Date, in each case subject to applicable Law. Notwithstanding the foregoing, nothing contemplated by this Agreement shall be construed as requiring the Buyer Parties or their respective Affiliates to continue the employment of any Transferred Employee for any period after the Second Closing Date.

(d) With respect to each Transferred Employee, effective from and after the Transfer Time, a Buyer Party or one of its Affiliates shall (i) recognize, for all purposes (other than benefit accrual under a defined benefit pension plan) under all plans, programs and arrangements established or maintained by the Buyer Parties or their respective Affiliates for the benefit of such Transferred Employees, service with the Seller Parties and their respective Affiliates prior to the Second Closing to the extent such service was recognized under the corresponding Employee Plan covering such Transferred Employee, including for purposes of eligibility, vesting and benefit levels and accruals (other than benefit accrual under a defined benefit pension plan), in each case, except where it would result in a duplication of benefits, (ii) use commercially reasonably efforts to waive any pre-existing condition exclusion, actively-at-work requirement or waiting period under all employee health and other welfare benefit plans established or maintained by the Buyer Parties or their respective Affiliates for the benefit of the Transferred Employees, except to the extent such pre-existing condition, exclusion, requirement or waiting period would have applied to such individual under the corresponding Employee Plan and (iii) use commercially reasonably efforts to provide full credit for any co-payments, deductibles or similar payments made or incurred prior to the Second Closing for the plan year in which the Second Closing occurs.

(e) The Seller Parties and their respective Affiliates shall retain all Liability and responsibility for any and all employment and employee-benefit related Liabilities, obligations, claims or losses that relate to (i) any Transferred Employee (and his or her dependents and beneficiaries) and that arise as a result of an event or events that occur prior to the Transfer Time, (ii) each current and former employee (and their dependents and beneficiaries) of the Seller Parties and their respective Affiliates, other than the Transferred Employees and their dependents and beneficiaries, in each case, that arise out of an event or events that occur at any time, (iii) any Employee Plans that are not Business Plans, and (iv) all Controlled Group Liabilities. The Buyer Parties and their respective Affiliates shall assume and be solely responsible for any and all employment and employee-benefits related Liabilities, obligations, claims or losses that relate to (A) any Transferred Employee (and his or her dependents and beneficiaries) and that arise as a result of an event or events that occur as of or after the Transfer Time and (B) any Business Plan.

(f) The Seller Parties shall take all action necessary to fully vest any Transferred Employee in any unvested amounts in the any Employee Plan that contains a cash or deferred arrangement intended to qualify under Section 401(k) of the Code as of or prior to the Transfer Time.

(g) The Seller Parties hereby waive, effective as of the Effective Time, all non-competition and non-solicitation covenants in favor of the Seller Parties that are contained in the Employment Agreements.

(h) The provisions contained in this Agreement with respect to any Business Employee are included for the sole benefit of the respective parties hereto and shall not create any right in any other Person, including any Business Employee (or dependent or beneficiary of any of the foregoing). Nothing herein shall be deemed an amendment of any plan providing benefits to any employee of the Seller Parties, the Buyer Parties or any of their respective Affiliates.

ARTICLE IX

TAX MATTERS

Section 9.01 Preparation and Filing of Tax Returns by the Seller Parties.

(a) The Seller Parties shall (i) prepare (or cause to be prepared) all Tax Returns that are required to be filed by or with respect to the Transferred Assets, the Business and the Advisor on an affiliated, consolidated, combined or unitary basis with a Seller Party or with at least one Affiliate of a Seller Party other than the Advisor, and (ii) timely prepare (or cause to be timely prepared) all other Tax Returns required to be filed by Asset Seller (with respect to the Business) or the Advisor for any taxable period ending on or before the Second Closing Date (a “Pre-Second Closing Separate Return”). Except to the extent otherwise required by applicable Law, the Seller Parties shall prepare (or cause to be prepared) all Pre-Second Closing Separate Returns in a manner consistent with past practices with respect to Asset Seller (with respect to the Business) or the Advisor (if any).

(b) The Seller Parties shall timely file (or cause to be timely filed) (taking into account extensions) all Pre-Second Closing Separate Returns required to be filed on or before the Second Closing Date, and the Seller Parties shall timely remit (or cause to be timely remitted) any Taxes shown as due on such Pre-Second Closing Separate Returns.

(c) The Seller Parties shall deliver (or cause to be delivered) a draft of each Pre-Second Closing Separate Return that is required to be filed by a Buyer Party after the Second Closing Date to the Buyer Parties for the Buyer Parties’ review and comment at least thirty (30) days prior to the due date (taking into account extensions) for filing such Tax Return (or, if such due date is within forty-five (45) days following the Second Closing Date, as promptly as practicable following the Second Closing Date), and the Seller Parties shall consider in good faith any comments to such Pre-Second Closing Separate Return received from the Buyer Parties reasonably in advance of such due date for filing such Tax Return. The Buyer Parties shall timely file (or cause to be timely filed) (taking into account extensions) any such Pre-Second Closing Separate Return. Notwithstanding anything herein to the contrary, the Buyer Parties shall not be required to file any Pre-Second Closing Separate Return reflecting a material position for which there is no reasonable basis.

(d) Each Party shall promptly provide (or cause to be promptly provided) (but in any event, no later than sixty (60) days before the due date (taking into account extensions) of the relevant Tax Return) to the other Parties any information within its possession reasonably requested by such other Parties relating to Asset Seller (with respect to the Business) or the Advisor to facilitate the preparation and filing of the Tax Returns described in Sections 9.01(a) and 9.02(a).

Section 9.02 Preparation and Filing of Tax Returns by the Buyer Parties.

(a) Except for the Tax Returns described in Section 9.01(a), the Buyer Parties shall timely prepare and file (or cause to be timely prepared and filed) all Tax Returns of the Advisor in accordance with the provisions of this Section 9.02. In the case of any such Tax Return of the Advisor that is a Straddle Period (a “Straddle Period Return”), (i) except to the extent otherwise required by applicable Law, the Buyer Parties shall prepare (or cause to be prepared) such Tax Return in accordance with the past practices with respect to the Advisor (if any), (ii) the Buyer Parties shall deliver a draft of such Straddle Period Return, together with a pro forma return for the portion of the Straddle Period ending on the Second Closing Date, to the Seller Parties for Seller Parties’ review and comment not later than thirty (30) days before the due date (taking into account extensions) for filing such Straddle Period Tax Return (or, if such due date is within forty-five (45) days following the Second Closing Date, as promptly as practicable following the Second Closing Date), and (iii) the Buyer Parties shall consider in good faith any comments to such Straddle Period Return received from the Seller Parties reasonably in advance of such due date for filing such Tax Return. If the Buyer Parties disagree with any comments provided by the Seller Parties in accordance with clause (iii) of the immediately preceding sentence, then the Buyer Parties and the Seller Parties shall negotiate in good faith to resolve any disagreement and revise the relevant Straddle Period Return accordingly before the due date for filing such Tax Return (taking into account extensions). If the Buyer Parties and the Seller Parties are unable to reach such agreement, then such Straddle Period Return shall be filed as prepared by the Buyer Parties (as revised to reflect any comments received from the Seller Parties with which the Buyer Parties agree) and the Seller Parties and the Buyer Parties shall promptly cause Ernst & Young LLP or such other globally recognized accounting firm as shall be agreed upon in writing by the Seller Parties and the Buyer Parties (the “Independent Accounting Firm”) to resolve any remaining disagreement. Any decision of the Independent Accounting Firm shall be in accordance with the terms of this Agreement and shall be binding on all parties, and the Buyer Parties shall promptly amend (or cause to be amended) the relevant Straddle Period Return to reflect the decision of the Independent Accounting Firm, and further return any excess amounts paid by the Seller Parties pursuant to Section 9.02(b). The fees and expenses of the Independent Accounting Firm shall be borne equally by the Buyer Parties, on the one hand, and the Seller Parties, on the other hand.

(b) Without limiting the obligations of the Seller Parties under Article XII, the Buyer Parties shall remit (or cause to be remitted) any Taxes shown as due on any Pre-Second Closing Separate Return required to be filed by the Buyer Parties pursuant to Section 9.01(c) and any Straddle Period Return. The Seller Parties shall reimburse the Buyer Parties for any Taxes shown as due on any such Tax Return for which the Seller Parties are liable pursuant to Article XII (but which are payable with such Tax Return filed by the Buyer Parties pursuant to this Section 9.02(b) within fifteen (15)) days after written request by the Buyer Parties, but in no event earlier than ten (10) days before the due date for the payment of such Taxes.

(c) Except upon the Seller Parties written request pursuant to Section 9.05, neither the Buyer Parties nor any Affiliate of the Buyer Parties shall (or shall cause or permit the Advisor to) amend, refile or otherwise modify (or grant an extension of any statute of limitations with respect to) any Tax Return of the Advisor (or a group the parent of which is the Advisor) with respect to any taxable year or period ending on or before the Second Closing Date (or with respect to any Straddle Period) without the prior written consent of the Seller Parties, which consent may be withheld in the sole discretion of the Seller Parties.

Section 9.03 Straddle Periods. For all purposes under this Agreement, in the case of any Tax period of Asset Seller (with respect to the Business) or the Advisor that includes but does not end at the Effective Time (a “Straddle Period”), the portion of Taxes (or any Tax refund and amount credited against any Tax) that are allocable to the portion of the Straddle Period ending at the Effective Time shall (A) in the case of any Property Taxes (and any similar Taxes imposed on a periodic basis by reference to a level of an item, such as franchise Taxes imposed based on number of shares and similar Taxes), be equal to the amount of such Taxes for the entire Straddle Period multiplied by a fraction, the numerator of which is the number of calendar days in the portion of such Straddle Period ending on (and including) the Second Closing Date and the denominator of which is the number of calendar days in the entire Straddle Period and (B) in the case of Taxes not described in clause (A), be determined as though the taxable year of Asset Seller (with respect to the Business) or the Advisor terminated at the Effective Time; provided, that exemptions, allowances or deductions that are calculated on an annual basis (including depreciation and amortization deductions) shall be allocated between the period ending at the Effective Time and the period beginning after the Effective Time using the fraction described in clause (A).

Section 9.04 Tax Proceedings.

(a) Each Party shall promptly notify the other Parties in writing upon receipt of notice by it or any of its Affiliates of any pending or threatened audit, claim, demand or administrative or judicial proceeding (a “Tax Claim”) that could reasonably be expected to give rise to an indemnification claim hereunder, and to the extent known, describing in reasonable detail the facts and circumstances with respect to the subject matter of such Tax Claim and will provide the other party with all written correspondence from such Taxing Authority; provided, however, that the failure of the Parties receiving such notice to provide such notice to the other party shall not release such first party from any of its obligations under this Agreement except to the extent the other party is prejudiced by such failure.

(b) The Seller Parties shall have the right to control any Tax Claim and prepare (or cause to be prepared) any amended Tax Returns, to the extent that such Tax Return or Tax Claim is in respect of a taxable year or period ending on or before the Second Closing Date. Upon the Seller Parties’ request and at the Seller Parties’ expense, the Buyer Parties shall file (or caused to be filed) any amended Tax Return described in the immediately preceding sentence and shall execute any powers of attorney or similar documents that may be required to effectuate the intent of this Section 9.04(b). If such Tax Claim could reasonably be expected to (x) be binding on the Buyer Parties or any of their Affiliates (including the Advisor after the Second Closing) or (y) result in a material increase in the Tax Liability of the Advisor for a Post-Second Closing Tax Period or of the Buyer Parties or any of their Affiliates (other than the Advisor) then the Seller Parties shall (i) provide the Buyer Parties with a timely and reasonably detailed account of each stage of such Tax Claim (and copies of all relevant written correspondence) and (ii) not settle or compromise any such Tax Claim without obtaining the prior written consent of the Buyer Parties, which consent shall not be unreasonably withheld, conditioned or delayed. Nothing in this Agreement shall obligate the Seller Parties or any of their Affiliates to provide any information with respect to a Tax Claim, or to obtain the Buyer Parties’ consent, with respect to a Tax Claim relating in whole or in part to any affiliated, combined, unitary, consolidated or similar group filing Tax Returns with Asset Seller (with respect to the Business) or the Advisor that includes the Seller Parties or any of their Affiliates (other than the Advisor).

(c) The Buyer Parties shall have the right to control any Tax Claim with respect to the Transferred Assets or the Advisor for any Straddle Period; provided, however, that (i) the Buyer Parties shall provide the Seller Parties with a timely and reasonably detailed account of each stage of such Tax Claim (and copies of all relevant written correspondence), (ii) the Buyer Parties shall consult with the Seller Parties before taking any significant action in connection with such Tax Claim, (iii) the Buyer Parties shall defend such Tax Claim diligently and in good faith as if it were the only party in interest in connection with such Tax Claim, and (iv) the Buyer Parties shall not settle or compromise any such Tax Claim without obtaining the prior written consent of the Seller Parties, which consent shall not be unreasonably withheld, conditioned or delayed.

(d) The Buyer Parties shall have the right to control any Tax Claim with respect to the Transferred Assets or the Advisor other than any Tax Claim described in Section 9.04(b) or Section 9.04(c). Nothing in this Agreement shall obligate the Buyer Parties or any of their Affiliates to provide any information with respect to a Tax Claim, or to obtain the Seller Parties’ consent, with respect to a Tax Claim relating whole or in part to any affiliated, combined, unitary, consolidated or similar group filing Tax Returns with Asset Seller (with respect to the Business) or the Advisor that includes the Buyer Parties or any of their Affiliates.

Section 9.05 Refunds. The Buyer Parties shall pay (or cause to be paid) to the Seller Parties any Tax refunds that are received by the Advisor, the Buyer Parties or any Affiliate of the Buyer Parties on their behalf, and any amounts credited against Tax to which the Advisor, the Buyer Parties or any Affiliate of the Buyer Parties become entitled, for which the Seller Parties are liable under Article XII (in each case, including any interest paid thereon and net of any Taxes incurred in respect of the receipt or accrual of the refund or credit and any reasonable costs and expenses incurred by the Buyer Parties or any of their Affiliates in obtaining or securing such refund or credit). Upon the Seller Parties’ request and at the Seller Parties’ sole expense, the Buyer Parties shall file (or cause to be filed) all Tax Returns (including amended Tax Returns) or other documents claiming any refunds or credits to which the Seller Parties are entitled pursuant to the immediately preceding sentence. Any payments required to be made under this Section 9.05 shall be made in immediately available funds, to an account or accounts as directed by the Seller Parties, within fifteen (15) days of the receipt of the refund or the application of any such refunds as a credit against Tax.

Section 9.06 Transfer Taxes. Notwithstanding anything to the contrary in this Agreement, the Buyer Parties, on the one hand, and the Seller Parties, on the other hand, shall each be liable for fifty percent (50%) of any Transfer Taxes imposed or arising with respect to the Transactions. The Party required by Law to file a Tax Return with respect to any Transfer Taxes shall timely prepare, with the other Parties’ cooperation, and file such Tax Return and timely pay the amount of Tax shown due (provided that the other Party shall promptly reimburse such Party for its share of any Transfer Taxes paid by such first Party pursuant to this sentence). The Buyer Parties and the Seller Parties each agree to timely sign and deliver (or to cause to be timely signed and delivered) such certificates or forms as may be necessary or appropriate and otherwise to cooperate to establish any available exemption from (or otherwise reduce) any Transfer Taxes. For the avoidance of doubt, the presentation or acceptance of any exemption certificate or forms, shall not relieve any Party from its obligations with respect to Transfer Taxes pursuant to this Section 9.06.

Section 9.07 Tax Sharing Agreements. To the extent relating to the Advisor, the Seller Parties shall terminate (or cause to be terminated) on or before the Second Closing Date all Tax sharing agreements or arrangements (other than this Agreement) entered into by the Advisor, and the Advisor will not have any Liability or entitlement to any right thereunder to each other on or after the Second Closing Date.

Section 9.08 Tax Cooperation. Without limiting the obligations set forth in Sections 6.02, 7.01 and 7.05, the Parties shall furnish or cause to be furnished to each other, upon request, as promptly as practicable, such information and assistance relating to the Transferred Assets, the Assumed Liabilities, the Business, the Advisor or their assets or businesses (including access to books and records) as is reasonably necessary for the filing of any Tax Returns, the making of any election related to Taxes, the preparation for any audit by any Taxing Authority, the prosecution or defense of any audit, proposed adjustment or deficiency, assessment, claim, suit or other proceeding relating to any Taxes or Tax Return; provided, however, that neither the Seller Parties nor the Buyer Parties shall be obligated to furnish or cause to be furnished any information with respect to a consolidated, combined, affiliated or unitary Tax group of which the Advisor, on one hand, and the Seller Parties or the Buyer Parties, as the case may be, or any of their Affiliates (other than the Advisor), on the other hand, are members. The Parties shall cooperate with each other in the conduct of any audit or other proceeding related to Taxes and all other Tax matters relating to Asset Seller (with respect to the Business) or the Advisor, or their assets or businesses and each shall execute and deliver such powers of attorney and other documents as are necessary to carry out the intent of this Article IX. The Buyer Parties, Advisor and the Seller Parties agree, upon request, to use their reasonable best efforts to obtain any certificate or other document from any Governmental Authority or any other Person as may be necessary to mitigate, reduce or eliminate any Tax that could be imposed (including with respect to the transactions contemplated hereby).

Section 9.09 Sale as of the Effective Time. For all income and other relevant Tax purposes, the sale of the Membership Interests, the Transferred Assets and the IRT Common Stock pursuant to this Agreement shall be deemed to occur at the Effective Time, and the Parties shall not (and shall cause their respective Affiliates not to) file any Tax Return or otherwise take any position for Tax purposes inconsistent with the foregoing except to the extent otherwise required pursuant to a “determination” within the meaning of Section 1313(a) of the Code (or any similar provision of state, local or foreign Law).

Section 9.10 Agreed Tax Treatment; Purchase Price Allocation.

(a) For U.S. federal income Tax purposes, the Parties intend that the sale of the Membership Interests pursuant to this Agreement shall be treated as a sale of the assets held by the Advisor and that the sale of the Transferred Assets by Asset Seller shall be treated as a sale of the Transferred Assets and the parties shall not (and shall cause their respective Affiliates not to) file any Tax Return or otherwise take any position for Tax purposes inconsistent with the foregoing except to the extent otherwise required pursuant to a “determination” within the meaning of Section 1313(a) of the Code (or any similar provision of state, local or foreign Law).

(b) The Parties agree that the Purchase Price, the Assumed Liabilities and any other items constituting consideration within the meaning of Section 1060 of the Code and the regulations thereunder shall be allocated (i) to the Transferred Assets in the aggregate based on the Transferred Assets Amount and among the Transferred Assets in accordance with Schedule 9.10(b), (ii) to the assets of the Advisor in the aggregate based on the Membership Interests Amount and among the assets of the Advisor in accordance with Schedule 9.10(b), and (iii) to the IRT Common Stock based on the IRT Common Stock Amount. Within thirty (30) days after the Second Closing Date, the Seller Parties shall prepare an allocation (the “Allocation”) that is consistent with Schedule 9.10(b) and allocates the Purchase Price, Assumed Liabilities and other items constituting consideration within the meaning of Section 1060 of the Code and the regulations thereunder further among all acquired rights and assets. The Allocation shall become final and binding on the Parties twenty (20) days after the Seller Parties provide it to the Buyer Parties, unless the Buyer Parties object in writing to the Seller Parties, specifying the basis for the objection and preparing an alternative allocation. If the Buyer Parties do object, the Seller Parties and the Buyer Parties shall in good faith attempt to resolve the dispute within twenty (20) days after written notice to the Seller Parties of the Buyer Parties’ objection. Any such resolution shall be final and binding on the Parties. Any unresolved disputes shall be promptly submitted to the Independent Accounting Firm for determination, which determination shall be final and binding on the Parties. The final version of the Allocation shall become part of this Agreement for all purposes. Each of the Parties agrees, unless otherwise required by law, to (a) prepare and timely file all Tax Returns (and all supplements thereto) in a manner consistent with the Allocation and this Section 9.10(b) and Schedule 9.10(b) and (b) act in accordance with the Allocation and this Section 9.10(b) and Schedule 9.10(b) for all financial accounting and Tax purposes. The Parties will revise the Allocation to the extent necessary to reflect any post-Closing payment made pursuant to or in connection with this Agreement. In the case of any payment referred to in the preceding sentence, the Seller Parties shall revise the Allocation for the review of the Buyer Parties within thirty (30) days after the Closing Date. The revised Allocation shall become final and binding on the Parties twenty (20) days after the Seller Parties provide it to the Buyer Parties, unless the Buyer Parties object in writing to the Seller Parties, specifying the basis for the objection and preparing an alternative allocation. If the Buyer Parties do object, the Seller Parties and the Buyer Parties shall in good faith attempt to resolve the dispute within twenty (20) days after written notice to the Seller Parties of the Buyer Parties’ objection. Any such resolution shall be final and binding on the Parties. Any unresolved disputes shall be promptly submitted to the Independent Accounting Firm for determination, which determination shall be final and binding on the Parties. The final version of the revised Allocation shall become part of this Agreement for all purposes.

Section 9.11 Treatment of Certain Payments. The Parties shall (and shall cause their respective Affiliates to) treat any payment pursuant to this Article IX or Article XII as an adjustment to the Purchase Price for all Tax purposes except to the extent otherwise required pursuant to a “determination” within the meaning of Section 1313(a) of the Code (or any similar provision of state, local or foreign Law).

ARTICLE X

CONDITIONS TO FIRST CLOSING AND SECOND CLOSING

Section 10.01 Conditions to Obligations of All Parties – First Closing and Second Closing. The obligations of the Parties to consummate the transactions contemplated by this Agreement shall be subject to the satisfaction or waiver by the Seller Parties, in their sole discretion, and the Buyer Parties, in their sole discretion, to the extent permitted by applicable Law, at or before each of the First Closing, and the Second Closing, of each of the following conditions:

(a) No Injunction. No Governmental Authority of competent jurisdiction shall have enacted, adopted, issued, promulgated, enforced or entered any statute, rule, regulation, Order, or other notice (whether temporary, preliminary or permanent) (collectively, the “Restraints”), in any case which is in effect and which prevents or prohibits consummation of the transactions contemplated by this Agreement; provided, that (i) each of the Parties shall use its commercially reasonable efforts to cause any such Restraint to be vacated or lifted, and (ii) a Party shall not be entitled to rely on the failure of this condition to be satisfied if such Order or other notice was initiated by such Party or an Affiliate of such Party.

(b) Government Approvals. All (i) Required Approvals shall have been obtained, (ii) Required Notices shall have been made and (iii) Required Waiting Periods shall have expired or shall have been waived or terminated.

Section 10.02 Conditions to Obligations of the Seller Parties – First Closing. The obligations of the Seller Parties to consummate the transactions contemplated by this Agreement shall be subject to the satisfaction or the Seller Parties’ waiver, in their sole discretion to the extent permitted by applicable Law, at or before the First Closing, of each of the following conditions:

(a) Representations and Warranties; Covenants. (i) The representations and warranties of the Buyer Parties contained in this Agreement shall be true and correct in all material respects as of the First Closing as if made on the First Closing Date (other than representations and warranties that are made as of a specific date, which representations and warranties shall have been true and correct as of such date); (ii) the covenants contained in this Agreement required to be complied with by the Buyer Parties on or before the First Closing shall have been complied with in all material respects; and (iii) the Seller Parties shall have received a certificate signed by an authorized officer of IRT, dated the First Closing Date, with respect to the matters set forth in the foregoing clauses (i) and (ii); provided, however, that for purposes of determining the satisfaction of the condition in this clause (i), no effect shall be given to any “material”, “Material Adverse Effect”, or other similar qualifier in such representations and warranties.

(b) Buyer Party First Closing Deliverables. The Seller Parties shall have received the Buyer Party deliverables set forth in Section 3.03.

Section 10.03 Conditions to Obligations of the Buyer Parties – First Closing. The obligations of the Buyer Parties to consummate the transactions contemplated by this Agreement shall be subject to the fulfillment or the Buyer Parties’ waiver, in their sole discretion to the extent permitted by applicable Law, at or before the First Closing, of each of the following conditions:

(a) Representations and Warranties; Covenants. (i) (A) the representations and warranties of the RAIT Selling Stockholders contained in Sections 4.01(a) (Organization, Power and Authority of the Seller Parties) and 4.15 (Brokers) shall be true and correct as written as of the First Closing as if made on the First Closing Date (other than representations and warranties that are made as of a specific date, which representations and warranties shall have been true and correct as of such date); (B) the representations and warranties of the RAIT Selling Stockholders contained in 4.03 (Noncontravention) of this Agreement shall be true and correct in all material respects as of the First Closing as if made on the First Closing Date (other than representations and warranties that are made as of a specific date, which representations and warranties shall have been true and correct as of such date); and (C) the representations and warranties of the RAIT Selling Stockholders contained in Sections 4.04 (Governmental Authorizations and Consents), 4.19 (Ownership of IRT Common Stock), and 4.20 (No Other Representations and Warranties) shall be true and correct as of the First Closing as if made on the First Closing Date (other than representations and warranties that are made as of a specific date, which representations and warranties shall have been true and correct as of such date); except with respect to this clause (C) for breaches or inaccuracies, as the case may be, as to matters that, individually or in the aggregate, would not reasonably be expected to have a Material Adverse Effect; provided, however, that for purposes of determining the satisfaction of the condition in this clause (i), no effect shall be given to any “material”, “Material Adverse Effect”, or other similar qualifier in such representations and warranties; (ii) the covenants contained in this Agreement required to be complied with by the RAIT Selling Stockholders on or before the First Closing shall have been complied with in all material respects; and (iii) the Buyer Parties shall have received a certificate signed by an authorized officer of RAIT, dated the First Closing Date, with respect to the matters set forth in the foregoing clauses (i) and (ii).

(b) Seller Party First Closing Deliverables. The Buyer Parties shall have received the Seller Party deliverables set forth in Section 3.02.

(c) IRT Equity Offering. IRT shall have closed and received the net proceeds from the IRT Equity Offering.

Section 10.04 Conditions to Obligations of the Seller Parties - Second Closing. The obligations of the Seller Parties to consummate the transactions contemplated by this Agreement shall be subject to the satisfaction or the Seller Parties’ waiver, in their sole discretion to the extent permitted by applicable Law, at or before the Second Closing, of each of the following conditions:

(a) Representations and Warranties; Covenants. (i) The representations and warranties of the Buyer Parties contained in this Agreement shall be true and correct in all material respects as of the Second Closing as if made on the Second Closing Date (other than representations and warranties that are made as of a specific date, which representations and warranties shall have been true and correct as of such date); (ii) the covenants contained in this Agreement required to be complied with by the Buyer Parties on or before the Second Closing shall have been complied with in all material respects; and (iii) the Seller Parties shall have received a certificate signed by an authorized officer of IRT, dated the Second Closing Date, with respect to the matters set forth in the foregoing clauses (i) and (ii); provided, however, that for purposes of determining the satisfaction of the condition in this clause (i), no effect shall be given to any “material”, “Material Adverse Effect”, or other similar qualifier in such representations and warranties.

(b) Buyer Party Second Closing Deliverables. The Seller Parties shall have received the Buyer Party deliverables set forth in Section 3.05.

Section 10.05 Conditions to Obligations of the Buyer Parties-Second Closing. The obligations of the Buyer Parties to consummate the transactions contemplated by this Agreement shall be subject to the fulfillment or the Buyer Parties’ waiver, in their sole discretion to the extent permitted by applicable Law, at or before the Second Closing, of each of the following conditions:

(a) Representations and Warranties; Covenants. (i) (A) the representations and warranties of the Seller Parties contained in Sections 4.01 (Organization, Power and Authority of the Seller Parties), 4.02 (Capital Structure of the Advisor) and 4.15 (Brokers) shall be true and correct as written as of the Second Closing as if made on the Second Closing Date (other than representations and warranties that are made as of a specific date, which representations and warranties shall have been true and correct as of such date); (B) the representations and warranties of the Seller Parties contained in Sections 4.02(c) and (d) (Capital Structure of the Advisor), 4.03 (Noncontravention) and 4.16(a) (Sufficiency of Transferred Assets) of this Agreement shall be true and correct in all material respects as of the Second Closing as if made on the Second Closing Date (other than representations and warranties that are made as of a specific date, which representations and warranties shall have been true and correct as of such date); and (C) the other representations and warranties of the Seller Parties contained in this Agreement shall be true and correct as of the Second Closing as if made on the

Second Closing Date (other than representations and warranties that are made as of a specific date, which representations and warranties shall have been true and correct as of such date); except with respect to this clause (C) for breaches or inaccuracies, as the case may be, as to matters that, individually or in the aggregate, would not reasonably be expected to have a Material Adverse Effect; provided, however, that for purposes of determining the satisfaction of the condition in this clause (i), no effect shall be given to any “material”, “Material Adverse Effect”, or other similar qualifier in such representations and warranties; (ii) the covenants contained in this Agreement required to be complied with by the Seller Parties on or before the Second Closing shall have been complied with in all material respects; and (iii) the Buyer Parties shall have received a certificate signed by an authorized officer of RAIT, dated the Second Closing Date, with respect to the matters set forth in the foregoing clauses (i) and (ii).

(b) Seller Party Second Closing Deliverables. The Buyer Parties shall have received the Seller Party deliverables set forth in Section 3.04.

(c) IRT Equity Offering. IRT shall have closed and received the net proceeds from the IRT Equity Offering.

(d) Employment Agreements. IRT or one of its Affiliates shall have entered into employment agreements with each of Scott Schaeffer, James Sebra and Farrell Ender, substantially in the forms set forth on Exhibits E, F and G, respectively.

(e) Consents. The Parties shall have received all of the Consents set forth on Schedule 10.05(e).

ARTICLE XI

TERMINATION

Section 11.01 Termination. This Agreement may only be terminated before the Second Closing:

(a) by the mutual written consent of the Seller Parties and the Buyer Parties;

(b) by the Seller Parties, if the Buyer Parties shall have breached any representation or warranty or failed to comply with any covenant or agreement applicable to the Buyer Parties that individually or in the aggregate with all other such breaches or failures to comply would cause any Closing Condition set forth in Section 10.04(a) not to be satisfied and such breach is not cured within thirty (30) days following written notice to the Buyer Parties or is incapable of being cured by the Outside Date; provided, however, that the Seller Parties are not then in material breach of this Agreement;

(c) by the Buyer Parties, if the Seller Parties shall have breached any representation or warranty or failed to comply with any covenant or agreement applicable to the Seller Parties that individually or in the aggregate with all other such breaches or failures to comply would cause any Closing Condition set forth in Section 10.05(a) not to be satisfied, and such breach is not cured within thirty (30) days following written notice to the Seller Parties or is incapable of being cured by the Outside Date; provided, however, that the Buyer Parties are not then in material breach of this Agreement;

(d) by either the Seller Parties or the Buyer Parties if the Second Closing shall not have occurred by January 31, 2017 (the “Outside Date”); provided, however, that the right to terminate this Agreement under this Section 11.01(d) shall not be available to a Party whose material and uncured breach of any representation, warranty or covenant in this Agreement shall have been the cause of, or shall have resulted in, the failure of the Second Closing to occur by such date; and provided further, that the Outside Date shall automatically be extended to March 1, 2017 if the IRT Equity Offering has closed on or prior to the Outside Date; or

(e) by either the Seller Parties or the Buyer Parties in the event (i) of the issuance of a final, nonappealable Order permanently restraining or prohibiting the consummation of the Transactions; or (ii) the denial of a Required Approval by any Governmental Authority that must grant such Required Approval if such denial has become final and nonappealable;

Section 11.02 Notice of Termination. A Party desiring to terminate this Agreement pursuant to Section 11.01 shall give written notice of such termination to the other Parties.

Section 11.03 Effect of Termination; Break Up Fee.

(a) If this Agreement is terminated by the Seller Parties pursuant to Section 11.01(b) due to a material breach of the Agreement by the Buyer Parties, or, if the Second Closing does not occur prior to the Outside Date because an equity offering of IRT common stock does not result in net proceeds of at least $83,000,000, the Parties agree that the Seller Parties shall have suffered a loss and value of an incalculable nature and amount, unrecoverable in law, and the Buyer Parties shall pay to the Seller Parties an amount equal to actual documented expenses incurred in connection with this Agreement or the Transactions contemplated hereby, including employee-related expenses (“Employee-Related Expenses”), in an amount not to exceed $3,400,0000 (the “Buyer Break Up Fee”). For the avoidance of doubt, “Employee-Related Expenses” shall consist solely of payments made or required to be made to RAIT executive officers as a result of the termination of the Transactions and which exceed normal and customary compensation. The Buyer Break Up Fee shall be payable in cash by wire transfer no later than three (3) Business Days after such termination or the Outside Date.

(b) If this Agreement is terminated by the Buyer Parties pursuant to Section 11.01(c) due to a material breach of the Agreement by the Seller Parties, the Parties agree that the Buyer Parties shall have suffered a loss and value of an incalculable nature and amount, unrecoverable in law, and the Seller Parties shall pay to the Buyer Parties an amount equal to actual documented expenses incurred in connection with this Agreement or the Transactions contemplated hereby, including employee-related expenses, in an amount not to exceed $3,400,000 (the “Seller Termination Fee”). The Seller Termination Fee shall be payable in cash by wire transfer no later than three (3) Business Days after such termination.

(c) If this Agreement is terminated pursuant to Section 11.01, this Agreement shall thereupon become null and void and of no further force and effect, except for the provisions of (a) Section 6.03, (b) Section 11.01 and this Section 11.03 and (c) Article XIII. Nothing in this Section 11.03 shall be deemed to release any Party from any Liability for any breach by such Party of any term of this Agreement or impair the right of any party to compel specific performance by any other party of any term of this Agreement; provided, however, that, if this Agreement is validly terminated pursuant to this Article XI, no Party shall have any remedy or right to recover for any Liabilities resulting from any breach of this Agreement unless such breach was a knowing and intentional breach or intentional fraud on the part of the breaching Party.

ARTICLE XII

INDEMNIFICATION

Section 12.01 Survival. The representations and warranties of the Seller Parties and the Buyer Parties contained in or made pursuant to this Agreement shall survive in full force and effect until twenty-four (24) months following the Second Closing Date, at which time they shall terminate and no claims shall be made for indemnification under Sections 12.02 or 12.03 thereafter; provided, however, that that the Seller Fundamental Representations and the Buyer Fundamental Representations shall survive in full force and effect for the applicable statute of limitations with respect thereto, at which time they shall terminate (and no claims shall be made for indemnification under Sections 12.02 or 12.03 thereafter); it being understood that in the event notice of any claim for indemnification under Sections 12.02 or 12.03 shall have been given within the applicable survival period, the representations and warranties that are the subject of such indemnification claim shall survive with respect to such claim until such time as such claim is finally resolved. The agreements and covenants contained in this Agreement that by their terms contemplate performance after the Second Closing (including Article XIII) shall survive the Second Closing in accordance with their terms, and the covenants and agreements of the Parties contained herein that by their terms are to be performed prior to the Second Closing Date shall not survive the Second Closing; it being understood that in the event notice of any claim for indemnification under Sections 12.02 or 12.03 shall have been given within the applicable survival period, the agreements and covenants that are the subject of such indemnification claim shall survive with respect to such claim until such time as such claim is finally resolved.

Section 12.02 Indemnification by the Seller Parties.

(a) From and after the First Closing, RAIT and the RAIT Selling Shareholders shall, with respect to the purchase and sale of the IRT Common Stock, or the Second Closing, RAIT, Asset Seller, and Interest Seller shall, with respect to the purchase and sale of the Membership Interests and the Transferred Assets, on the terms and subject to the conditions of this Agreement, jointly and severally, indemnify and hold harmless the Buyer Parties and their Affiliates (collectively, the “Buyer Indemnified Parties”) from and against, and reimburse any Buyer Indemnified Party for, all Losses that such Buyer Indemnified Party may suffer or incur, or become subject to, resulting or arising from:

(i) prior to their expiration in accordance with Section 12.01, the failure of any representations or warranties made by the Seller Parties in this Agreement to be true and correct as of the date hereof or as of the First Closing Date or Second Closing Date, as applicable (or, if such representations or warranties are made as of a specific date, as of such date) (it being understood that for purposes of this Section 12.02 and solely for purposes of determining Losses (but not determining the failure to be true and correct of any representation or warranty), any qualifications in the text of any such representation or warranty relating to materiality, Material Adverse Effect, or similar qualification shall be disregarded for purposes of determining whether such representation or warranty was true and correct);

(ii) any breach or failure by any of the Seller Parties to perform any of its covenants or agreements contained in this Agreement;

(iii) any Excluded Liability; or

(iv) (A) any Taxes for which Asset Seller (with respect to the Business) or the Advisor is liable as a result of Asset Seller (with respect to the Business) or the Advisor being a member of any affiliated, consolidated, combined, unitary or similar Tax group at any time on or prior to the Second Closing Date pursuant to Treasury Regulation Section 1.1502-6 (or under any similar provision of Law), (B) any Taxes imposed on Asset Seller (with respect to the Business) or the Advisor (including as transferee or successor) for taxable years or periods ending at or before the Effective Time, (C) in the case of any Straddle Period, any Taxes imposed on Asset Seller (with respect to the Business) or the Advisor for the portion of such Straddle Period ending at the Effective Time, as determined in accordance with Section 9.03, (D) any Taxes attributable to the Excluded Assets or the Excluded Liabilities, (E) any Transfer Taxes that are the Seller Parties’ responsibility pursuant to Section 9.06 and (F) any Taxes imposed on Asset Seller (with respect to the Business) or the Advisor, the Buyer Parties or any of their respective Affiliates as a result of any action taken by the Seller Parties or any of their respective Affiliates (including the Advisor) on the Closing Date before the Closing other than in the ordinary course of business (except to the extent contemplated by this Agreement and the other Transaction Agreements), provided, however, that any indemnification under Section 12.02(a)(iv) shall be limited to Taxes relating to Pre-Second Closing Tax Periods.

(b) Notwithstanding anything in this Agreement to the contrary,

(i) The Seller Parties shall not be required to indemnify or hold harmless any Buyer Indemnified Party against, or reimburse any Buyer Indemnified Party for, any Losses pursuant to Section 12.02(a)(i) (other than with respect to the Seller Fundamental Representations) until the aggregate amount of the Buyer Indemnified Parties’ Losses exceeds $200,000 (the “Deductible Amount”), at which point the Seller Parties shall be obligated to indemnify the Buyer Indemnified Parties for the entire amount of any such Losses;

(ii) the cumulative indemnification obligation of the Seller Parties under Section 12.02(a)(i) (other than with respect to the Seller Fundamental Representations) shall in no event exceed $5,000,000 (the “Cap”);

(iii) the cumulative indemnification obligation of the Seller Parties under Sections 12.02(a)(i), (ii) and (iv) with respect to the purchase and sale of the Membership Interests and the Transferred Assets shall in no event exceed the Membership Interests Amount, plus the Transferred Assets Amount;

(iv) the cumulative indemnification obligation of the Seller Parties under Sections 12.02(a)(i), (ii) and (iv) with respect to the purchase and sale of the IRT Common Stock shall in no event exceed the IRT Common Stock Amount; and

(v) the Buyer Indemnified Parties shall not have any right to indemnification under this Agreement with respect to, or based on, Taxes to the extent such Taxes (A) are attributable to Tax periods (or portions thereof) beginning after the Effective Time except in the case of any Taxes arising out of a failure of any representation or warranty contained in Section 4.13 or (B) are due to the unavailability in any Tax period (or portion thereof) beginning after the Effective Time of any Tax basis, net operating losses, credits or other Tax attribute from a Tax period (or portion thereof) ending at or before the Effective Time except for any unavailability of any Tax basis, net operating losses, credits or other Tax attribute arising out of a failure of any representation or warranty contained in Section 4.13.

(c) The limitations set forth in Section 12.02(b) shall not apply in the event of fraud or willful misconduct by a Seller Party.

Section 12.03 Indemnification by the Buyer Parties.

(a) From and after the First Closing, with respect to the purchase and sale of the IRT Common Stock, or the Second Closing, with respect to the purchase and sale of the Membership Interests and the Transferred Assets, on the terms and subject to the conditions of this Agreement, the Buyer Parties shall, jointly and severally, indemnify and hold harmless the Seller Parties and their respective Affiliates (collectively, the “Seller Indemnified Parties”) against, and reimburse any Seller Indemnified Party for, all Losses that such Seller Indemnified Party may suffer or incur, or become subject to, resulting or arising from:

(i) prior to their expiration in accordance with Section 12.01, the failure of any representations or warranties made by the Buyer Parties in this Agreement to be true and correct as of the Second Closing Date (or, if such representations or warranties are made as of a specific date, as of such date) (it being understood that for purposes of this Section 12.03 and solely for purposes of determining Losses (but not determining the failure to be true and correct of any representation or warranty), any qualifications in the text of any such representation or warranty relating to materiality or similar qualification shall be disregarded for purposes of determining whether such representation or warranty was true and correct);

(ii) any breach or failure by the Buyer Parties to perform any of their covenants or agreements contained in this Agreement;

(iii) (A) any Taxes imposed on the Advisor (including as transferee or successor) for taxable years or periods beginning after the Effective Time, (B) in the case of any Straddle Period, any Taxes imposed on the Advisor for the portion of such Straddle Period beginning after the Effective Time, (C) any Taxes imposed on or with respect to the Business, the Transferred Assets or the Assumed Liabilities for any Post-Second Closing Tax Period (other than any such Taxes imposed on the Advisor), and (D) any Transfer Taxes that are the Buyer Parties’ responsibility pursuant to Section 9.06;

(iv) any Assumed Liability (other than items for which the Seller Parties are obligated to indemnify the Buyer Indemnified Parties pursuant to Section 12.02); or

(v) any obligation of IRT or one of its Subsidiaries to indemnify Asset Seller pursuant to the property management agreements set forth on Schedule 12.03(a)(v) for losses occurring prior to the Closing Date.

(b) Notwithstanding anything in this Agreement to the contrary:

(i) The Buyer Parties shall not be required to indemnify or hold harmless any Seller Indemnified Party against, or reimburse any Seller Indemnified Party for, any Losses pursuant to Section 12.03(a)(i) (other than with respect to the Buyer Fundamental Representations) until the aggregate amount of Seller Indemnified Parties’ Losses exceeds the Deductible Amount, at which point the Buyer Parties shall be obligated to indemnify the Seller Indemnified Parties for the entire amount of any such Losses;

(ii) the cumulative indemnification obligation of the Buyer Parties under Section 12.03(a)(i) (other than with respect to the Buyer Fundamental Representations) shall in no event exceed the Cap;

(iii) the cumulative indemnification obligation of the Buyer Parties under Sections 12.03(a)(i), (ii) and (iv) with respect to the purchase and sale of the Membership Interests and the Transferred Assets shall in no event exceed the Membership Interests Amount, plus the Transferred Assets Amount;

(iv) the cumulative indemnification obligation of the Buyer Parties under Sections 12.03(a)(i), (ii) and (iv) with respect to the purchase and sale of the IRT Common Stock shall in no event exceed the IRT Common Stock Amount; and

(v) the Seller Indemnified Parties shall not have any right to indemnification under this Agreement with respect to, or based on, Taxes to the extent such Taxes are attributable to any action taken by a Seller Party or any of its Affiliates (including the Advisor) on the Second Closing Date before the Second Closing other than in the ordinary course of business (except to the extent contemplated by this Agreement and the other Transaction Agreements).

Section 12.04 Notification of Claims.

(a) If any written claim or demand for which an indemnifying party (an “Indemnifying Party”) may have liability to any Person entitled to be indemnified under this Agreement (the “Indemnified Party”) is asserted against or sought to be collected from any Indemnified Party by a third party (a “Third Party Claim”), such Indemnified Party shall promptly notify the Indemnifying Party in writing of such Third Party Claim, describing in reasonable detail the facts and circumstances (to the extent known to the Indemnified Party) with respect to the subject matter of such Third Party Claim; provided, however, that the failure to provide such notice shall not release the Indemnifying Party from any of its obligations under this Article XII except to the extent the Indemnifying Party is prejudiced by such failure, it being understood that notices for claims in respect of a breach of a representation, warranty, covenant or agreement must be delivered before the expiration of any applicable survival period specified in Section 12.01 for such representation, warranty, covenant or agreement.

(b) Upon receipt of a notice of a claim for indemnity from an Indemnified Party pursuant to Section 12.04(a), the Indemnifying Party shall reasonably promptly after receipt of such notice have the right (but not the obligation) to assume the defense and control of such Third Party Claim. If the Indemnifying Party shall assume the defense of such Third Party Claim, it shall allow the Indemnified Party a reasonable opportunity to participate in the defense of such Third Party Claim with its own counsel and at its own expense, except that the Indemnifying Party shall bear the expense of such separate counsel for the Indemnified Party if (i) the Indemnifying Party requests the Indemnified Party to participate, (ii) the Indemnifying Party and the Indemnified Party are both named parties to the proceedings (including any impleaded parties) and the Indemnified Party shall have reasonably concluded, based on the advice of counsel, that there may be one or more legal defenses available to the Indemnified Party that are different from or additional to those available to the Indemnifying Party or that representation of both parties by the same counsel would be inadvisable due to an actual or potential conflict, or (iii) the amount of the monetary recovery is reasonably expected to exceed the amount the Indemnifying Party is otherwise obligated to provide for under this Agreement (without giving effect, for this purpose to Section 12.02(b)(i) or Section 12.03(b)(i), if applicable). The Person that shall control the defense of any such Third Party Claim (the “Controlling Party”) shall select counsel, contractors and consultants of recognized standing and competence after consultation with the other Party (the “Non-Controlling Party”) and shall take all steps reasonably necessary in the defense or settlement of such Third Party Claim, subject to Section 12.04(c).

(c) The Non-Controlling Party shall, and shall cause each of its Affiliates and Representatives to, cooperate reasonably and in good faith with the Controlling Party in the defense of any Third Party Claim. The Indemnifying Party shall not consent to a settlement of, or the entry of any judgment arising from, any Third Party Claim, without the prior written consent of the Indemnified Party, unless (i) such settlement or judgment involves only the payment of monetary damages, (ii) the Indemnifying Party shall pay all amounts arising out of such settlement or judgment concurrently with the effectiveness of such settlement (subject to

Section 12.02(b) or Section 12.03(b), if applicable) and (iii) the Indemnifying Party shall obtain, as a condition of any settlement or other resolution, a complete and unconditional release by the Person asserting such Third Party Claim from all liability of all Indemnified Parties and their respective Affiliates.

(d) If the Indemnifying Party elects not to defend the Indemnified Party against a Third Party Claim, the Indemnified Party shall have the right to conduct its own defense and the Indemnified Party shall be entitled to indemnification for such Third Party Claim (including the reasonable, actual costs and expenses of such defense) to the extent otherwise provided in this Agreement.

Section 12.05 Exclusive Remedies. Except (a) as otherwise expressly set forth in this Agreement, (b) with respect to matters for which the remedy of specific performance, injunctive relief or other non-monetary equitable remedies are available, or (c) in the case of intentional fraud or willful misconduct: the indemnification provisions of this Article XII shall be the sole and exclusive remedies of any Seller Indemnified Party and any Buyer Indemnified Party, respectively, for any Losses (including any Losses from claims for breach of contract, warranty or negligence, and whether predicated on common law, statute, strict liability or otherwise) that it may at any time suffer or incur, or become subject to, as a result of, or in connection with, any breach of or inaccuracy with respect to any representation or warranty set forth in this Agreement by the Buyer Parties or the Seller Parties, respectively, or any breach or failure by the Buyer Parties or the Seller Parties, respectively, to perform or comply with any covenant or agreement set forth herein.

Section 12.06 Additional Indemnification Provisions.

(a) With respect to each indemnification obligation contained in this Article XII: (i) each such obligation shall be reduced to take account of any net Tax benefit actually realized by the Buyer Parties or any of their respective Affiliates in cash or a reduction in Taxes otherwise payable in the tax year in which such indemnification payment is made or any preceding tax year; (ii) all Losses shall be net of any amounts actually recovered by the Indemnified Party pursuant to any indemnification by, or indemnification agreement with, any third party or any insurance policy or other cash receipts or sources of reimbursement in respect of such Loss (net of any reasonable, actual costs, expenses, Taxes, deductibles or premiums incurred in connection with securing or obtaining such proceeds); and (iii) the Seller Parties shall not be liable for any Losses to the extent that such Losses suffered or incurred by any Buyer Indemnified Party result from the operation of the Advisor or the Business after the Second Closing.

(b) If an Indemnified Party recovers an amount from a third party in respect of a Loss that is the subject of indemnification hereunder after all or a portion of such Loss has been paid by an Indemnifying Party pursuant to this Article XII, the Indemnified Party shall promptly remit to the Indemnifying Party the excess (if any) of (i) the amount paid by the Indemnifying Party in respect of such Loss, plus the amount received from the third party in respect thereof (net of any reasonable, actual costs, expenses, Taxes, deductibles or premiums incurred in connection with securing or obtaining such proceeds), less (ii) the full amount of such Loss. Each Indemnified Party shall use commercially reasonable efforts to recover all such amounts from third parties and shall notify the Indemnifying Party of such rights and keep the Indemnifying Party reasonably informed of the efforts employed by such Indemnified Party in recovering any such amounts from third parties.

(c) If an Indemnifying Party makes any payment for any Losses suffered or incurred by an Indemnified Party pursuant to the provisions of this Article XII, such Indemnifying Party shall be subrogated, to the extent of such payment, to all rights and remedies of the Indemnified Party to any insurance benefits or other claims of the Indemnified Party with respect to such Losses.

Section 12.07 Mitigation. Each Party shall, and shall cause its applicable Affiliates and Representatives to, take commercially reasonable steps to mitigate their respective Losses upon and after becoming aware of any fact, event, circumstance or condition that has given rise to any Losses for which it would have the right to seek indemnification hereunder.

Section 12.08 Limitation on Liability. Notwithstanding anything in this Agreement to the contrary, in no event shall either Party have any Liability under this Agreement for (a) any consequential Losses that are not the reasonably foreseeable consequence of the breach giving rise to such Losses as of the time of such breach or (b) any punitive damages; provided, however, that the limitations set forth in this sentence shall not apply to any damages to the extent awarded by a court of competent jurisdiction in connection with a third party claim; provided, further, that such limitations shall not limit either Party’s right to recover contract damages in connection with the other Party’s failure to close in breach or violation of this Agreement.

Section 12.09 Payments. The Indemnifying Party shall pay all amounts payable pursuant to this Article XII, by wire transfer of immediately available funds, promptly following receipt from an Indemnified Party of a bill, together with reasonably detailed back-up documentation, for a Loss that is the subject of indemnification hereunder, unless the Indemnifying Party in good faith disputes whether such Loss is properly subject to indemnification hereunder or the amount thereof, in which event it shall so notify the Indemnified Party. In any event, the Indemnifying Party shall pay to the Indemnified Party, by wire transfer of immediately available funds, the amount of any Loss for which it is liable hereunder no later than three (3) Business Days following any final determination of such Loss and the Indemnifying Party’s liability therefor. A “final determination” shall exist when (a) the parties to the dispute have executed and delivered an agreement in writing, (b) a court of competent jurisdiction shall have entered a final and non-appealable order or judgment or (c) an arbitration or like panel shall have rendered a final non-appealable determination with respect to disputes the parties have agreed to submit thereto.

ARTICLE XIII

MISCELLANEOUS

Section 13.01 Rules of Construction. The following rules of construction shall govern the interpretation of this Agreement:

(a) references to “applicable” Law or Laws with respect to a particular Person, thing or matter means only such Law or Laws as to which the Governmental Authority that enacted or promulgated such Law or Laws has jurisdiction over such Person, thing or matter; references to any statute, rule, regulation or form (including in the definition thereof) shall be deemed to include references to such statute, rule, regulation or form as amended, modified, supplemented or replaced from time to time (and, in the case of any statute, include any rules and regulations promulgated under such statute), and all references to any section of any statute, rule, regulation or form include any successor to such section;

(b) when calculating the period of time before which, within which or following which any act is to be done or step taken pursuant to this Agreement, the date that is referenced in beginning the calculation of such period will be excluded (for example, if an action is to be taken within two (2) days after a triggering event and such event occurs on a Tuesday, then the action must be taken by Thursday); if the last day of such period is a non-Business Day, the period in question will end on the next succeeding Business Day;

(c) whenever the context requires, words in the singular shall be held to include the plural and vice versa, and words of one gender shall be held to include the other gender as the context requires;

(d) (i) the provision of a table of contents, the division into Articles, Sections and other subdivisions and the insertion of headings are for convenience of reference only and shall not affect or be utilized in construing or interpreting this Agreement; and (ii) references to the terms “Article”, “Section”, “subsection”, “subclause”, “clause”, “Schedule” and “Exhibit” are references to the Articles, Sections, subsections, subclauses, clauses, Schedules and Exhibits to this Agreement unless otherwise specified;

(e) (i) the terms “hereof”, “herein”, “hereby”, “hereto”, and derivative or similar words refer to this entire Agreement, including the Schedules and Exhibits hereto; (ii) the terms “include”, “includes”, “including” and words of similar import when used in this Agreement mean “including, without limitation” unless otherwise specified; (iii) the term “any” means “any and all”; and (iv) the term “or” shall not be exclusive and shall mean “and/or”;

(f) (i) references to “days” means calendar days unless Business Days are expressly specified; (ii) references to “written” or “in writing” include in electronic form; and (iii) references to “$” mean U.S. dollars;

(g) references to any Person includes such Person’s successors and permitted assigns; and

(h) each Party has participated in the negotiation and drafting of this Agreement and if an ambiguity or question of interpretation should arise, this Agreement shall be construed as if drafted jointly by the Parties and no presumption or burden of proof shall arise favoring or burdening either Party by virtue of the authorship of any provision in this Agreement; the language used herein will be deemed to be the language chosen by the Parties to express their mutual intent, and no rule of strict construction will be applied against either Party. Further, prior drafts of this Agreement or the other Transaction Agreements or the fact that any clauses have been added, deleted or otherwise modified from any prior drafts of this Agreement or the other Transaction Agreements shall not be used as an aide of construction or otherwise constitute evidence of the intent of the Parties; and no presumption or burden of proof shall arise favoring or disfavoring any Party by virtue of such prior drafts.

Section 13.02 Expenses. Except as otherwise specified in the Transaction Agreements, each Party shall pay its own costs and expenses, including legal, consulting, financial advisor and accounting fees and expenses, incurred in connection with the Transactions and the Transaction Agreements, irrespective of when incurred or whether or not the First Closing or Second Closing occurs.

Section 13.03 Notices. All notices and other communications under or by reason of the Transaction Agreements shall be in writing and shall be deemed to have been duly given or made (a) when personally delivered, (b) when delivered by e-mail transmission with receipt confirmed (followed by delivery of an original by another delivery method provided for in this Section 13.03), (c) one Business Day after deposit with overnight courier service or (d) when delivered by registered or certified mail (return receipt requested) or by a national courier service, in each case to the addresses and attention parties indicated below (or such other address, e-mail address or attention party as the recipient party has specified by prior notice given to the sending party in accordance with this Section 13.03):

If to Seller, to:	RAIT Financial Trust Two Logan Square 100 N. 18th Street, 23rd Floor Philadelphia, PA 19103 Attention: Chief Executive Officer E-mail: sdavidson@rait.com

with a copy (which will not constitute notice) to:	RAIT Financial Trust Two Logan Square 100 N. 18th Street, 23rd Floor Philadelphia, PA 19103 Attention: Chief Legal Officer E-mail: jreyle@rait.com

with a copy (which will not constitute notice) to:	Ballard Spahr LLP 1735 Market Street, 51st Floor Philadelphia, PA 19103 Attention: Justin Klein E-mail: kleinj@ballardspahr.com

If to Buyer, to:	Independence Realty Trust, Inc. Two Logan Square 100 N. 18th Street, 23rd Floor Philadelphia, PA 19103 Attention: Chief Executive Officer E-mail: sschaeffer@rait.com

with a copy (which will not constitute notice) to:	Hogan Lovells US LLP 555 Thirteenth Street NW Washington, DC 20004 Attention: Stuart Barr E-mail: stuart.barr@hoganlovells.com

Section 13.04 Public Announcements. Neither any Party nor any Affiliate or Representative of any Party shall issue or cause the publication of any press release or public announcement or otherwise communicate with any news media in respect of the Transaction Agreements or the Transactions without the prior written consent of the other Parties (which consent shall not be unreasonably withheld or delayed), except to the extent that such Party is required by applicable Law or by applicable rules of any stock exchange or quotation system on which such Party or its Affiliates lists or trades securities (in which case the disclosing Party will use its commercially reasonable efforts, if permitted by applicable Law, to (a) advise the other Party before making such disclosure and (b) provide such other Party a reasonable opportunity to review and comment on such release or announcement and consider in good faith any comments with respect thereto).

Section 13.05 Severability. If any term or provision hereof is held invalid, illegal or unenforceable in any respect under any applicable Law or as a matter of public policy, the validity, legality and enforceability of all other terms and provisions hereof shall not in any way be affected or impaired. If the final judgment of a court of competent jurisdiction or other Governmental Authority declares that any term or provision hereof is invalid, illegal or unenforceable, the Parties agree that the court making such determination shall have the power to reduce the scope, duration, area or applicability of the term or provision, to delete specific words or phrases, or to replace any invalid, illegal or unenforceable term or provision with a term or provision that is valid, legal and enforceable and that comes closest to expressing the intention of the invalid, illegal or unenforceable term or provision.

Section 13.06 Assignment. This Agreement will be binding upon and inure to the benefit of and be enforceable by the respective successors and permitted assigns of the Parties. None of the Parties may assign (whether by operation of Law or otherwise) this Agreement or any rights, interests or obligations provided by this Agreement without the prior written consent of the other Parties; provided, however, that the Buyer Parties may assign (whether by operation of Law or otherwise) this Agreement and any or all rights and obligations under this Agreement to any of their respective Affiliates upon prior written notice to the Seller Parties; provided, further, that no such assignment shall release such Buyer Party from any Liability under this Agreement. Any attempted assignment in violation of this Section 13.06 shall be void ab initio.

Section 13.07 No Third-Party Beneficiaries. This Agreement and the other Transaction Agreements are for the sole benefit of the parties hereto and thereto and their respective successors and permitted assigns, and, except with respect to the Buyer Indemnified Parties and the Seller Indemnified Parties pursuant to Article XII, or as expressly set forth in the applicable Transaction Agreement, nothing in the Transaction Agreements shall create or be deemed to create any third-party beneficiary rights in any Person not a party to the Transaction Agreements, including any Affiliates of any party.

Section 13.08 Entire Agreement. This Agreement (including the Seller Disclosure Letter) and the other Transaction Agreements (and all exhibits and schedules hereto and thereto) collectively constitute and contain the entire agreement and understanding of the Parties with respect to the subject matter hereof and thereof and supersede all prior negotiations, correspondence, understandings, agreements and contracts, whether written or oral, among the Parties respecting the subject matter hereof and thereof.

Section 13.09 Amendments. The Transaction Agreements (including all exhibits and schedules thereto) may only be amended, restated supplemented or otherwise modified by written agreement making specific reference to the applicable Transaction Agreement to be amended, restated, supplemented or otherwise modified, in each case duly executed by each party to such Transaction Agreement. No Consent from any Indemnified Party under Article XII (in each case other than the Parties) shall be required to amend this Agreement.

Section 13.10 Waiver. At any time before the First Closing or Second Closing, either the Seller Parties or the Buyer Parties may (a) extend the time for the performance of any obligation or other acts of the other Parties, (b) waive any breaches or inaccuracies in the representations and warranties of the other Parties contained in this Agreement or in any document delivered pursuant to this Agreement, or (c) waive compliance with any covenant, agreement or condition contained in this Agreement but such waiver of compliance with any such covenant, agreement or condition shall not operate as a waiver of, or estoppel with respect to, any subsequent or other failure. Any such waiver shall be in a written instrument duly executed by the waiving Party. No failure on the part of any Party to exercise, and no delay in exercising, any right, power or remedy under any Transaction Agreement shall operate as a waiver thereof, nor shall any single or partial exercise of such right, power or remedy by such Party preclude any other or further exercise thereof or the exercise of any other right, power or remedy.

Section 13.11 Governing Law. The Transaction Agreements, and any Action that may be based upon, arise out of or relate or be incidental to any Transaction, any Transaction Agreement, the negotiation, execution, performance or consummation thereof or the inducement of any Party to enter therein, whether for breach of contract, tortious conduct or otherwise, and whether now existing or hereafter arising (each, a “Transaction Dispute”), shall be governed by and construed and enforced in accordance with the internal Laws of the State of New York, without giving effect to any Law or rule that would cause the Laws of any jurisdiction other than the State of New York to be applied.

Section 13.12 Dispute Resolution; Consent to Jurisdiction.

(a) Any Transaction Dispute shall exclusively be brought and resolved in the U.S. District Court for the Southern District of New York (where federal jurisdiction exists) or the Commercial Division of the Supreme Court of the State of New York sitting in the County of New York (where federal jurisdiction does not exist), and the appellate courts having jurisdiction of appeals in such courts. In that context, and without limiting the generality of the foregoing, each Party irrevocably and unconditionally:

(i) submits for itself and its property to the exclusive jurisdiction of such courts with respect to any Transaction Dispute and for recognition and enforcement of any judgment resulting from any Transaction Dispute, and agrees that all claims in respect of any Transaction Dispute shall be exclusively heard and determined in such courts;

(ii) agrees that venue would be proper in such courts, and waives any objection that it may now or hereafter have that any such court is an improper or inconvenient forum for the resolution of any Transaction Dispute; and

(iii) agrees that the mailing by certified or registered mail, return receipt requested, to the Persons listed in Section 13.03 of any process required by any such court, will be effective service of process; provided, however, that nothing herein will be deemed to prevent a Party from making service of process by any means authorized by the Laws of the State of New York.

(b) The foregoing consent to jurisdiction shall not constitute submission to jurisdiction or general consent to service of process in the State of New York for any purpose except with respect to any Transaction Dispute.

Section 13.13 Waiver of Jury Trial. To the maximum extent permitted by Law, each Party irrevocably and unconditionally waives any right to trial by jury in any forum in respect of any Transaction Dispute and covenants that neither it nor any of its Affiliates will assert (whether as plaintiff, defendant or otherwise) any right to such trial by jury. Each Party certifies and acknowledges that (a) such Party has considered the implications of this waiver, (b) such Party makes this waiver voluntarily and (c) such waiver constitutes a material inducement upon which such Party is relying and will rely in entering into the Transaction Agreements. Each Party may file an original counterpart or a copy of this Section 13.13 with any court as written evidence of the consent of each Party to the waiver of its right to trial by jury.

Section 13.14 Admissibility into Evidence. All offers of compromise or settlement among the Parties or their Representatives in connection with the attempted resolution of any Transaction Dispute (a) shall be deemed to have been delivered in furtherance of a Transaction Dispute settlement, (b) shall be exempt from discovery and production and (c) shall not be admissible into evidence (whether as an admission or otherwise) in any proceeding for the resolution of the Transaction Dispute.

Section 13.15 Remedies; Specific Performance.

(a) Except to the extent set forth otherwise in this Agreement (including in Section 12.05), all remedies under this Agreement expressly conferred upon a Party will be deemed cumulative with and not exclusive of any other remedy conferred hereby, or by Law or equity upon such Party, and the exercise by a Party of any one remedy shall not preclude the exercise of any other remedy.

(b) Each Party agrees that irreparable damage would occur and the Parties would not have an adequate remedy at Law if any provision of this Agreement is not performed in accordance with its specific terms or is otherwise breached. Accordingly, each Party agrees that the other Parties will be entitled to injunctive relief from time to time to prevent breaches of the provisions of this Agreement and to enforce specifically the terms and provisions of this Agreement in each case (i) without the requirement of posting any bond or other indemnity, and (ii) in addition to any other remedy to which it may be entitled, at law or in equity. Furthermore, each Party agrees not to raise any objections to the availability of the equitable remedy of specific performance to prevent or restrain breaches of this Agreement, and to specifically enforce the terms of this Agreement to prevent breaches or threatened breaches of, or to enforce compliance with, the covenants and obligations of such Party under this Agreement. Each Party agrees that any Actions pursuant to this Section 13.15 for Seller Parties’ breach of Sections 2.01, 2.02, or 2.03 must be brought within 90 days of discovery of such breach.

Section 13.16 Counterparts. Each Transaction Agreement may be executed in counterparts, each of which shall be deemed an original, but all of which when taken together shall constitute one and the same instrument. Facsimiles, e-mail transmission of .pdf signatures or other electronic copies of signatures shall be deemed to be originals.

[REMAINDER OF PAGE INTENTIONALLY LEFT BLANK;

SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, Seller and Buyer have caused this Agreement to be executed on the date first written above by their respective duly authorized officers.

SELLER PARTIES:

RAIT FINANCIAL TRUST

By:	/s/ Scott L.N. Davidson
	Name:	Scott L. N. Davidson
	Title:	President

RAIT TRS, LLC,

By:	RAIT JV TRS SUB, LLC, Its sole Member,

By:	RAIT JV TRS, LLC, Its sole Member,

By:	its members:

RAIT Partnership, L.P., Its Member

		By:	RAIT General, Inc., Its General Partner,

		By:	/s/ Scott L.N. Davidson
			Name:	Scott L. N. Davidson
			Title:	President

Taberna Realty Finance Trust, Its Member,

		By:	/s/ Scott L.N. Davidson
			Name:	Scott L. N. Davidson
			Title:	President

JUPITER COMMUNITIES, LLC

By:	/s/ Matthew Harker
	Name:	Matthew Harker
	Title:	President

RAIT SELLING STOCKHOLDERS:

BELLE CREEK MEMBER, LLC,

By:	Belle Creek IR Holdings, LLC, Its sole Member and Manager,

By:	RAIT NTR Holdings, LLC, Its sole Member and Manager,

By:	RAIT Partnership, L.P., Its sole Member and Manager,

By:	RAIT General, Inc., Its General Partner,

By:	/s/ Scott L.N. Davidson
	Name:	Scott L. N. Davidson
	Title:	President

CENTREPOINT MEMBER, LLC,

By:	Centerpoint IR Holdings, LLC, Its sole Member and Manager,

By:	RAIT NTR Holdings, LLC, Its sole Member and Manager,

By:	RAIT Partnership, L.P., Its sole Member and Manager,

By:	RAIT General, Inc., Its General Partner,

By:	/s/ Scott L.N. Davidson
	Name:	Scott L. N. Davidson
	Title:	President

COPPER MILL MEMBER, LLC,

By:	Copper Mill IR Holdings, LLC, Its sole Member and Manager,

By:	Taberna IR Holdings Member, LLC, Its sole Member and Manager,

By:	Taberna Realty Finance Trust, Its sole Member and Manager,

By:	/s/ Scott L.N. Davidson
	Name:	Scott L. N. Davidson
	Title:	President

CRESTMONT MEMBER, LLC,

By:	Crestmont IR Holdings, LLC, Its sole Member and Manager,

By:	Taberna IR Holdings Member, LLC, Its sole Member and Manager,

By:	Taberna Realty Finance Trust, Its sole Member and Manager,

By:	/s/ Scott L.N. Davidson
	Name:	Scott L. N. Davidson
	Title:	President

CUMBERLAND MEMBER, LLC,

By:	Cumberland IR Holdings, LLC, Its sole Member and Manager,

By:	Taberna IR Holdings Member, LLC, Its sole Member and Manager,

By:	Taberna Realty Finance Trust, Its sole Member and Manager,

By:	/s/ Scott L.N. Davidson
	Name:	Scott L. N. Davidson
	Title:	President

HERITAGE TRACE MEMBER, LLC,

By:	Heritage Trace IR Holdings, LLC, Its sole Member and Manager,

By:	Taberna IR Holdings Member, LLC, Its sole Member and Manager,

By:	Taberna Realty Finance Trust, Its sole Member and Manager,

By:	/s/ Scott L.N. Davidson
	Name:	Scott L. N. Davidson
	Title:	President

RAIT NTR HOLDINGS, LLC,

By:	RAIT Partnership, L.P., Its sole Member and Manager,

By:	RAIT General, Inc., Its General Partner,

By:	/s/ Scott L.N. Davidson
	Name:	Scott L. N. Davidson
	Title:	President

TABERNA IR HOLDINGS MEMBER, LLC,

By:	Taberna Realty Finance Trust, Its sole Member
and Manager,

By:	/s/ Scott L.N. Davidson
	Name:	Scott L. N. Davidson
	Title:	President

TRESA AT ARROWHEAD MEMBER, LLC,

By:	Tresa IR Holdings, LLC, Its sole Member and Manager,

By:	RAIT NTR Holdings, LLC, Its sole Member and Manager,

By:	RAIT Partnership, L.P., Its sole Member and Manager,

By:	RAIT General, Inc., Its General Partner,

By:	/s/ Scott L.N. Davidson
	Name:	Scott L. N. Davidson
	Title:	President

BUYER PARTIES:

INDEPENDENCE REALTY TRUST, INC.

By:	/s/ Scott F. Schaeffer
	Name:	Scott F. Schaeffer
	Title:	Chief Executive Officer

INDEPENDENCE REALTY OPERATING PARTNERSHIP, LP

By:	Independence Realty Trust, Inc., its general partner

By:	/s/ Scott F. Schaeffer
	Name:	Scott F. Schaeffer
	Title:	Chief Executive Officer

EXHIBIT A

DEFINITIONS

“Action” means any action, suit, arbitration, proceeding or investigation by or before any Governmental Authority.

“Affiliate” means, with respect to any specified Person, any other Person that, at the time of determination, directly or indirectly through one or more intermediaries, Controls, is Controlled by or is under common Control with such specified Person; provided, however, that for the purposes of this Agreement (a) no Seller Party shall be deemed an Affiliate of a Buyer Party, or, after the Second Closing, of the Advisor and (b) after the Second Closing, each Buyer Party shall be deemed an Affiliate of the Advisor.

“Agreement” means this Securities and Asset Purchase Agreement, dated as of September 27, 2016, by and among the Seller Parties and the Buyer Parties, including the Seller Disclosure Letter and the Exhibits, and any amendments to such agreement made in accordance with Section 13.09.

“Antitrust Laws” means the HSR Act and any other Laws applicable to any Buyer Party, any Seller Party or the Advisor under any applicable jurisdiction that are designed to prohibit, restrict or regulate actions having the purpose or effect of monopolization or restraint of trade.

“Business Day” means any day that is not a Saturday, a Sunday or other day on which commercial banks in the City of New York, New York are required or authorized by Law to be closed.

“Business Employees” means each employee of a Seller Party or one of its Affiliates (i) who on the Second Closing Date spends substantially all of his or her work time in the operation of the Business or (ii) whose employment is expected to transfer to the Buyer Parties or their respective Affiliates on the Second Closing Date by operation or applicable Law, including each such employee who as of the Second Closing Date is on leave of absence (including medical leave, military leave, workers’ compensation leave and short-term or long-term disability) or vacation.

“Business Intellectual Property” means (a) the Registered IP and (b) all other Intellectual Property, other than the Registered IP, that is owned by the Advisor as of the Second Closing Date or used exclusively by any Seller Party in the Business.

“Business Plan” means each Employee Plan (i) that is sponsored or maintained by the Advisor or (ii) for which Liabilities or assets transfer to the Buyer Parties or their respective Affiliates under applicable Law as a result of the transactions contemplated by this Agreement.

“Business Technology” means all Technology owned by any Seller Party or the Advisor and used in the Business.

Exhibit A-6

“Buyer Disclosure Letter” means the disclosure letter dated as of the Agreement Date delivered by the Buyer Parties to the Seller Parties, and which forms a part of this Agreement.

“Buyer Fundamental Representations” means the representations and warranties made in Sections 5.01 (Organization, Power and Authority of the Buyer Parties), 5.02 (Noncontravention; Consents) and 5.07 (Brokers).

“Buyer Transaction Agreements” means this Agreement and each other Transaction Agreement to which a Buyer Party is named as a party on the signature pages thereto.

“Buyer Transactions” means the transactions contemplated by the Buyer Transaction Agreements.

“Code” means the U.S. Internal Revenue Code of 1986, as amended.

“Consent” means any consent, approval or authorization.

“Control” means, as to any Person, the power to direct or cause the direction of the management and policies of such Person, whether through the ownership of voting securities, by contract or otherwise. The terms “Controlled by,” “Controlled”, “under common Control with” and “Controlling” shall have correlative meanings.

“Controlled Group Liability” means any and all liabilities (i) under Title IV of ERISA, (ii) under Section 302 of ERISA, (iii) under Sections 412, 430 and 4971 of the Code, (iv) as a result of a failure to comply with the continuation coverage requirements of Section 601 et seq. of ERISA and Section 4980B of the Code, or (v) under corresponding or similar provisions of foreign Laws.

“Debt” means (a) all indebtedness for borrowed money, whether or not contingent, including accrued but unpaid interest thereon, excluding (for the avoidance of doubt) trade accounts payable, (b) all obligations for the deferred purchase price of property or services, (c) all obligations evidenced by notes, bonds, debentures or other similar instruments, including, in each case, accrued but unpaid interest thereon, and (d) all Debt of another Person (as described in clauses (a) through (c)) directly or indirectly guaranteed by the applicable Person.

“Effective Time” means 11:59 p.m. (New York time) on the Closing Date.

“Employee Plans” means (a) all “employee benefit plans” (within the meaning of Section 3(3) of ERISA), (b) all retirement, welfare benefit,

Exhibit A-7

bonus, stock option, stock purchase, restricted stock, stock-based, incentive, supplemental retirement, deferred compensation, retiree health, life insurance, severance, Code Section 125 flexible benefit, fringe benefit, or vacation plans, programs, practices, policies or agreements and (c) all individual employment, termination, severance, retention, change in control or other similar agreements, in each case, whether or not in writing, that is sponsored, contributed to or maintained by any Seller Party or any of its Affiliates, to which any Seller Party or any of its Affiliates is obligated to contribute or with respect to which any Seller Party or any of its Affiliates has any Liability, contingent or otherwise, in each case, in which any Business Employee is eligible to participate or to which he or she is a party, other than governmental plans or arrangements (including governmental plans or arrangements that constitute severance, termination indemnities or other similar benefits maintained for employees outside of the U.S.).

“Employment Agreements” means the Third Amended and Restated Employment Agreement, entered into as of August 4, 2011, by and between RAIT and Scott F. Schaeffer, as amended, and the Employment Agreement, entered into as of August 2, 2012, by and between RAIT and James J. Sebra.

“Environmental Law” means any applicable Law concerning protection of the environment or the handling, use, management, transportation, storage, disposal or Release of Hazardous Materials.

“Environmental Permit” means any Permit required by Environmental Law and necessary to the operation of the Business as of the Agreement Date.

“ERISA” means the Employee Retirement Income Security Act of 1974.

“ERISA Affiliate” means, with respect to any entity, trade or business, any other entity, trade or business that is, or was at the relevant time, a member of a group described in Section 414(b), (c), (m) or (o) of the Code or Section 4001(b)(1) of ERISA that includes or included the first entity, trade or business, or that is, or was at the relevant time, a member of the same “controlled group” as the first entity, trade or business pursuant to Section 4001(a)(14) of ERISA.

“First Closing Conditions” means conditions to the respective obligations of the Parties to consummate the transactions contemplated by this Agreement, as set forth in Sections 10.1, 10.2, and 10.3.

“GAAP” means U.S. generally accepted accounting principles.

“Governmental Authority” means any U.S. federal, state or local or any supra-national or non-U.S. government, political subdivision, governmental, regulatory or administrative authority, instrumentality, agency, body or commission, self-regulatory organization or any court, tribunal, or judicial or arbitral body.

Exhibit A-8

“Hazardous Materials” means any substance, material or waste that is defined or regulated as “hazardous”, “toxic”, “dangerous”, a “pollutant”, a “contaminant” or words of similar effect under any applicable Environmental Law, including asbestos, polychlorinated biphenyls, radioactive materials, petroleum and petroleum by-products and distillates.

“HSR Act” means the Hart-Scott-Rodino Antitrust Improvements Act of 1976.

“Intellectual Property” means all of the following intellectual property and similar rights, title, or interest in or arising under Law: (a) patents, patent applications, and patent rights, including any such rights granted upon any reissue, reexamination, division, extension, provisional, continuation, or continuation-in-part applications, (b) copyrights, moral rights, mask work rights, database rights and design rights, in each case, (i) other than rights to Software and (ii) whether or not registered, and registrations and applications for registration thereof, and all rights therein provided by international treaties or conventions and (c) Trade Secrets.

“IRS” means the U.S. Internal Revenue Service.

“IRT Common Stock Amount” means an amount in cash equal to the product of (i) the number of shares of IRT Common Stock to be acquired by the Buyer Parties pursuant to this Agreement multiplied by (ii) the price per share of IRT Common Stock sold in the IRT Equity Offering after deducting all underwriting discounts and commissions.

“IRT Equity Offering” means the underwritten public offering of shares of IRT Common Stock with net proceeds in an amount equal to at least Eighty Three Million Dollars ($83,000,000).

“Knowledge of the Buyer Parties” means the actual knowledge of the Persons listed on Section 1.01(b) of the Buyer Disclosure Letter.

“Knowledge of the Seller Parties” means the actual knowledge of the Persons listed on Section 1.01(c) of the Seller Disclosure Letter.

“Law” means any U.S. federal, state, local or non-U.S. statute, law, ordinance, regulation, rule, code, Order or other requirement or rule of law (including common law) promulgated by any Governmental Authority.

“Liabilities” means any liability, debt, guarantee, claim, demand, expense, commitment or obligation (whether direct or indirect, absolute or contingent, accrued or unaccrued, liquidated or unliquidated, or due or to become due) of every kind and description, including all costs and expenses related thereto.

“Lien” means any mortgage, deed of trust, pledge, hypothecation, security interest, encumbrance, claim, lien or charge of any kind.

Exhibit A-9

“Loss” or “Losses” means all losses, damages, costs, expenses, taxes, settlements, assessments, deficiencies, interest, fines, penalties and other Liabilities actually suffered or incurred and paid (including removal costs, remediation costs, closure costs, expenses of investigation and ongoing monitoring, reasonable attorneys’ fees and reasonable out of pocket disbursements.

“Material Adverse Effect” means any fact, occurrence, condition, development, circumstance, effect or change that, individually or taken together with all such other facts, occurrences, conditions, developments, circumstances, effects or changes, (1) is or would reasonably be expected to have a material adverse effect on the Advisor, the Transferred Assets, the Assumed Liabilities or the business, financial condition, or results of operations of the Business, taken as a whole, or (2) prevents or would reasonably be expected to prevent the Seller Parties from timely consummating the Seller Transactions or performing their respective obligations hereunder; provided, however, that with respect to the foregoing clause (1) any adverse effect to the extent arising out of, resulting from or attributable to (a) an event or circumstances or series of events or circumstances after the Agreement Date affecting (i) the U.S. or the global economy generally or capital, financial, banking, credit or securities markets generally, including changes in interest or exchange rates, (ii) political conditions generally of the U.S. or any other country or jurisdiction in which any Seller Party, the Advisor or their respective Affiliates operates or (iii) any industry generally in which the Advisor operates or in which products or services of the Business are used or distributed; (b) the negotiation, pendency or announcement of the Transactions or the performance of obligations under this Agreement or any other Transaction Agreement, or the identity of the Buyer Parties or their Affiliates; (c) any changes in applicable Law or GAAP, or accounting principles, practices or policies the any of the Seller Parties or the Advisor is required to adopt, or the enforcement or interpretation thereof; (d) actions required to be taken pursuant to this Agreement or actions taken or omitted to be taken at the written request of the Buyer Parties; (e) any acts of God, including any earthquakes, hurricanes, tornadoes, floods, tsunami, or other natural disasters, or any other damage to or destruction of assets caused by casualty; or (f) any hostilities, acts of war (whether or not declared), sabotage, terrorism or military actions, or any escalation or worsening of any such hostilities, act of war, sabotage, terrorism or military actions or (g) any failure to meet internal or published projections, estimates or forecasts of revenues, earnings, or other measures of financial or operating performance for any period (provided that the underlying causes of such failures (subject to the other provisions of this definition) shall not be excluded) shall not constitute or be deemed to contribute to a Material Adverse Effect, and otherwise shall not be taken into account in determining whether a Material Adverse Effect has occurred or would be reasonably likely to occur; provided that any adverse effect arising out of, resulting from or attributable to the foregoing clauses (a), (c), (e) and (f) may be taken into account in determining whether a Material Adverse Effect has occurred or would be reasonably likely to occur to the extent such adverse effect has a disproportionate impact on the Business, taken as a whole, relative to other similarly situated businesses in the same industry.

“Material Contract” means any contract, agreement, license, lease, arrangement or commitment (including all amendments, supplements and modifications thereto) to which a Seller Party or the Advisor is a party or otherwise bound that (a) contains a legal obligation of such Seller Party or the Advisor to purchase goods, products or services that are Related to the Business from a supplier that the

Exhibit A-10

Seller Parties reasonably expect will result in purchases in an aggregate amount that exceeds $100,000 in the calendar year of 2016 or any subsequent calendar year, (b) is a contract for the purchase or sale of real property by the Advisor or the Seller Parties that is Related to the Business, (c) is a contract for the acquisition or disposition of any business or material amount of the equity ownership interests or assets of any other Person (whether by merger, sale of stock, sale of assets or otherwise) by the Advisor or Seller Party that is Related to the Business, (d) is a joint venture, strategic alliance, partnership or similar contract, in each case, that is Related to the Business, (e) is a collective bargaining agreement applicable to the Business Employees, (f) is a settlement, conciliation or similar agreement with any Governmental Authority in its capacity as such that is applicable to the Advisor or Related to the Business, (g) is a contract pursuant to which the Advisor or a Seller Party provides property management services, (h) is a contract to which the Advisor or a Seller Party is a party to lease or sublease, whether as lessor, lessee, sublessor, sublessee or otherwise, any real property (including the Transferred Leased Property), (i) creates any material Lien (other than a Permitted Lien) over any of the Transferred Assets, (j) relates to any incurrence, assumption or guarantee of Debt that would constituted an Assumed Liability or (k) that contains any non-competition requirement, requirement limiting the ability of the Seller Parties (with respect to the Business) or the Advisor to engage in any line of business, “most favored nation requirement,” or non-solicitation requirement.

“Material Permits” means the material Permits required to conduct the Business as conducted on the Agreement Date.

“Membership Interests Amount” means $40,000,000.

“Order” means any order, writ, judgment, injunction, temporary restraining order, decree, stipulation, determination or award entered by or with any Governmental Authority.

“Parent Plans” means each Employee Plan that is not a Business Plan.

“Parties” means, collectively, the Seller Parties and the Buyer Parties, with each being a “Party.”

“Permits” means all permits, licenses, Consents, registrations, concessions, grants, franchises, certificates, identification numbers exemptions, waivers, and filings issued or required by any Governmental Authority or any other Person under applicable Law.

“Permitted Liens” means the following Liens: (a) Liens for Taxes, assessments or other governmental charges or levies that are not yet due or payable or that are being contested in good faith by appropriate proceedings and for which adequate reserves have been established; (b) statutory Liens of landlords and Liens of carriers, warehousemen, mechanics, materialmen, workmen, repairmen and other Liens imposed by Law and on a basis consistent with past practice; (c) Liens incurred or deposits made in the ordinary course of business in connection with workers’ compensation, unemployment insurance or other types of social security; (d) zoning, entitlement, building and other generally applicable land use and environmental restrictions by a Governmental Authority; and (e) Liens incurred in the ordinary course of business securing Liabilities that are not material to the Transferred Assets.

Exhibit A-11

“Person” means any natural person, general or limited partnership, corporation, company, trust, limited liability company, limited liability partnership, firm, association or organization or other legal entity.

“Post-Second Closing Tax Period” means any taxable period beginning after the Effective Time and, in the case of any Straddle Period, the portion of such Straddle Period beginning after the Effective Time.

“Pre-Second Closing Period” means the period beginning on the Agreement Date and ending on the earlier of the Closing Date or the date this Agreement is terminated in accordance with its terms.

“Pre-Second Closing Tax Period” means any taxable period ending on or before the Effective Time, and in the case of any Straddle Period, the portion of such Straddle Period ending at the Effective Time.

“Property Taxes” means real, personal and intangible ad valorem property Taxes.

“Real Properties” means the Transferred Leased Property.

“Registered IP” means the patents, patent applications, and copyright registrations that are Related to the Business.

“Related to the Business” means (a) exclusively used in, or (b) exclusively arising, directly or indirectly, out of, the operation or conduct of, the Business.

“Release” means any actual or threatened discharging, depositing, dispersing, disposing, dumping, emitting, emptying, escaping, injecting, leaching, leaking, pouring, pumping, releasing or spilling of any hazardous substance into or through the environment.

“Representative” of a Person means the directors, officers, employees, advisors, agents, consultants, attorneys, accountants, investment bankers or other representatives of such Person.

“Required Approvals” means the approvals set forth in Section 10.01(b) of the Seller Disclosure Letter.

“Required Notices” means the notifications set forth in Section 10.01(b) of the Seller Disclosure Letter.

Exhibit A-12

“Required Waiting Periods” means the waiting periods set forth in Section 10.01(b) of the Seller Disclosure Letter.

“Second Closing Conditions” means conditions to the respective obligations of the Parties to consummate the transactions contemplated by this Agreement, as set forth in Sections 10.1, 10.4, and 10.5.

“Securities Act” means the Securities Act of 1933.

“Seller Disclosure Letter” means the disclosure letter dated as of the Agreement Date delivered by the Seller Parties to the Buyer Parties, and which forms a part of this Agreement.

“Seller Fundamental Representations” means the representations and warranties made in Sections 4.01 (Organization, Power and Authority of the Seller Parties and the Advisor), 4.03 (Noncontravention; Consents), 4.13 (Taxes) and 4.15 (Brokers).

“Seller Transaction Agreements” means this Agreement and each other Transaction Agreement to which any Seller Party is named as a party on the signature pages thereto.

“Seller Transactions” means the transactions contemplated by the Seller Transaction Agreements.

“Software” means all (a) computer programs, including all software implementation of algorithms, models and methodologies, whether in source code, object code, human readable form or other form, (b) databases and compilations, including all data and collections of data, whether machine readable or otherwise, (c) descriptions, flow charts and other work products used to design, plan, organize and develop any of the foregoing, screens, user interfaces, report formats, firmware, development tools, templates, menus, buttons and icons, and (d) all documentation including user manuals and other training documentation relating to any of the foregoing.

“Subsidiary” of any specified Person means any other Person of which such first Person owns (either directly or through one or more other Subsidiaries) a majority of the outstanding equity securities or securities carrying a majority of the voting power in the election of the board of directors or other governing body of such Person.

“Tax” or “Taxes” means any federal, state, local or foreign income, net income, excise, gross receipts, ad valorem, value-added, sales, use, employment, franchise, profits, gains, property, transfer, payroll, intangibles, license, stamp, occupation, environmental, windfall profit, or alternative or add-on minimum tax, or any other tax of any kind whatsoever (whether payable directly or by withholding) and any similar imposts, levies and assessments imposed by any Taxing Authority, together with any interest and any penalties, additions to tax or additional amounts imposed with respect thereto.

Exhibit A-13

“Tax Returns” means all returns and reports (including elections, declarations, disclosures, schedules, estimates, claims for refunds and information returns) filed or supplied or required to be filed or supplied to a Taxing Authority relating to Taxes.

“Taxing Authority” means any U.S. federal, state or local or non-U.S. jurisdiction (including any subdivision and any revenue agency of a jurisdiction) imposing Taxes and the agencies, if any, charged with the collection of such Taxes for such jurisdiction.

“Technology” means, collectively, all technology, designs, formulae, algorithms, procedures, methods, discoveries, processes, techniques, ideas, know-how, research and development, technical data, tools, materials, specifications, processes, inventions (whether patentable or unpatentable and whether or not reduced to practice) apparatus, creations, improvements, works of authorship in any media, confidential, proprietary or non-public information, and other similar materials, and all tangible embodiments of the foregoing in any form whether or not listed herein, and all related technology, other than Software.

“Trade Secrets” means confidential and proprietary information, including rights relating to know-how or trade secrets, including ideas, concepts, methods, techniques, inventions (whether patentable or unpatentable), and other works, whether or not developed or reduced to practice, rights in industrial property, customer, vendor, and prospect lists, and all associated information or databases, and other confidential or proprietary information, other than Software.

“Transaction Agreements” means this Agreement, the Shared Services Agreement, the Membership Interest Assignment Agreement and the Bill of Sale, in each case including all exhibits and schedules thereto and all amendments thereto made in accordance with the respective terms thereof.

“Transactions” means the transactions contemplated by this Agreement and the other Transaction Agreements.

“Transfer Taxes” means any sales Tax, use Tax, direct or indirect real property transfer or gains Tax, documentary stamp Tax, mortgage recording or transfer Tax, value added Tax or similar Taxes.

“Transferred Assets Amount” means $3,000,000.

“Transferred Employee” means each Business Employee who, as of the Second Closing Date (or, if applicable, such later date that such employee commences employment with the Buyer Parties or their respective Affiliates pursuant to Section 8.01), becomes an employee of the Buyer Parties or their respective Affiliates whether by operation of Law or by acceptance of an offer of employment from a Buyer Party or one of its Affiliates pursuant to Section 8.01.

“U.S.” means the United States of America.

Exhibit A-14

Other Defined Terms

Action	Exhibit A
Affiliate	Exhibit A
Agreement	Exhibit A
Agreement Date	Preamble
Antitrust Laws	Exhibit A
Assumed Contracts	Section 2.02(a)(iii)
Business Day	Exhibit A
Business Employees	Exhibit A
Business Plans	Exhibit A
Buyer	Preamble
Buyer Disclosure Letter	Exhibit A
Buyer Fundamental Representations	Exhibit A
Buyer Indemnified Parties	Section 12.02(a)
Buyer Termination Fee	Section 11.03(a)
Buyer Transaction Agreements	Exhibit A
Buyer Transactions	Exhibit A
Cap	Section 12.02(b)(ii)
Code	Exhibit A
Company Equity Interests	Preliminary Statements
Company Technology	Exhibit A
Consent	Exhibit A
Control	Exhibit A
Controlled Group Liability	Exhibit A
Controlling Party	Section 12.04(b)
Debt	Exhibit A
Deductible Amount	Section 12.02(b)(i)(B)
Disclosure Letter	Exhibit A
Effective Time	Exhibit A
Employee Plans	Exhibit A
Environmental Law	Exhibit A
Environmental Permit	Exhibit A
ERISA	Exhibit A
ERISA Affiliate	Exhibit A
Excluded Assets	Section 2.02(b)
Excluded Liabilities	Section 2.02(d)
First Closing	Section 2.05
First Closing Conditions	Exhibit A
First Closing Date	Section 2.05
GAAP	Exhibit A
Government Approvals	Section 6.04(a)
Government Authority	Exhibit A
Hazardous Materials	Exhibit A
HSR Act	Exhibit A
Indemnified Party	Section 12.04

Exhibit A-15

Indemnifying Party	Section 12.04
Intellectual Property	Exhibit A
IRS	Exhibit A
Knowledge of Buyer	Exhibit A
Knowledge of Seller	Exhibit A
Law	Exhibit A
Liabilities	Exhibit A
Lien	Exhibit A
Losses	Exhibit A
Material Adverse Effect	Exhibit A
Material Contract	Exhibit A
Material Permits	Exhibit A
Non-Controlling Party	Section 12.04(b)
Order	Exhibit A
Outside Date	Section 11.01(d)
Parent Companies	Preliminary Statements
Parent Plans	Exhibit A
Parties	Exhibit A
Permits	Exhibit A
Permitted Liens	Exhibit A
Person	Exhibit A
Post-Second Closing Tax Period	Exhibit A
Pre-Second Closing Period	Exhibit A
Property Taxes	Exhibit A
Purchase Price	Section 3.01
Real Properties	Exhibit A
Registered IP	Exhibit A
Related to the Business	Exhibit A
Release	Exhibit A
Representative	Exhibit A
Required Approvals	Exhibit A
Required Notices	Exhibit A
Required Waiting Periods	Exhibit A
Second Closing	Section 2.05
Second Closing Conditions	Exhibit A
Second Closing Date	Section 2.05
Securities Act	Exhibit A
Seller	Preamble, Preamble
Seller Fundamental Representations	Exhibit A
Seller Indemnified Parties	Section 12.03(a)
Seller Parties	Preamble
Seller Termination Fee	Section 11.03(b)
Seller Transaction Agreements	Exhibit A
Seller Transactions	Exhibit A
Software	Exhibit A
Straddle Period	Section 9.03

Exhibit A-16

Straddle Period Return	Section 9.02(a)
Subsidiary	Exhibit A
Tax	Exhibit A
Tax Claim	Section 9.04(a)
Tax Returns	Exhibit A
Taxes	Exhibit A
Taxing Authority	Exhibit A
Technology	Exhibit A
Third Party Claim	Section 12.04(a)
Trade Secrets	Exhibit A
Transaction Agreements	Exhibit A
Transaction Dispute	Section 13.11
Transactions	Exhibit A
Transfer Taxes	Exhibit A
Transferred Employees	Exhibit A
Transferred Leased Property	Section 2.02(a)(vii)
Transitional Services Agreement	Preliminary Statements
U.S.	Exhibit A

Exhibit A-17

EXHIBIT B

SHARED SERVICES AGREEMENT

Exhibit B-1

SHARED SERVICES AGREEMENT

by and among

INDEPENDENCE REALTY TRUST, INC.

and

RAIT FINANCIAL TRUST

Dated as of [●]

SHARED SERVICES AGREEMENT

This SHARED SERVICES AGREEMENT (this “Agreement”), dated as of [●] (the “Effective Date”), is by and among Independence Realty Trust, Inc., a Maryland corporation (“IRT”), and RAIT Financial Trust, a Maryland real estate investment trust (“RAIT”). IRT and RAIT shall be collectively referred to herein as the “Parties,” and each individually a “Party”.

WHEREAS, pursuant to that certain Securities and Asset Purchase Agreement, dated as of September 27, 2016, by and among RAIT, Jupiter Communities, LLC, RAIT TRS, LLC, the RAIT Selling Stockholders, IRT and Independence Realty Operating Partnership, LP (the “Purchase Agreement”), the Buyer Parties are acquiring from the Seller Parties (i) all of the membership interests of Independence Realty Advisor LLC, a Delaware limited liability company (the “Advisor”) and (ii) Asset Seller’s property management business (the “Business”);

WHEREAS, following the Closing of the transactions contemplated by the Purchase Agreement, the Advisor and the Business will require certain services, the physical and human resources for the provision of which will remain with RAIT; and RAIT will require certain services, the physical and human resources for the provision of which will have been transferred to IRT; and

WHEREAS, IRT desires to obtain certain services from RAIT for the purpose of enabling IRT to manage an orderly transition in its operation of the Advisor and the Business and retain the benefit of operational efficiencies created by the sharing of such services; and RAIT desires to obtain certain services from IRT for the purpose of enabling RAIT to retain the benefit of operational efficiencies created by the sharing of such services.

NOW THEREFORE, for good and valuable consideration provided under this Agreement, as well as the Purchase Agreement, the receipt and sufficiency of which are hereby acknowledged, the Parties agree as follows:

ARTICLE I

DEFINITIONS

Section 1.1. Definitions. Capitalized terms used in this Agreement but not otherwise defined herein shall have the meanings ascribed thereto in the Purchase Agreement.

ARTICLE II

SERVICES

Section 2.1. Scheduled Services.

(a) Upon the terms and subject to the conditions set forth in this Agreement, IRT agrees to provide, or to cause one or more of its Affiliates or one or more third parties to provide, to RAIT all services set forth on Schedule A (the “IRT Services”).

(b) Upon the terms and subject to the conditions set forth in this Agreement, RAIT agrees to provide, or to cause one or more of its Affiliates or one or more third parties to provide, to IRT all services in support of the Advisor and the Business set forth on Schedule B (the “RAIT Services” and together with the IRT Services, the “Services”).

(c) Anything to the contrary notwithstanding, none of the obligations of the Parties under the Purchase Agreement shall constitute Services under this Agreement. To the extent of any conflict between the terms of the Purchase Agreement and this Agreement, the terms of the Purchase Agreement shall be controlling.

Section 2.2. Additional Services. Each of the Parties agrees that, if either Party, in consultation with the other Party, identifies within 180 days after the date of this Agreement transition services that such Party believes are necessary for the continued operation of its business that are not identified on Schedule A or Schedule B, as applicable, upon the reasonable request of such Party, the Parties shall cooperate in good faith to modify Schedule A or Schedule B, as applicable, or enter into additional schedules with respect to such transition services, upon terms (including fees) and subject to conditions to be agreed upon in good faith by the Parties. Neither Party shall be obligated to perform or cause to be performed any such additional services unless and until the Parties agree in writing as to the price, specifications and other terms and conditions under which the applicable Party shall provide (or cause to be provided) such other services.

Section 2.3. Service Standards; Level of Service.

(a) The Parties shall provide Services to one another in a prompt, professional and workmanlike manner and shall provide the Services to the other Party at a level of quality, responsiveness and diligence at least equal to the levels provided by such Party over the twelve (12) month period prior to the Closing Date for such Services, but in no event at a quality level lower than that generally provided by such Party to its business (the “Service Standards”). In no event shall IRT have an obligation to perform any IRT Service in any other manner, amount or quality unless expressly so specified in Schedule A with respect to a particular IRT Service or mutually agreed upon after good faith discussions by the Parties. In no event shall RAIT have an obligation to perform any RAIT Service in any other manner, amount or quality unless expressly so specified in Schedule B with respect to a particular RAIT Service or mutually agreed upon after good faith discussions by the Parties.

Section 2.4. Disclaimer of Warranties. Each of the Parties acknowledges and agrees that the other Party does not as part of its usual or regular conduct of business provide any or all of the Services, or any related services, on a commercial basis. EXCEPT AS OTHERWISE EXPRESSLY PROVIDED HEREIN, EACH PARTY EXPRESSLY DISCLAIMS ANY AND ALL REPRESENTATIONS OR WARRANTIES, AT LAW OR IN EQUITY, WITH RESPECT TO THE SERVICES TO BE PROVIDED UNDER THIS AGREEMENT, INCLUDING WARRANTIES OF MERCHANTABILITY, FITNESS FOR ANY PARTICULAR PURPOSE, TITLE, NON-INFRINGEMENT AND QUIET ENJOYMENT. NO ORAL OR WRITTEN INFORMATION OR ADVICE GIVEN BY EITHER PARTY OR ITS AUTHORIZED REPRESENTATIVES SHALL CREATE A WARRANTY OR IN ANY WAY INCREASE THE SCOPE OF THE OTHER PARTY’S OBLIGATIONS UNDER THIS AGREEMENT.

Section 2.5. Subcontracting. Either Party may, with the written consent of the other Party (which shall not be unreasonably withheld, conditioned or delayed), engage, or cause one of its Affiliates to engage, one or more parties (including third parties and/or Affiliates of such Party) to provide some or all of the applicable Services to be provided by such Party. In the event a Party or its Affiliates so engage any such parties, such Party shall remain responsible for ensuring adherence to the Service Standards in the performance of the applicable Services, compliance by such parties with the applicable terms of this Agreement and for the indemnification obligations set forth in Article VIII. The Parties hereby agree that the delivery of any written consent pursuant to this Section 2.4(a) shall not be subject to the notice requirements set forth in Section 12.1 and any such written consent may be delivered via electronic mail.

Section 2.6. Cooperation.

(a) Each of the Parties will share information and otherwise cooperate to the extent necessary to facilitate the provision of Services pursuant to this Agreement. The Parties will cooperate in a commercially reasonable manner to facilitate the provision of Services as described herein. Each Party shall, at all reasonable times under the circumstances, make available to the other Party properly authorized personnel for the purpose of consultation and decision.

(b) The Parties shall cooperate fully to facilitate the termination of each Service at the earliest time reasonably practicable, but in no event later than six months after the Effective Date, unless otherwise agreed in writing by the Parties.

(c) Each of the Parties shall follow the policies, procedures and practices of the providing Party and its Affiliates applicable to the Services that are in effect as of the Effective Date, as may be modified from time to time subject to Section 2.2, so long as such Party has been provided with notice (in writing, where available) of such policies, procedures and practices.

(d) A failure of a Party to act in accordance with this Section 2.6 that prevents the other Party or its Affiliates or third parties from providing a Service hereunder shall relieve the other Party of its obligation to provide such Service until such time as the failure has been cured; provided, that such Party has been notified in writing of such failure.

Section 2.7. Certain Changes. Either Party may change (a) its policies and procedures, (b) any Affiliates and/or third parties that provide any Services or (c) the location from which any Service is provided at any time; provided that each Party shall remain responsible for the performance of the applicable Services in accordance with this Agreement. Each Party shall provide the other Party with prompt written notice of any changes described in the prior sentence. Any such notice shall be provided to such other Party as soon as practicable prior to the effectiveness of such change or, if prior notice of such change is not practicable, as soon as practicable after the effectiveness of such change. The Parties shall work together in good faith to minimize any negative impact that any change in the policies, procedures and practices of a Party and its Affiliates may have on the ability of the other Party to use the applicable Services.

Section 2.8. Timely Transition. Unless otherwise agreed in writing by the Parties, each Party shall use commercially reasonable efforts to transition the applicable Services to its own operations and responsibility as promptly as possible after the Effective Date.

ARTICLE III

LIMITATIONS

Section 3.1. General Limitations.

(a) In no event shall either Party be obligated to maintain the employment of any specific employee or acquire any specific additional equipment or software, unless the other Party agrees to bear its allocated portion of any associated costs; provided that each Party shall remain responsible for the performance of the applicable Services in accordance with this Agreement.

(b) Neither Party shall be obligated to provide, or cause to be provided, any Service to the extent that the provision of such Service would require such Party, any of its Affiliates or any of their respective officers, directors, employees, agents or representatives to violate any applicable Laws.

Section 3.2. Third Party Consents and Limitations.

(a) Prior to the Effective Date, each Party will have obtained, with the reasonably requested cooperation of the other Party any third party consents necessary for provision of the applicable Services during the Term. The costs associated with obtaining any third party consents shall be borne by the Party receiving the applicable Service.

(b) Each Party acknowledges and agrees that any Services provided through third parties or using third party Intellectual Property are subject to the terms and conditions of any applicable agreements between the applicable Party or its Affiliate and such third parties, copies of which have been made available to the other Party.

Section 3.3. Force Majeure. In the event that either Party is wholly or partially prevented from, or delayed in, providing one or more Services, or one or more Services are interrupted or suspended, by reason of events beyond its reasonable control (including acts of God, acts, orders, restrictions or interventions of any civil, military or government authority, fire, explosion, accident, floods, earthquakes, embargoes, epidemics, war (declared or undeclared), acts of terrorism, hostilities, invasions, revolutions, rebellions, insurrections, sabotages, nuclear disaster, labor strikes, civil unrest, riots, power or other utility failures, disruptions or other failures in internet or other telecommunications lines, networks and backbones, delay in transportation, loss or destruction of property and/or changes in Laws) (each, a “Force Majeure Event”), provided that such Party is taking commercially reasonable steps to minimize the impact and duration of such Force Majeure Event, such Party shall not be obligated to deliver the affected Services during such period, and the other Party shall not be obligated to pay for any Services not delivered.

ARTICLE IV

PAYMENT

Section 4.1. Fees.

(a) In consideration for each IRT Service, RAIT shall pay to IRT an amount for such IRT Service calculated as set forth in Schedule A.

(b) In consideration for each RAIT Service, IRT shall pay to RAIT an amount for such RAIT Service calculated as set forth in Schedule B.

Section 4.2. Billing and Payment Terms. Each Party shall invoice the other Party for costs payable hereunder in arrears on a monthly basis and such other Party shall remit full payment within thirty (30) days after the date of such invoice. Any late payment of an amount under this Agreement to be paid by the relevant Party shall bear simple interest from and including the date such payment is due under this provision until, but excluding, the date of payment, at a rate per annum equal to the rate announced by Citibank, N.A. as its “Base Rate” plus two percent (2%).

Section 4.3. Sales Taxes. All consideration under this Agreement is exclusive of any sales, transfer, value-added, goods or services tax or similar gross receipts based tax (excluding all other taxes including taxes based upon or calculated by reference to income, receipts or capital) imposed against or on the Services (“Sales Taxes”). The Party receiving Services shall be responsible for, and shall indemnify and hold the other Party harmless from and against, any such Sales Taxes.

Section 4.4. Record Keeping and Audit Right.

(a) Each Party shall keep, and, as applicable, cause its Affiliates to keep, complete and accurate books and records relating to the costs charged to the other Party hereunder, including the basis for calculating such costs (the “Transition Books and Records”) for a period of one (1) year following the expiration of the Term (“Audit Period”).

(b) During the Term and the Audit Period, each Party, at its own cost and expense, shall have the right to inspect the Transition Books and Records of the other Party (upon reasonable, prior written notice, during normal business hours), for the purposes of verifying the accuracy of the invoices provided to such Party hereunder. Each Party may only exercise the foregoing inspection right once during any calendar quarter, except in the event that such Party reasonably believes represents there is a material discrepancy in the invoices that it has been provided.

(c) In the event the audit produces a discrepancy between the fees and expenses invoiced to a Party and the actual Services performed by the other Party, the Party receiving the applicable Services shall immediately notify the other Party of such difference and indicate the amount by which it believes the fees and expenses invoiced exceed the Services performed. Within twenty (20) business days of receipt of notice of a discrepancy from the Party receiving the applicable Services, the other Party shall (i) reimburse such Party for the amount of the discrepancy arising out of the audit or (ii) notify such Party that it disputes the results of the audit. If a Party notifies the Party receiving Services of a dispute, such dispute shall be resolved in accordance with the procedures set forth in Article X hereof. Any Transition Books and Records that relate to any dispute under this Section 4.4 shall continue to be kept by the applicable Party until a complete and final resolution has been reached by the Parties.

(d) The expenses of the audit inspection shall be paid by the Party receiving the applicable Services; provided, however, that if the results of such audit, as finally determined pursuant to Section 4.4(c), reveal that the other Party has inaccurately calculated the fees and expenses resulting in an overcharge of such fees and expenses by more than five percent (5%) of the actual fees and expenses for the Services provided herein, the expenses of the audit inspection shall be paid by the Party providing the applicable Services.

(e) Anything to the contrary notwithstanding, each Party shall, and shall cause its Affiliates to, keep books and records relating to the performance of Services hereunder (the “Service Records”) consistent with their document and information retention policies in effect as of the Closing Date. During the Term and the Audit Period, each Party shall have the right, at its own cost and expense, to inspect the Service Records of the other Party (upon reasonable, prior written notice, during normal business hours), for the purpose of confirming that the applicable Services are being performed in accordance with the Service Standards, or to address any error in the product of any Services. Each Party may only exercise the foregoing inspection right once during any calendar quarter, except to address any matter that such Party reasonably believes represents material non-compliance by the other Party or its Affiliates with any Service Standards or any material error in the product of any Services.

ARTICLE V

CONFIDENTIALITY

Section 5.1. Confidentiality. Each Party acknowledges that the other possesses, and will continue to possess, information that has been created, discovered or developed by them and/or in which property rights have been assigned or otherwise conveyed to them, which information has commercial value and is not in the public domain. The proprietary information of each Party will be and remain the sole property of such Party and its assigns. Each Party shall use the same degree of care that it normally uses to protect its own proprietary information to prevent the disclosure to third parties of information that has been identified as proprietary by written notice to such Party from the other Party, or that can be reasonably inferred by such Party to be proprietary due to its content or the circumstances under which it was provided. Neither Party shall make any use of the information on the other which has been identified as proprietary except as contemplated or required by the terms of this Agreement. Notwithstanding the foregoing, this Section 5.1 shall not apply to any information that a Party can demonstrate: (a) was, at the time of disclosure to it, in the public domain through no fault of such Party; (b) was received after disclosure to it from a third party who had a lawful right to disclose such information to it; or (c) was independently developed by the receiving Party.

ARTICLE VI

INTELLECTUAL PROPERTY

Section 6.1. Ownership of Intellectual Property.

(a) Each Party acknowledges and agrees that the Parties shall each retain exclusive rights to and ownership of their own Intellectual Property, and no other license or other right, express or implied (except as provided in the last sentence of each of Section 6.1(b) and Section 6.1(c)), is granted hereunder by either Party to its Intellectual Property.

(b) As between IRT and RAIT, IRT shall exclusively own all right, title and interest throughout the world in and to all business processes and other Intellectual Property rights created by it in connection with the performance of the IRT Services (“IRT Intellectual Property”), and RAIT hereby assigns any and all right, title or interest it may have in any such IRT Intellectual Property to IRT. RAIT shall execute any documents and take any other actions reasonably requested by IRT to effectuate the purposes of the preceding sentence. IRT hereby grants to RAIT a royalty-free, fully paid-up, non-exclusive license to use the IRT Intellectual Property during the Term, solely to the extent necessary for RAIT to receive the benefit of the IRT Services.

(c) As between IRT and RAIT, RAIT shall exclusively own all right, title and interest throughout the world in and to all business processes and other Intellectual Property rights created by it in connection with the performance of the RAIT Services (“RAIT Intellectual Property”), and IRT hereby assigns any and all right, title or interest it may have in any such RAIT Intellectual Property to RAIT. IRT shall execute any documents and take any other actions reasonably requested by RAIT to effectuate the purposes of the preceding sentence. RAIT hereby grants to IRT a royalty-free, fully paid-up, non-exclusive license to use the RAIT Intellectual Property during the Term, solely to the extent necessary for IRT to receive the benefit of the RAIT Services.

ARTICLE VII

LIMITATION OF LIABILITY

Section 7.1. Limitation of Liability. In no event shall any Party hereto be liable under or in connection with this Agreement for consequential, incidental, special, indirect, treble or punitive Losses, Losses based on either the reduced current or future profitability or earnings or Losses based on a multiple of such profitability, earnings or other factor, or reduction therein (it being understood that all Losses shall for purposes of Article VII be determined and calculated on a direct, dollar-for-dollar basis), except in the case of liabilities arising from third-party claims. The liability of either Party to the other Party hereunder shall not exceed the aggregate amounts actually due and payable pursuant to Article IV hereunder from the Effective Date through the date the claim accrued.

ARTICLE VIII

INDEMNIFICATION

Section 8.1. Indemnification of RAIT. Subject to the terms of this Article VIII, IRT agrees from and after the Effective Date to indemnify, defend and hold harmless RAIT from and against any and all Losses arising out of, resulting from or relating to third party claims arising out of (a) a material breach by IRT of any provision of this Agreement, or (b) any breach of an agreement between RAIT and any third Person in relation to the RAIT Services caused by IRT.

Section 8.2. Indemnification of IRT. Subject to the terms of this Article VIII, RAIT agrees from and after the Effective Date to indemnify, defend and hold harmless IRT from and against any and all Losses arising out of, resulting from or relating to third party claims arising out of (a) a material breach by RAIT of any provision of this Agreement, or (b) any breach of an agreement between IRT and any third Person in relation to the IRT Services caused by RAIT.

Section 8.3. Indemnification Procedures. In the event either IRT or RAIT shall have a claim for indemnity against the other Party, the Parties shall follow the procedures set forth in Section 12.04 of the Purchase Agreement.

ARTICLE IX

TERM AND TERMINATION

Section 9.1. Term of Agreement. The term of this Agreement shall commence on the Effective Date and shall terminate on the date that is six months from the Effective Date (such period, the “Term”), unless earlier terminated as provided in this Article IX.

Section 9.2. Termination. In the event: (i) either Party shall fail to pay for any or all Services in accordance with the terms of this Agreement; (ii) of any default by either Party, in any material respect, in the due performance or observance by it of any of the other terms, covenants or agreements contained in this Agreement; or (iii) either Party shall become or be adjudicated insolvent and/or bankrupt, or a receiver or trustee shall be appointed for either Party or its property or a petition for reorganization or arrangement under any bankruptcy or insolvency Law shall be approved, or either Party shall file a voluntary petition in bankruptcy or shall consent to the appointment of a receiver or trustee (in each such case, the “Defaulting Party”); then the non-Defaulting Party shall have the right, at its sole discretion, (A) in the case of a default under clause (iii), to terminate immediately the applicable Service(s) and/or this Agreement and its participation with the Defaulting Party under this Agreement; and (B) in the case of a default under clause (i) or (ii), to terminate the applicable Service(s) and/or this Agreement and its participation with the Defaulting Party under this Agreement if the Defaulting Party has failed to (x) cure the default within thirty (30) days after receiving written notice of such default, or (y) take substantial steps towards and diligently pursue the curing of the default.

Section 9.3. Effect of Termination. In the event that this Agreement or a Service is terminated:

(a) Each Party agrees and acknowledges that the obligation of the other Party to provide the terminated Services, or to cause the terminated Services to be provided, hereunder shall immediately cease. Upon cessation of a Party’s obligation to provide any Service, the other Party shall stop using, directly or indirectly, such Service.

(b) Upon request, each Party shall return to the other Party all tangible personal property and books, records or files owned by such other Party and used in connection with the provision of Services that are in its possession as of the termination date.

(c) The following matters shall survive the termination of this Agreement: (i) the rights and obligations of each Party under Articles V, VI, VII, VIII, this Section 9.3, Article X and Article XI and (ii) the obligations under Article IV of the Parties to pay the applicable fees for Services furnished prior to the effective date of termination.

ARTICLE X

DISPUTE RESOLUTION

Section 10.1. Party Representatives. Each Party will appoint a representative (a “Service Representative”) responsible for coordinating and managing the delivery and receipt of the Services, which Service Representative will have authority to act on such Party’s behalf with respect to matters relating to this Agreement. The Service Representatives will work in good faith to address any issues involving the Parties’ relationship under this Agreement (including, without limitation, any pricing and other Service related matters).

Section 10.2. Escalation Procedure. The Parties shall attempt to resolve any dispute, controversy or claim arising out of, in connection with, or relating to this Agreement, whether sounding in contract or tort and whether arising during or after termination of this Agreement (each, a “Dispute”) in accordance with the following procedures: Upon the written request of either Party, a senior executive officer of IRT or a designee of such person and a senior executive officer of RAIT or that person’s designee shall meet and attempt to resolve any Dispute between them. If such Dispute is not resolved by discussions between such officers within ten (10) days after a Party’s written request was made, then either Party may commence a proceeding relating to such Dispute in accordance with Section 11.8. No Party may commence a proceeding with respect to a Dispute unless and until the foregoing procedure has been concluded with respect to the underlying Dispute.

ARTICLE XI

MISCELLANEOUS

Section 11.1. Notices.

(a) All notices, requests, claims, demands and other communications under this Agreement will be in writing (including a writing delivered by facsimile transmission) and shall be deemed given (i) when delivered, if sent by registered or certified mail (return receipt requested); (ii) when delivered, if delivered personally or sent by facsimile (with proof of transmission); or (iii) on the Business Day after deposit (with proof of deposit), if sent by overnight mail or overnight courier; in each case, unless otherwise specified or provided in this Agreement, to the Parties at the following addresses (or at such other address or fax number for a Party as will be specified by like notice):

As to RAIT:

RAIT Financial Trust

Two Logan Street

100 N. 18th Street, 23rd Floor

Philadelphia, PA 19103

Attention: Chief Executive Officer

Facsimile: [●]

Email: sdavidson@rait.com

With a copy (which will not constitute notice) to:

RAIT Financial Trust

Two Logan Street

100 N. 18th Street, 23rd Floor

Philadelphia, PA 19103

Attention: Chief Legal Officer

Facsimile: (215) 207-2786

Email: jreyle@rait.com

With a copy (which will not constitute notice) to:

Ballard Spahr LLP

1735 Market Street, 51 Floor

Philadelphia, PA 19103

Attention: Justin Klein

Facsimile: (215) 864-8999

Email: kleinj@ballardsparh.com

As to IRT:

Independence Realty Trust, Inc.

Two Logan Square

100 N. 18th Street, 23rd Floor

Philadelphia, PA 19103

Attention: Chief Executive Officer

Facsimile: [●]

Email: sschaeffer@rait.com

With a copy (which shall not constitute notice) to:

Hogan Lovells US LLP

555 13th Street, NW

Washington, DC 20004

Attention: Stuart Barr

Facsimile: (202) 637-5910

Email: stuart.barr@hoganlovells.com

(b) The inability to deliver any notice, demand or request because the Party to whom it is properly addressed in accordance with this Section 11.1 refused delivery thereof or no longer can be located at that address shall constitute delivery thereof to such Party.

(c) Each Party shall have the right from time to time to designate by written notice to the other Party hereto such other person or persons and such other place or places as said Party may desire written notices to be delivered or sent in accordance herewith.

(d) Notices and consents signed and given by an attorney for a Party shall be effective and binding upon that Party.

Section 11.2. Amendment. Except as set forth in Sections 2.2 and 9.2(a) hereof, no provision of this Agreement or of any documents or instrument entered into, given or made pursuant to this Agreement may be amended, changed, waived, discharged or terminated except by an instrument in writing, signed by the Party against whom enforcement of the amendment, change, waiver, discharge or termination is sought.

Section 11.3. Entire Agreement. This Agreement and the other Transaction Agreements (and all exhibits and schedules hereto and thereto) collectively constitute and contain the entire agreement and understanding of the Parties with respect to the subject matter hereof and thereof and supersede all prior negotiations, correspondence, understandings, agreements and contracts, whether written or oral, among the Parties respecting the subject matter hereof and thereof. No representation, promise, inducement or statement of intention has been made by IRT or RAIT which is not embodied in this Agreement, or in the attached schedules or the written certificates or instruments of assignment or conveyance delivered pursuant to this Agreement, and neither IRT nor RAIT shall be bound by or liable for any alleged representations, promise, inducement or statement of intention not therein so set forth.

Section 11.4. No Waiver. No failure of any Party to exercise any power given such Party hereunder or to insist upon strict compliance by the other Party with its obligations hereunder shall constitute a waiver of any Party’s right to demand strict compliance with the terms of this Agreement.

Section 11.5. Counterparts. This Agreement, any document or instrument entered into, given or made pursuant to this Agreement or authorized hereby, and any amendment or supplement thereto may be executed in two or more counterparts, and, when so executed, will have the same force and effect as though all signatures appeared on a single document. Any signature page of this Agreement or of such an amendment, supplement, document or instrument may be detached from any counterpart without impairing the legal effect of any signatures thereon, and may be attached to another counterpart identical in form thereto but having attached to it one or more additional signature pages. Any counterpart transmitted via email in format in portable document format (.pdf) shall be treated as originals for all purposes as to the parties so transmitting.

Section 11.6. Payments. Except as otherwise provided herein, payment of all amounts required by the terms of this Agreement shall be made in the United States and in immediately available funds of the United States of America which, at the time of payment, is accepted for the payment of all public and private obligations and debts.

Section 11.7. Successors and Assigns. This Agreement shall be binding upon and insure to the benefit of the successors and permitted assigns of the respective Parties hereto. No assignment of this Agreement, in whole or in part, shall be made without the prior written consent of the non-assigning Party (and shall not relieve the assigning party from liability hereunder) and any purposed assignment of this Agreement in contravention of the foregoing shall be null and void ab initio.

Section 11.8. Applicable Law; Venue.

(a) This Agreement shall be governed by and construed and enforced in accordance with the laws of the Commonwealth of Pennsylvania without giving effect to the conflict of law rules and principles of that state. To the fullest extent permitted by Law, the Parties hereby unconditionally and irrevocably waive and release any claim that the Law of any other jurisdiction governs this Agreement and this Agreement shall be governed and construed in accordance with the laws of the Commonwealth of Pennsylvania.

(b) To the maximum extent permitted by applicable Law, any legal suit, action or proceeding against either of the Parties hereto arising out of or relating to this Agreement shall be instituted in any federal or state court in Philadelphia, Pennsylvania, and each of the Parties hereby irrevocably submits to the exclusive jurisdiction of any such court in any such suit, action or proceeding. Each of the Parties hereby agrees to venue in such courts and hereby waives, to the fullest extent permitted by law, any claim that any such action or proceeding was brought in an inconvenient forum.

(c) Each of the Parties hereto irrevocably waives its right to a trial by jury with respect to any action, proceeding or claim arising out of or relating to this Agreement.

Section 11.9. Construction of Agreement. The language in all parts of this Agreement shall be in all cases construed simply according to its fair meaning and not strictly for or against either of the Parties hereto. Headings at the beginning of sections of this Agreement are solely for the convenience of the Parties and are not a part of this Agreement. When required by the context, whenever the singular number is used in this Agreement, the same shall include the plural, and the plural shall include the singular, the masculine gender shall include the feminine and neuter genders, and vice versa. As used in this Agreement, the term “IRT” shall include the respective permitted successors and assigns of IRT, and the term “RAIT” shall include the permitted successors and assigns of RAIT, if any.

Section 11.10. Severability. If any term or provision of this Agreement is determined to be illegal, unconscionable or unenforceable, all of the other terms, provisions and sections hereof will nevertheless remain effective and be in force to the fullest extent permitted by Law.

Section 11.11. Further Assurances. Each of the Parties agrees to execute such instruments and take such further actions after the Effective Date as may be reasonably necessary to carry out the provisions of this Agreement provided that no material additional cost or liability shall be created thereby.

Section 11.12. No Third Party Beneficiary. It is specifically understood and agreed that no person shall be a third party beneficiary under this Agreement, and that none of the provisions of this Agreement shall be for the benefit of or be enforceable by anyone other than the Parties hereto and their assignees, and that only the Parties hereto and their permitted assignees shall have rights hereunder.

Section 11.13. Binding Agreement. Subject to the foregoing limitations, this Agreement shall extend to, and shall bind, the respective heirs, executors, personal representatives, successors and assigns of IRT and RAIT.

[Remainder of page intentionally left blank]

IN WITNESS WHEREOF, each Party hereto has caused this Agreement to be duly executed on its behalf as of the day and year first above written.

INDEPENDENCE REALTY TRUST, INC.

By:
Name:
Title:

RAIT FINANCIAL TRUST

By:
Name:
Title:

EXHIBIT C

BILL OF SALE, ASSIGNMENT AND ASSUMPTION AGREEMENT

This Bill of Sale, Assignment and Assumption Agreement (this “Agreement”), dated as of [●], 2016, is made by and among Jupiter Communities, LLC, a Delaware limited liability company (collectively, the “Assignor”), and Independence Realty Trust Operating Partnership, LP, a Delaware limited partnership (the “Assignee”). The Assignor and the Assignee are sometimes referred to herein as a “Party” or collectively as the “Parties.”

W I T N E S S E T H:

WHEREAS, the Assignor and the Assignee are parties to that certain Securities and Asset Purchase Agreement, dated as of 27, 2016 (the “Purchase Agreement”), pursuant to which, among other things, Assignor has agreed to transfer to Assignee all of the Transferred Assets, and to assign the Assumed Liabilities to Assignee, and Assignee has agreed to receive such Transferred Assets and assume such Assumed Liabilities; and

WHEREAS, the Assignor and the Assignee desire to enter into this Agreement simultaneously with the Second Closing to effect certain transactions referred to in and contemplated by the Purchase Agreement.

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties, intending to be legally bound, agree as follows:

ARTICLE I

DEFINITIONS

Section 1.01 Definitions. Capitalized terms used in this Agreement but not defined herein shall have the meanings given to them in the Purchase Agreement.

ARTICLE II

TRANSFER OF ASSETS

Section 2.01 Transfer of Assets. Effective at the Effective Time, upon the terms and subject to the conditions set forth in the Purchase Agreement, the Assignor hereby sells, conveys, assigns, transfers and delivers to the Assignee, and the Assignee hereby purchases, acquires and accepts from the Assignor, all of the Assignor’s rights, title and interest in, to and under each Transferred Asset.

Section 2.02 Excluded Assets. Notwithstanding the provisions of Section 2.01 of this Agreement, the Excluded Assets are excluded from the Transferred Assets and shall remain the property of the Assignor after the Second Closing.

Exhibit C-1

ARTICLE III

ASSUMPTION OF LIABILITIES

Section 3.01 Assumption of Liabilities. Effective at the Effective Time, upon the terms and subject to the conditions set forth in the Purchase Agreement, the Assignee hereby assumes and agrees to timely pay, discharge and perform in accordance with their terms, the Assumed Liabilities.

Section 3.02 Excluded Liabilities. Nothing expressed or implied in this Agreement shall be deemed to be an assumption by the Assignee of the Excluded Liabilities of the Assignor, and such Excluded Liabilities shall remain the liabilities of the Assignor after the Second Closing.

ARTICLE IV

MISCELLANEOUS

Section 4.01 Further Assurances. From time to time following the Second Closing, the Parties shall, and shall cause their respective Affiliates to, execute, acknowledge and deliver all reasonable further conveyances, notices, assumptions, releases and acquittances and such instruments, and shall take such reasonable actions, as may be necessary or appropriate to make effective the transactions contemplated hereby and as may be reasonably requested by the other Party; provided, however, that except for Assignee’s obligations to discharge an Assumed Liability, nothing in this Section 4.01 shall require either Party or its Affiliates to pay money to, commence or participate in any Action with respect to, or offer or grant any accommodation (financial or otherwise) to, any third party following the Second Closing.

Section 4.02 Severability. If any term or provision of this Agreement is held invalid, illegal or unenforceable in any respect under any applicable Law, as a matter of public policy or on any other grounds, the validity, legality and enforceability of all other terms and provisions of this Agreement will not in any way be affected or impaired. If the final judgment of a court of competent jurisdiction or other Governmental Authority declares that any term or provision hereof is invalid, illegal or unenforceable, the Parties agree that the court making such determination will have the power to reduce the scope, duration, area or applicability of the term or provision, to delete specific words or phrases, or to replace any invalid, illegal or unenforceable term or provision with a term or provision that is valid, legal and enforceable and that comes closest to expressing the intention of the invalid, illegal or unenforceable term or provision.

Section 4.03 Assignment. This Agreement will be binding upon and inure to the benefit of and be enforceable by the respective successors and permitted assigns of the Parties. Neither Party may assign (whether by operation of Law or otherwise) this Agreement or any rights, interests or obligations provided by this Agreement without the prior written consent of the other Party; provided, however, that either Party may assign this Agreement and any or all rights and obligations under this Agreement to any of its Affiliates upon prior written notice to the other Party; provided, further, that no such assignment shall release either Party from any Liability under this Agreement. Any attempted assignment in violation of this Section 4.03 shall be void ab initio.

Exhibit C-2

Section 4.04 No Third-Party Beneficiaries. This Agreement is for the sole benefit of the Parties and their respective successors and permitted assigns, and, except as expressly set forth in this Agreement, nothing in this Agreement shall create or be deemed to create any third-party beneficiary rights in any Person not a party to this Agreement, including any Affiliates of any Party.

Section 4.05 Entire Agreement. This Agreement and the other Transaction Agreements (and all exhibits and schedules thereto) collectively constitute and contain the entire agreement and understanding of the Parties with respect to the subject matter hereof and thereof and supersede all prior negotiations, correspondence, understandings, agreements and contracts, whether written or oral, between the Parties respecting the subject matter hereof and thereof.

Section 4.06 Amendments. This Agreement may be amended, restated, supplemented or otherwise modified, only by written agreement making specific reference to this Agreement, duly executed by each Party.

Section 4.07 Waiver. No failure on the part of either Party to exercise, and no delay in exercising, any right, power or remedy under this Agreement shall operate as a waiver thereof, nor shall any single or partial exercise of such right, power or remedy by such Party preclude any other or further exercise thereof or the exercise of any other right, power or remedy.

Section 4.08 Governing Law. This Agreement will be exclusively governed by and construed and enforced in accordance with the internal Laws of the State of New York, without giving effect to any Law or rule that would cause the Laws of any jurisdiction other than the State of New York to be applied.

Section 4.09 Counterparts. This Agreement may be executed in counterparts, each of which shall be deemed an original, but all of which when taken together shall constitute one and the same instrument. Facsimiles, e-mail transmission of .pdf signatures or other electronic copies of signatures shall be deemed to be originals.

Section 4.10 No Amendment or Modification to Purchase Agreement. Each Party, by its execution of this Agreement, hereby acknowledges and agrees that neither the representations and warranties nor the rights, remedies or obligations of any Party under the Purchase Agreement shall be deemed to be enlarged, modified or altered in any way by this Agreement. In the event of any inconsistency or conflict between the terms of this Agreement and the Purchase Agreement, the terms of the Purchase Agreement shall control. For the avoidance of doubt, each Party further acknowledges and agrees that the Assignee’s sole recourse for the breach of any representations, warranties, covenants and agreements relating to the Transferred Assets and Assumed Liabilities shall be as set forth in the Purchase Agreement.

[SIGNATURE PAGE FOLLOWS]

Exhibit C-3

IN WITNESS WHEREOF, the Parties have caused this Bill of Sale, Assignment and Assumption Agreement to be duly executed and delivered on the day and year first above written.

ASSIGNOR:

JUPITER COMMUNITIES, LLC, a Delaware limited liability company

By
Name:
Title:

ASSIGNEE:

INDEPENDENCE REALTY OPERATING PARTNERSHIP, LP, a Delaware limited partnership

By: Independence Realty Trust, Inc., its general partner

By:
Name:
Title:

Exhibit C-4

EXHIBIT D

MEMBERSHIP INTEREST ASSIGNMENT AND ASSUMPTION AGREEMENT

This MEMBERSHIP INTEREST ASSIGNMENT AND ASSUMPTION AGREEMENT (this “Agreement”) is made and entered into as of [●], by and between RAIT TRS, LLC, a Delaware limited liability company (“Assignor”), and Independence Realty Trust Operating Partnership, LP, a Delaware limited partnership (“Assignee”). The Assignor and the Assignee are sometimes referred to herein as a “Party” or collectively as the “Parties.”

RECITALS:

A. Assignor owns all of the membership interests (the “Assigned Interests”) in Independence Realty Advisors, LLC, a Delaware limited liability company (the “Company”).

B. Assignor desires to transfer, assign and convey to Assignee, and Assignee desires to acquire and accept, the Assigned Interests as set forth herein.

C. The execution and delivery of this Agreement is a condition to the consummation of the Second Closing (as defined therein) pursuant to the Securities and Asset Purchase Agreement, dated as of September 27, 2016 (the “Purchase Agreement”), by and among Assignor, RAIT Financial Trust, Jupiter Communities, LLC, the RAIT Selling Stockholders names therein, Independence Realty Trust, Inc. and Assignee.

D. Capitalized terms used but not defined herein shall have the meanings assigned to such terms in the Purchase Agreement.

NOW, THEREFORE, in consideration of the mutual covenants and agreements contained herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties hereby agree as follows:

1. Assignment. Effective as of the Effective Time, Assignor does hereby convey, assign, transfer and deliver to Assignee the Assigned Interests, free and clear of all Liens and, upon delivery of the Assigned Interests, Assignee accepts from Assignor all right, title and interest in and to the Assigned Interests.

2. Acceptance. Assignee hereby accepts the assignment of the Assigned Interests and expressly assumes the obligations of Assignor with respect to the Assigned Interests accruing from and after the date hereof, subject to and in accordance with the terms of the Purchase Agreement.

3. Subsequent Documents. From time to time following the Second Closing Date, each of the Parties agrees to execute and deliver and cause their respective affiliates to execute and deliver to the other Party such additional documents and instruments and to perform such additional acts as such Parties or their respective affiliates may determine to be necessary or appropriate to effectuate, carry out and perform all of the terms, provisions and conditions of this Agreement.

Exhibit D-1

4. Governing Law. This Agreement will be exclusively governed by and construed and enforced in accordance with the internal Laws of the State of New York, without giving effect to any Law or rule that would cause the Laws of any jurisdiction other than the State of New York to be applied.

5. Counterparts. This Agreement may be executed in counterparts, each of which shall be deemed an original, but all of which when taken together shall constitute one and the same instrument. Facsimiles, e-mail transmission of .pdf signatures or other electronic copies of signatures shall be deemed to be originals.

6. Severability. If any term or provision of this Agreement is held invalid, illegal or unenforceable in any respect under any applicable Law, as a matter of public policy or on any other grounds, the validity, legality and enforceability of all other terms and provisions of this Agreement will not in any way be affected or impaired. If the final judgment of a court of competent jurisdiction or other Governmental Authority declares that any term or provision hereof is invalid, illegal or unenforceable, the Parties agree that the court making such determination will have the power to reduce the scope, duration, area or applicability of the term or provision, to delete specific words or phrases, or to replace any invalid, illegal or unenforceable term or provision with a term or provision that is valid, legal and enforceable and that comes closest to expressing the intention of the invalid, illegal or unenforceable term or provision.

7. Entire Agreement. This Agreement and the other Transaction Agreements (and all exhibits and schedules thereto) collectively constitute and contain the entire agreement and understanding of the Parties with respect to the subject matter hereof and thereof and supersede all prior negotiations, correspondence, understandings, agreements and contracts, whether written or oral, between the Parties respecting the subject matter hereof and thereof. Nothing in this Agreement shall be construed to amend or modify the Purchase Agreement, any other Transaction Agreement or any of their respective terms in any manner and, notwithstanding the execution and delivery of this Agreement, the Purchase Agreement shall remain in full force and effect in accordance with its terms and shall not be superseded by this Agreement.

8. Assignment. This Agreement will be binding upon and inure to the benefit of and be enforceable by the respective successors and permitted assigns of the Parties. Neither Party may assign (whether by operation of Law or otherwise) this Agreement or any rights, interests or obligations provided by this Agreement without the prior written consent of the other Party; provided, however, that either Party may assign this Agreement and any or all rights and obligations under this Agreement to any of its Affiliates upon prior written notice to the other Party; provided, further, that no such assignment shall release either Party from any Liability under this Agreement. Any attempted assignment in violation of this Section 8 shall be void ab initio.

Exhibit D-2

9. No Amendment or Modification to Purchase Agreement. Each Party, by its execution of this Agreement, hereby acknowledges and agrees that neither the representations and warranties nor the rights, remedies or obligations of any Party under the Purchase Agreement shall be deemed to be enlarged, modified or altered in any way by this Agreement. In the event of any inconsistency or conflict between the terms of this Agreement and the Purchase Agreement, the terms of the Purchase Agreement shall control. For the avoidance of doubt, each Party further acknowledges and agrees that the Assignee’s sole recourse for the breach of any representations, warranties, covenants and agreements relating to the Membership Interests shall be as set forth in the Purchase Agreement

10. Binding Effect. This Agreement shall be binding upon and shall inure to the benefit of the Parties and their respective successors and permitted assigns.

[SIGNATURE PAGE FOLLOWS]

Exhibit D-3

IN WITNESS WHEREOF, the Parties have caused this Membership Interest Assignment and Assumption Agreement to be duly executed and delivered as of the date first written above.

ASSIGNOR:

RAIT TRS, LLC,

By: RAIT JV TRS SUB, LLC, Its sole Member,

By: RAIT JV TRS, LLC, Its sole Member,

By: its members:

RAIT Partnership, L.P., Its Member

By: RAIT General, Inc., Its General Partner,

By:
Name:
Title:

Taberna Realty Finance Trust, Its Member,

By:
Name:
Title:

ASSIGNEE:

INDEPENDENCE REALTY OPERATING PARTNERSHIP, LP, a Delaware limited partnership

By: Independence Realty Trust, Inc., its general partner

By:
Name:
Title:

Exhibit D-4

EXHIBIT E

SCOTT SCHAEFFER EMPLOYMENT AGREEMENT

Exhibit E-1

EXECUTION COPY

EMPLOYMENT AGREEMENT

THIS EMPLOYMENT AGREEMENT (the “Agreement”) is entered into as of             , 2016, by and between Independence Realty Trust, Inc., a Maryland corporation (the “Company”), and Scott F. Schaeffer (“Executive”).

WHEREAS, the Company, Independence Realty Operating Partnership, LP, a Delaware limited partnership (“IROP”), RAIT Financial Trust, a Maryland real estate investment trust (“RAIT”), RAIT TRS, LLC, a Delaware limited liability company (“Interest Seller”), Jupiter Communities, LLC, a Delaware limited liability company (“Asset Seller”), and the entities set forth on the signature pages of the Purchase Agreement have entered into that certain Securities and Asset Purchase Agreement, dated as of September     , 2016 (the “Purchase Agreement”);

WHEREAS, pursuant to the Purchase Agreement, at the Second Closing (as defined in the Purchase Agreement), and on the terms and subject to the conditions set forth in the Purchase Agreement, Interest Seller shall sell, convey, assign, transfer and deliver to IROP, and IROP shall purchase, acquire and accept from Interest Seller, all of Interest Seller’s right, title and interest in and to the Membership Interests (as defined in the Purchase Agreement), and Asset Seller shall sell, convey, assign, transfer and deliver to IROP, and IROP shall purchase, acquire and accept from Asset Seller, all of Asset Seller’s right, title and interest in, to and under the Transferred Assets (as defined in the Purchase Agreement);

WHEREAS, Executive is currently employed by RAIT and serves as the Chief Executive Officer of the Company; and

WHEREAS, in connection with and subject to the Second Closing, the Company wishes to employ Executive in the position of Chief Executive Officer of the Company, and Executive wishes to accept such employment, on the terms set forth below, effective as of the Effective Date (as defined below).

NOW, THEREFORE, in consideration of the Recitals, the mutual promises and covenants set forth herein, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto, intending to be legally bound, hereby agree as follows:

1.	Employment. The Company agrees to employ Executive, and Executive hereby accepts such employment and agrees to perform Executive’s duties and responsibilities, in accordance with the terms, conditions and provisions hereinafter set forth.

1.1	Employment Term. This Agreement shall become effective from and after the Second Closing (the “Effective Date”); provided, that, in the event the Second Closing does not occur by the Outside Date (as defined in the Purchase Agreement) or the Purchase Agreement is otherwise terminated, this Agreement shall thereupon become null and void. This Agreement shall continue until the third anniversary of the Effective Date, unless the Agreement is terminated sooner in accordance with Section 2 below; and shall be effective for successive one-year periods in accordance with the terms of this Agreement (subject to termination as aforesaid) unless either party notifies the other party of non-renewal in writing prior to three months before the expiration of the then current term. The period commencing on the Effective Date and ending on the date on which the term of Executive’s employment under this Agreement shall terminate is hereinafter referred to as the “Employment Term.”

1.2

Duties and Responsibilities. Executive shall continue to serve as the Chief Executive Officer of the Company during the Employment Term. Executive also agrees to continue to serve as the Chairman (the “Chairman”) of the Board of Directors of the Company (the “Board”), subject to the Board’s right to elect a different person to serve as Chairman. Executive shall perform all duties and accept all responsibilities incident to such positions as may be reasonably assigned to him by the Board. Executive shall serve as a member of the Board during the Employment Term, subject to the stockholders’ election of Executive to the Board and reelection of Executive to the

Board during each year of the Employment Term. During the Employment Term, the Company agrees to nominate Executive for election to the Board at any meeting of the stockholders of the Company where the election of the members of the Board is included in the purposes of such meeting. Executive shall not receive any additional compensation for services as a member of the Board.

1.3	Extent of Service. Executive agrees to use Executive’s best efforts to carry out Executive’s duties and responsibilities under Section 1.2 hereof and, consistent with the other provisions of this Agreement, to devote substantially all of Executive’s business time, attention and energy to the performance of Executive’s duties and responsibilities hereunder. Subject to the requirements of Section 5.1, the foregoing shall not be construed as preventing Executive from making investments in other businesses or enterprises provided there is no conflict with Executive’s ability to satisfy his obligations to the Company.

1.4	Base Salary. For all of the services rendered by Executive hereunder, the Company shall pay Executive a base salary (“Base Salary”), which shall be at the annual rate of Six Hundred Ten Thousand Dollars ($610,000) beginning as of the Effective Date, payable in installments at such times as the Company customarily pays its other senior level executives. Executive’s Base Salary shall be reviewed annually for appropriate increases by the Board pursuant to the Board’s normal performance review policies for senior level executives but shall not be decreased.

1.5	Bonus. Executive shall be eligible to receive annual bonuses in such amounts as the Board may approve in its sole discretion or under the terms of any annual incentive plan of the Company maintained for other senior level executives.

1.6	Retirement and Welfare Plans and Perquisites. Executive shall be entitled to participate in all employee retirement and welfare benefit plans and programs or executive perquisites made available to the Company’s senior level executives as a group or to its employees generally, as such retirement and welfare plans or perquisites may be in effect from time to time and subject to the eligibility requirements of the plans and applicable law. For purposes of any such benefit plans and programs or executive perquisites that condition participation or entitlements thereunder on duration of service with the Company, Executive’s service with RAIT shall be treated as service to the Company. Nothing in this Agreement shall prevent the Company from amending or terminating any retirement, welfare or other employee benefit plans or programs from time to time as the Company deems appropriate.

1.7	Reimbursement of Expenses; Vacation. Executive shall be provided with reimbursement of reasonable expenses related to Executive’s employment by the Company on a basis no less favorable than that which may be authorized from time to time for senior level executives as a group, and shall be entitled to vacation and sick leave in accordance with the Company’s vacation, holiday and other pay for time not worked policies. For purposes of any such vacation, holiday and sick leave policies that condition participation or entitlements thereunder on duration of service with the Company, Executive’s service with RAIT shall be treated as service to the Company.

1.8	Incentive Compensation. Executive shall be entitled to participate in any short-term and long-term incentive programs (including without limitation any equity compensation plans) established by the Company for its senior level executives generally.

1.9

Clawback/Recoupment. Notwithstanding any other provision in this Agreement to the contrary, any compensation paid to Executive pursuant to this Agreement or any other agreement or arrangement with the Company shall be subject to mandatory repayment by Executive to the Company if and to the extent any such compensation paid to Executive is, or in the future becomes, subject to (i) any “clawback” or recoupment policy that is applicable to all senior executives of the Company and is limited to the recovery of incentive-based compensation which, as a result of an accounting restatement by the Company, is in excess of the compensation which

2

should have been received by Executive, or (ii) any law, rule, requirement or regulation which imposes mandatory recoupment, under circumstances set forth in such law, rule, requirement or regulation.

2.	Termination. The Employment Term and Executive’s employment hereunder shall terminate upon the occurrence of any of the following events:

2.1	Termination Without Cause; Resignation for Good Reason; Non-Renewal by the Company.

(a)	The Company may terminate Executive’s employment at any time without Cause (as defined in Section 4) upon not less than sixty (60) days’ prior written notice to Executive. In addition, Executive may initiate a termination of employment by resigning under this Section 2.1 for Good Reason (as defined in Section 4). Executive shall give the Company not less than sixty (60) days’ prior written notice of such resignation. In addition, the Company may initiate a termination of employment by sending a notice of non-renewal of this Agreement to Executive, as described in Section 1.1.

(b)	Upon any termination or resignation described in Section 2.1(a) above, Executive shall be entitled to receive only the amount due to Executive under the Company’s then current severance pay plan for employees, if any. No other payments or benefits shall be due under this Agreement to Executive, but Executive shall be entitled to receive (i) Executive’s Base Salary due through his date of termination, (ii) any earned but unpaid annual bonus for the year preceding the fiscal year of termination, (iii) any amounts owing to Executive for reimbursement of expenses properly incurred by Executive prior to his date of termination and which are reimbursable in accordance with Section 1.7; and (iv) any benefits accrued and earned in accordance with the terms and conditions of any applicable benefit plans and programs of the Company in which Executive participated prior to his termination of employment (collectively, the “Accrued Benefits”).

(c)	Notwithstanding the provisions of Section 2.1(b), in the event that Executive executes and does not revoke the release described in Section 2.7, Executive shall be entitled to receive, in lieu of any payments or benefits due to him under the Company’s then current severance pay plan for employees (if any), the following:

(i)	Executive shall receive a lump sum cash payment equal to two and one quarter times the sum of (x) Executive’s Base Salary, as in effect immediately prior to his termination of employment and (y) the average annual cash bonus earned by Executive for the three year period immediately prior to his termination of employment, or the average annual cash bonus earned by Executive for the actual number of completed fiscal years immediately prior to his termination of employment if less than three; provided, however, that if Executive has been employed by the Company for less than one completed fiscal year prior to his termination of employment, then the amount used for clause (y) shall be Executive’s target annual cash bonus for the fiscal year of his termination of employment. One half of the amount described in the preceding sentence shall be consideration for Executive’s entering into the restrictive covenants described in Section 5 below. Unless the payment is required to be delayed pursuant to Section 18.2 below, the payment shall be made within fifteen (15) days of the Release Effective Date (as defined below).

(ii)

Executive shall receive a lump sum cash payment equal to a pro rata portion of the annual cash bonus, if any, that Executive would have earned for the fiscal year of his termination based on achievement of the applicable performance goals for such year (the “Cash Bonus”). The pro-rated Cash Bonus shall be determined by multiplying the Cash Bonus by a fraction, the numerator of which is the number of days during which Executive was employed by the Company in

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the fiscal year of his termination of employment and the denominator of which is three hundred sixty-five (365). Unless the payment is required to be delayed pursuant to Section 18.2 below, the payment shall be made on the date that annual bonuses are paid to similarly situated executives, but in no event later than two-and-a-half months following the end of the calendar year in which Executive’s termination date occurs.

(iii)	For a period of eighteen (18) months following Executive’s date of termination, provided Executive and his eligible dependents timely and properly elect to continue health care coverage under COBRA, Executive shall continue to receive the medical coverage in effect at the date of his termination of employment (or generally comparable coverage) for himself and, where applicable, his spouse and dependents, at the same premium rates as may be charged from time to time for employees of the Company generally, as if Executive had continued in employment with the Company during such period.

(iv)	The treatment of any outstanding equity awards held by Executive shall be determined in accordance with the terms of the applicable incentive plan and the applicable award agreements; provided, however, that any such equity awards that are subject solely to time-vesting conditions shall become fully vested as of the date of Executive’s termination of employment.

2.2	Voluntary Termination. Executive may voluntarily terminate his employment for any reason upon sixty (60) days’ prior written notice or by sending a notice of non-renewal of this Agreement to the Company, as described in Section 1.1. In any such event, after the effective date of such termination, except as provided in Section 2.1 with respect to a resignation for Good Reason, no further payments shall be due under this Agreement, except that Executive shall be entitled to receive the Accrued Benefits.

2.3	Disability. The Company may terminate Executive’s employment, to the extent permitted by applicable law, if Executive (i) is unable to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment which can be expected to result in death or can be expected to last for a continuous period of not less than 12 months, or (ii) is, by reason of any medically determinable physical or mental impairment which can be expected to result in death or can be expected to last for a continuous period of not less than 12 months, receiving income replacement benefits for a period of not less than three months under an accident and health plan covering employees of the Company (“Disability”). If the Company terminates Executive’s employment for Disability, Executive shall be entitled to receive the following:

(a)	Executive shall receive a lump sum cash payment equal to a pro rata portion of Executive’s target annual cash bonus for the fiscal year of his termination (or, in the absence of a target bonus opportunity for the fiscal year, a pro rata portion of the average annual cash bonus earned by Executive for the three year period immediately prior to his termination of employment or the average annual cash bonus earned by Executive for the actual number of completed fiscal years immediately prior to his termination of employment if less than three) (the “Target Cash Bonus”). The pro-rated Target Cash Bonus shall be determined by multiplying the Target Cash Bonus by a fraction, the numerator of which is the number of days during which Executive was employed by the Company, prior to his termination of employment, in the Company’s fiscal year in which his termination of employment occurs and the denominator of which is three hundred sixty-five (365). Except as otherwise required to comply with the requirements of Section 18 below, payment shall be made on the sixtieth (60th) day following Executive’s last day of employment with the Company on account of Disability.

(b)	The Company shall pay to Executive the Accrued Benefits.

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2.4	Death. If Executive dies while employed by the Company, the Company shall pay to Executive’s executor, legal representative, administrator or designated beneficiary, as applicable, (i) the Accrued Benefits and (ii) a pro-rated Target Cash Bonus (determined according to Section 2.3(a) above) for the Company’s fiscal year in which Executive’s death occurs and, except as otherwise required to comply with the requirements of Section 18 below, shall be paid in a lump sum cash payment on the sixtieth (60th) day following the date of Executive’s death. Otherwise, the Company shall have no further liability or obligation under this Agreement to Executive’s executors, legal representatives, administrators, heirs or assigns or any other person claiming under or through Executive.

2.5	Cause. The Company may terminate Executive’s employment at any time for Cause upon written notice to Executive, in which event all payments under this Agreement shall cease, except for Base Salary to the extent already accrued. Executive shall be entitled to receive the Accrued Benefits. Whether a termination is for Cause, as such term is defined in Section 4.1, shall be determined by the Board in its sole discretion.

2.6	Notice of Termination. Any termination of Executive’s employment shall be communicated by a written notice of termination to the other party hereto given in accordance with Section 10. The notice of termination shall (i) indicate the specific termination provision in this Agreement relied upon, (ii) briefly summarize the facts and circumstances deemed to provide a basis for a termination of employment and the applicable provision hereof, and (iii) specify the termination date in accordance with the requirements of this Agreement.

2.7	Release. Executive agrees that, as a condition to receiving the severance payments and benefits set forth in Section 2.1, Executive will execute a release of claims substantially in the form of the release attached hereto as Exhibit A. Within two business days of Executive’s date of termination, the Company shall deliver to Executive the release for Executive to execute. Executive will forfeit all rights to the severance payments and benefits set forth in Section 2.1 unless, within fifty-five (55) days of delivery of the release by the Company to Executive, Executive executes and delivers the release to the Company and such release has become irrevocable by virtue of the expiration of the revocation period without the release having been revoked (the first such date, the “Release Effective Date”). The Company’s obligation to pay the severance payments and benefits set forth in Section 2.1 is subject to the occurrence of the Release Effective Date, and if the Release Effective Date does not occur, then the Company shall have no obligation to pay the severance payments and benefits set forth in Section 2.1. To the extent that the Release Effective Date could occur in one of two (2) taxable years of Executive depending on when Executive executes and delivers the release, any deferred compensation payment (which is subject to Section 409A of the Internal Revenue Code of 1986, as amended (the “Code”)) that is conditioned on execution of the release shall be made no earlier than the first business day of the later of such taxable years.

2.8	Resignation of All Other Positions. Upon termination of Executive’s employment for any reason, Executive shall be deemed to have resigned from all positions that Executive holds as an officer of the Company or any affiliate of the Company, and from all position that he holds as a member of the board of directors (or a committee thereof) of the Company or any affiliate of the Company, unless otherwise mutually agreed with the Board.

3.	Change in Control.

3.1	Effect of Change in Control. If a Change in Control occurs and Executive’s employment terminates under the circumstances described below, the provisions of Section 2.1 shall apply.

3.2

Termination Without Cause or Resignation for Good Reason Upon or After a Change in Control. Upon or within eighteen (18) months after a Change in Control, the Company (by action of the Board) may terminate Executive’s employment at any time without Cause or Executive may initiate a termination of employment by resigning under this Section 3 for Good Reason (as defined in Section 4) (in either case the Employment Term shall be deemed to have ended) upon

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not less than sixty (60) days’ prior written notice to Executive (or in the case of resignation for Good Reason, Executive shall give the Company not less than sixty (60) days’ prior written notice of such resignation). In any such event, the provisions of Section 2.1(b) or (c), as applicable, shall then apply, except that the severance multiple for purposes of Section 2.1(c)(i) shall be three.

3.3	Code Section 280G.

(a)	Executive shall bear all expense of, and be solely responsible for, all federal, state, local or foreign taxes due with respect to any amount payable to or other benefit receivable by Executive hereunder, including, without limitation, any excise tax imposed by Section 4999 of the Code; provided, however, that any such amount or benefit deemed to be a Parachute Payment (as defined below) alone or when added to any other amount payable or paid to or other benefit receivable or received by Executive which is deemed to constitute a Parachute Payment (whether or not under an existing plan, arrangement or other agreement), and would result in the imposition on Executive of an excise tax under Section 4999 of the Code (all such amounts and benefits being hereinafter called “Total Payments”), shall be reduced to the extent necessary so that no portion thereof shall be subject to the excise tax imposed by Section 4999 of the Code but only if, by reason of such reduction, the net after-tax benefit received by Executive shall exceed the net after-tax benefit received by Executive if no such reduction was made. For purposes of this Section 3.3, “net after-tax benefit” shall mean (i) the total of all payments and the value of all benefits which Executive receives or is then entitled to receive from the Company that would constitute Parachute Payments, less (ii) the amount of all federal, state and local income taxes payable with respect to the foregoing calculated at the maximum marginal income tax rate for each year in which the foregoing shall be paid to Executive (based on the rate in effect for such year as set forth in the Code as in effect at the time of the first payment of the foregoing) and the amount of applicable employment taxes, less (iii) the amount of excise taxes imposed with respect to the payments and benefits described in (i) above by Section 4999 of the Code. For purposes of this Section 3.3, “Parachute Payment” shall mean a “parachute payment” as defined in Section 280G of the Code.

(b)	The foregoing determination shall be made by tax counsel appointed by the Company (the “Tax Counsel”). The Tax Counsel shall submit its determination and detailed supporting calculations to both Executive and the Company within 15 days after receipt of a notice from either the Company or Executive that Executive may receive payments which may be Parachute Payments. If the Tax Counsel determines that such reduction is required by this Section 3.3, the Total Payments shall be reduced to the extent necessary so that no portion thereof shall be subject to the excise tax imposed by Section 4999 of the Code, and the Company shall pay such reduced amount to Executive. The manner in which the Total Payments are reduced shall be mutually agreed to by the Company and Executive and approved by Tax Counsel; provided, however, that if the Company and Executive do not agree within 15 days of the receipt of the Tax Counsel’s determination, the reduction shall be accomplished by, first, reducing any lump sum cash payments included in the Total Payments and, if further reductions are necessary, by such other reductions as shall be recommended by Tax Counsel. Executive and the Company shall each provide the Tax Counsel access to and copies of any books, records, and documents in the possession of Executive or the Company, as the case may be, reasonably requested by the Tax Counsel, and otherwise cooperate with the Tax Counsel in connection with the preparation and issuance of the determinations and calculations contemplated by this Section 3.3. The fees and expenses of the Tax Counsel for its services in connection with the determinations and calculations contemplated by this Section 3.3 shall be borne by the Company.

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4.	Definitions.

4.1	“Cause” shall mean any of the following grounds for termination of Executive’s employment:

(a)	Executive’s conviction of, or plea of guilty or nolo contendere to, a felony, any crime of moral turpitude or any crime involving the Company;

(b)	Executive’s engagement in fraud, misappropriation or embezzlement;

(c)	Executive’s material breach of any published code of conduct or code of ethics of the Company or any affiliate of the Company;

(d)	Executive’s gross negligence or willful misconduct in the performance of his duties;

(e)	Executive’s continual failure to substantially perform his duties to the Company (other than a failure resulting from Executive’s incapacity due to physical or mental illness), and such failure has continued for a period of at least 30 days after a written notice of demand for substantial performance, signed by a duly authorized officer of the Company, has been delivered to Executive specifying the manner in which Executive has failed to substantially perform; or

(f)	Executive’s breach of Section 5 of this Agreement.

4.2	“Good Reason” shall mean, without Executive’s consent:

(a)	a significant adverse alteration in the nature or status of Executive’s authority, duties or responsibilities (and the removal of Executive from the position of Chief Executive Officer or requiring Executive to report to any employee of the Company shall be deemed to be a significant adverse alteration in the nature or status of Executive’s responsibilities); provided, however, that the election by the Board of a different person to serve as Chairman shall not be deemed to be such an alteration so long as (i) Executive continues to have his duties assigned to him by the Board and (ii) no executive officers or other employees of the Company have their duties assigned to them by the Chairman;

(b)	a reduction in Base Salary of Executive;

(c)	the Company’s material and willful breach of this Agreement; or

(d)	the relocation (without the written consent of Executive) of Executive’s principal place of employment by more than thirty-five (35) miles from its location on the Effective Date.

Notwithstanding the foregoing, (i) Good Reason shall not be deemed to exist unless notice of termination on account thereof (specifying a termination date of at least 60 days but no more than 90 days from the date of such notice) is given no later than 90 days after the time at which the event or condition purportedly giving rise to Good Reason first occurs or arises and (ii) if there exists (without regard to this clause (ii)) an event or condition that constitutes Good Reason, the Company shall have 30 days from the date notice of such a termination is given to cure such event or condition and, if the Company does so, such event or condition shall not constitute Good Reason hereunder.

4.3	“Change in Control” shall mean the occurrence of any of the following:

(a)	The acquisition (other than from the Company), by any person (as such term is defined in Section 13(c) or 14(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”)) of beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of fifty percent (50%) or more of the combined voting power of the Company’s then outstanding voting securities;

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(b)	The individuals who, as of the Effective Date, are members of the Board (the “Incumbent Board”), cease for any reason during any twelve (12) month period to constitute at least a majority of the Board, unless the election, or nomination for election by the Company’s stockholders, of any new director was approved by a vote of at least a majority of the Incumbent Board, and such new director shall be considered as a member of the Incumbent Board;

(c)	The closing of a reorganization, merger, consolidation or similar form of corporate transaction (each, an “Business Combination”) involving the Company if (i) the stockholders of the Company, immediately before such Business Combination, do not, as a result of such Business Combination, own, directly or indirectly, more than fifty percent (50%) of the combined voting power of the then outstanding voting securities of the entity resulting from such Business Combination in substantially the same proportion as their ownership of the combined voting power of the voting securities of the Company outstanding immediately before such Business Combination or (ii) immediately following the Business Combination, the individuals who comprised the Board immediately prior thereto do not constitute at least a majority of the board of directors of the entity resulting from such Business Combination (or, if the entity resulting from such Business Combination is then a subsidiary, the ultimate parent thereof);

(d)	The sale or other disposition of all or substantially all of the assets of the Company; or

(e)	The consummation of a complete liquidation or dissolution of the Company.

Notwithstanding the foregoing, a Change in Control shall not be deemed to occur solely because fifty percent (50%) or more of the combined voting power of the Company’s then outstanding securities is acquired by (i) a trustee or other fiduciary holding securities under one or more employee benefit plans maintained by the Company or any of its subsidiaries or (ii) any corporation which, immediately prior to such acquisition, is owned directly or indirectly by the stockholders of the Company in the same proportion as their ownership of shares in the Company immediately prior to such acquisition.

Notwithstanding the foregoing, a Change in Control shall not occur unless such transaction constitutes a change in the ownership of the Company, a change in effective control of the Company, or a change in the ownership of a substantial portion of the Company’s assets under Section 409A of the Code.

5.	Non-Competition, Non-Solicitation, Intellectual Property and Confidentiality. Executive hereby acknowledges that, during and solely as a result of his employment by the Company, Executive will receive special training, education and information with respect to the operation of the businesses of the Company, and/or its affiliates, and other related matters, and access to confidential information and business and professional contacts. In consideration of Executive’s employment and in consideration of the special and unique opportunities afforded by the Company to Executive as a result of Executive’s employment, Executive hereby agrees to abide by the terms of the non-competition, non-solicitation, intellectual property and confidentiality provisions below. Executive agrees and acknowledges that his employment is full, adequate and sufficient consideration for the restrictions and obligations set forth in those provisions.

5.1	Non-Competition and Non-Solicitation. In consideration of the Company’s entering into this Agreement, Executive agrees that during the Employment Term and for a period of twelve (12) months after the termination of the Employment Term, without regard to its termination for any reason which does not constitute a breach of this Agreement by the Company or a resignation for Good Reason by Executive, Executive shall not, unless acting pursuant hereto or with the prior written consent of the Board:

(a)

directly or indirectly, own, manage, operate, finance, join, control or participate in the ownership, management, operation, financing or control of, or be connected as an officer, director, employee, partner, principal, agent, representative, consultant or otherwise with, or use or permit Executive’s name to be used in connection with any Competing Business

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(defined below) within any state in which the Company, and/or its affiliates, currently engage in any Substantial Business Activity (defined below) or any state in which the Company, and/or its affiliates, engaged in any Substantial Business Activity during the thirty-six month period preceding the date Executive’s employment terminates; provided, however, that notwithstanding the foregoing, this provision shall not be construed to prohibit the passive ownership by Executive of not more than five percent (5%) of the capital stock of any corporation which is engaged in any Competing Business having a class of securities registered pursuant to the Exchange Act; or

(b)	solicit or divert to any Competing Business any individual or entity which is an active or prospective customer of the Company, and/or its affiliates, or was such an active or prospective customer at any time during the preceding twelve (12) months; or

(c)	employ, attempt to employ, solicit or assist any Competing Business in employing any employee of the Company, and/or its affiliates, whether as an employee or consultant.

The phrase “Competing Business” shall mean: any entity or enterprise actively engaged in any business or businesses the Company and/or its affiliates are actively engaged in (or are expected to be actively engaged in within twelve (12) months) at the time of termination. The phrase “Substantial Business Activity” shall mean that the Company, and/or its affiliates (i) has a business office, (ii) owns, services or manages real estate, or (iii) has a recorded and unsatisfied mortgage or other lien upon real estate or personal property.

In the event that the provisions of this Section 5.1 should ever be adjudicated to exceed the time, geographic, product or other limitations permitted by applicable law in any jurisdiction, then such provisions shall be deemed reformed in such jurisdiction to the maximum time, geographic, product or other limitations permitted by applicable law.

5.2	Developments. Executive shall disclose fully, promptly and in writing to the Company any and all inventions, discoveries, improvements, modifications and other intellectual property rights, whether patentable or not, which Executive has conceived, made or developed, solely or jointly with others, while employed by the Company and which (i) relate to the businesses, work or activities of the Company, and/or its affiliates or (ii) result from or are suggested by the carrying out of Executive’s duties hereunder or from or by any information that Executive may receive as an employee of the Company. Executive hereby assigns, transfers and conveys to the Company all of Executive’s right, title and interest in and to any and all such inventions, discoveries, improvements, modifications and other intellectual property rights and agrees to take all such actions as may be requested by the Company at any time and with respect to any such invention, discovery, improvement, modification or other intellectual property rights to confirm or evidence such assignment, transfer and conveyance. Furthermore, at any time and from time to time, upon the request of the Company, Executive shall execute and deliver to the Company, any and all instruments, documents and papers, give evidence and do any and all other acts that, in the opinion of counsel for the Company, are or may be necessary or desirable to document such assignment, transfer and conveyance or to enable the Company to file and prosecute applications for and to acquire, maintain and enforce any and all patents, trademark registrations or copyrights under United States or foreign law with respect to any such inventions, discoveries, improvements, modifications or other intellectual property rights or to obtain any extension, validation, reissue, continuance or renewal of any such patent, trademark or copyright. The Company shall be responsible for the preparation of any such instruments, documents and papers and for the prosecution of any such proceedings and shall reimburse Executive for all reasonable expenses incurred by Executive in compliance with the provisions of this Section 5.2.

5.3	Confidentiality.

(a)

Executive acknowledges that, by reason of Executive’s employment by the Company, Executive will have access to confidential information of the Company, and/or its affiliates, including, without limitation, information and knowledge pertaining to

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products, inventions, discoveries, improvements, innovations, designs, ideas, trade secrets, proprietary information, manufacturing, packaging, advertising, distribution and sales methods, sales and profit figures, customer and client lists and relationships between the Company, and/or its affiliates, and dealers, distributors, sales representatives, wholesalers, customers, clients, suppliers and others who have business dealings with them (“Confidential Information”). Executive acknowledges that such Confidential Information is a valuable and unique asset of the Company, and/or its affiliates, and covenants that, both during and after the Employment Term, Executive will not disclose any Confidential Information to any person (except as Executive’s duties as an officer of the Company may require or as required by law or in a judicial or administrative proceeding) without the prior written authorization of the Board. The obligation of confidentiality imposed by this Section 5.3 shall not apply to information that becomes generally known to the public through no act of Executive in breach of this Agreement. The Company and Executive acknowledge that, notwithstanding anything to the contrary contained in this Agreement, pursuant to 18 USC § 1833(b), an individual may not be held liable under any criminal or civil federal or state trade secret law for disclosure of a trade secret: (x) made in confidence to a government official, either directly or indirectly, or to an attorney, solely for the purpose of reporting or investigating a suspected violation of law or (y) in a complaint or other document filed in a lawsuit or other proceeding, if such filing is made under seal. The Company and Executive further acknowledge that an individual suing an employer for retaliation based on the reporting of a suspected violation of law may disclose a trade secret to his or her attorney and use the trade secret information in the court proceeding, so long as any document containing the trade secret is filed under seal and the individual does not disclose the trade secret except pursuant to court order.

(b)	Executive acknowledges that all documents, files and other materials received from the Company, and/or its affiliates, during the Employment Term (with the exception of documents relating to Executive’s compensation or benefits to which Executive is entitled following the Employment Term) are for use of Executive solely in discharging Executive’s duties and responsibilities hereunder and that Executive has no claim or right to the continued use or possession of such documents, files or other materials following termination of Executive’s employment by the Company. Executive agrees that, upon termination of employment, Executive will not retain any such documents, files or other materials and will promptly return to the Company any documents, files or other materials in Executive’s possession or custody.

5.4	Non-Disparagement. Executive agrees and covenants that Executive will not at any time make, publish or communicate to any person or entity or in any public forum any defamatory or disparaging remarks, comments or statements concerning the Company or its businesses, or any of its employees, officers, and existing and prospective customers, suppliers, investors and other associated third parties. The Company agrees and covenants that it will not authorize the making, publishing or communicating of, nor will the Board or any executive officers of the Company at any time make, publish or communicate to any person or entity or in any public forum any defamatory or disparaging remarks, comments or statements concerning Executive.

5.5	Cooperation. The parties agree that certain matters in which Executive will be involved during the Employment Term may necessitate Executive’s cooperation in the future. Accordingly, following the termination of Executive’s employment for any reason, to the extent reasonably requested by the Board and subject to Executive’s professional commitments, Executive shall cooperate with the Company in connection with matters arising out of Executive’s service to the Company; provided that, the Company shall make reasonable efforts to minimize disruption of Executive’s other activities. The Company shall pay Executive a reasonable per diem and reimburse Executive for reasonable expenses incurred in connection with such cooperation.

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5.6	Equitable Relief. Executive acknowledges that the restrictions contained in Sections 5.1, 5.2, 5.3, 5.4 and 5.5 hereof are, in view of the nature of the businesses of the Company and/or its affiliates, reasonable and necessary to protect the legitimate interests of the Company and/or its affiliates, and that any violation of any provision of those Sections will result in irreparable injury to the Company, and/or its affiliates. Executive also acknowledges that in the event of any such violation, the Company shall be entitled to preliminary and permanent injunctive relief, without the necessity of proving actual damages, and to an equitable accounting of all earnings, profits and other benefits arising from any such violation, which rights shall be cumulative and in addition to any other rights or remedies to which the Company may be entitled. Executive agrees that in the event of any such violation, an action may be commenced for any such preliminary and permanent injunctive relief and other equitable relief in any federal or state court of competent jurisdiction sitting in Pennsylvania or in any other court of competent jurisdiction. Executive hereby waives, to the fullest extent permitted by law, any objection that Executive may now or hereafter have to such jurisdiction or to the laying of the venue of any such suit, action or proceeding brought in such a court and any claim that such suit, action or proceeding has been brought in an inconvenient forum. Executive agrees that effective service of process may be made upon Executive by mail under the notice provisions contained in Section 10 hereof.

6.	Non-Exclusivity of Rights. Nothing in this Agreement shall prevent or limit Executive’s continuing or future participation in or rights under any benefit, bonus, incentive or other plan or program provided by the Company and for which Executive may qualify; provided, however, that if Executive becomes entitled to and receives the payments provided for in Section 2.1(c) of this Agreement, Executive hereby waives Executive’s right to receive payments under any severance plan or similar program applicable to all employees of the Company.

7.	Survivorship. The respective rights and obligations of the parties under this Agreement shall survive any termination of Executive’s employment to the extent necessary to the intended preservation of such rights and obligations.

8.	Mitigation. Executive shall not be required to mitigate the amount of any payment or benefit provided for in this Agreement by seeking other employment or otherwise and there shall be no offset against amounts due Executive under this Agreement on account of any remuneration attributable to any subsequent employment that Executive may obtain.

9.	Arbitration; Expenses. In the event of any dispute under the provisions of this Agreement, other than a dispute in which the primary relief sought is an equitable remedy such as an injunction, the parties shall be required to have the dispute, controversy or claim settled by arbitration in Philadelphia, Pennsylvania in accordance with the National Rules for the Resolution of Employment Disputes then in effect of the American Arbitration Association, before a panel of three arbitrators, two of whom shall be selected by the Company and Executive, respectively, and the third of whom shall be selected by the other two arbitrators. Any award entered by the arbitrators shall be final, binding and nonappealable and judgment may be entered thereon by either party in accordance with applicable law in any court of competent jurisdiction. This arbitration provision shall be specifically enforceable. The arbitrators shall have no authority to modify any provision of this Agreement or to award a remedy for a dispute involving this Agreement other than a benefit specifically provided under or by virtue of the Agreement. Each party shall be responsible for its own expenses relating to the conduct of the arbitration (including reasonable attorneys’ fees and expenses) and shall share the fees of the American Arbitration Association.

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10.	Notices. All notices and other communications required or permitted under this Agreement or necessary or convenient in connection herewith shall be in writing and shall be deemed to have been given when hand delivered or mailed by registered or certified mail, as follows (provided that notice of change of address shall be deemed given only when received):

If to the Company, to:

Independence Realty Trust, Inc.

Two Logan Square

100 North 18th Street, 23rd floor

Philadelphia, Pennsylvania 19103

Attention: General Counsel

If to Executive, to:

Scott F. Schaeffer at his most recent home address set forth in the records of the Company.

or to such other names or addresses as the Company or Executive, as the case may be, shall designate by notice to each other person entitled to receive notices in the manner specified in this Section.

11.	Contents of Agreement; Amendment and Assignment.

11.1	This Agreement sets forth the entire understanding between the parties hereto with respect to the subject matter hereof and cannot be changed, modified, extended or terminated except upon written amendment approved by the Board and executed on its behalf by a duly authorized officer and by Executive. This Agreement supersedes the provisions of any employment or other agreement between Executive and the Company that relate to any matter that is also the subject of this Agreement and such provisions in such other agreements will be null and void.

11.2	All of the terms and provisions of this Agreement shall be binding upon and inure to the benefit of and be enforceable by the respective heirs, executors, administrators, legal representatives, successors and assigns of the parties hereto, except that the duties and responsibilities of Executive under this Agreement are of a personal nature and shall not be assignable or delegable in whole or in part by Executive. The Company shall require any successor (whether direct or indirect, by purchase, merger, consolidation, reorganization or otherwise) to all or substantially all of the business or assets of the Company, within fifteen (15) days of such succession, expressly to assume and agree to perform this Agreement in the same manner and to the same extent as the Company would be required to perform if no such succession had taken place.

12.	Severability. If any provision of this Agreement or application thereof to anyone or under any circumstances is adjudicated to be invalid or unenforceable in any jurisdiction, such invalidity or unenforceability shall not affect any other provision or application of this Agreement which can be given effect without the invalid or unenforceable provision or application and shall not invalidate or render unenforceable such provision or application in any other jurisdiction. If any provision is held void, invalid or unenforceable with respect to particular circumstances, it shall nevertheless remain in full force and effect in all other circumstances.

13.	Remedies Cumulative; No Waiver. No remedy conferred upon a party by this Agreement is intended to be exclusive of any other remedy, and each and every such remedy shall be cumulative and shall be in addition to any other remedy given under this Agreement or now or hereafter existing at law or in equity. No delay or omission by a party in exercising any right, remedy or power under this Agreement or existing at law or in equity shall be construed as a waiver thereof, and any such right, remedy or power may be exercised by such party from time to time and as often as may be deemed expedient or necessary by such party in its sole discretion.

14.	Beneficiaries/References. Executive shall be entitled, to the extent permitted under any applicable law, to select and change a beneficiary or beneficiaries to receive any compensation or benefit payable under this Agreement following Executive’s death by giving the Company written notice thereof. In the event of Executive’s death or a judicial determination of Executive’s incompetence, reference in this Agreement to Executive shall be deemed, where appropriate, to refer to Executive’s beneficiary, estate or other legal representative.

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15.	Miscellaneous. All section headings used in this Agreement are for convenience only. This Agreement may be executed in counterparts, each of which is an original. It shall not be necessary in making proof of this Agreement or any counterpart hereof to produce or account for any of the other counterparts.

16.	Withholding. All payments under this Agreement shall be made subject to applicable tax withholding, and the Company shall withhold from any payments under this Agreement all federal, state and local taxes as the Company is required to withhold pursuant to any law or governmental rule or regulation. Except as specifically provided otherwise in this Agreement, Executive shall bear all expense of, and be solely responsible for, all federal, state and local taxes due with respect to any payment received under this Agreement.

17.	Governing Law. This Agreement shall be governed by and interpreted under the laws of the Commonwealth of Pennsylvania without giving effect to any conflict of laws provisions.

18.	Section 409A.

18.1	Interpretation. Notwithstanding the other provisions hereof, this Agreement is intended to comply with the requirements of Section 409A of the Code, to the extent applicable, and this Agreement shall be interpreted to avoid any penalty sanctions under Section 409A of the Code. Accordingly, all provisions herein, or incorporated by reference, shall be construed and interpreted to comply with Section 409A and, if necessary, any such provision shall be deemed amended to comply with Section 409A of the Code and regulations thereunder. If any payment or benefit cannot be provided or made at the time specified herein without incurring sanctions under Section 409A of the Code, then such benefit or payment shall be provided in full at the earliest time thereafter when such sanctions will not be imposed. For purposes of Section 409A of the Code, each payment made under this Agreement shall be treated as a separate payment. In no event may Executive, directly or indirectly, designate the calendar year of payment. Executive will be deemed to have a termination of employment for purposes of determining the timing of any payments or benefits hereunder that are classified as deferred compensation only upon a “separation from service” within the meaning of Section 409A of the Code.

18.2	Payment Delay. Notwithstanding any provision to the contrary in this Agreement, if on the date of Executive’s termination of employment, Executive is a “specified employee” (as such term is defined in Section 409A(a)(2)(B)(i) of the Code and its corresponding regulations) as determined by the Board (or its delegate) in its sole discretion in accordance with its “specified employee” determination policy, then all cash severance payments payable to Executive under this Agreement that are deemed as deferred compensation subject to the requirements of Section 409A of the Code shall be postponed for a period of six months following Executive’s “separation from service” with the Company (or any successor thereto). The postponed amounts shall be paid to Executive in a lump sum on the date that is six (6) months and one (1) day following Executive’s “separation from service” with the Company (or any successor thereto). If Executive dies during such six-month period and prior to payment of the postponed cash amounts hereunder, the amounts delayed on account of Section 409A of the Code shall be paid to the personal representative of Executive’s estate on the sixtieth (60th) day after Executive’s death. If any of the cash payments payable pursuant to this Agreement are delayed due to the requirements of Section 409A of the Code, there shall be added to such payments interest during the deferral period at an annualized rate of interest equal to the prime rate as reported in the Wall Street Journal (or, if unavailable, a comparable source) at the relevant time.

18.3	Reimbursements. All reimbursements provided under this Agreement shall be made or provided in accordance with the requirements of Section 409A of the Code, including, where applicable, the requirement that (i) any reimbursement is for expenses incurred during Executive’s lifetime (or during a shorter period of time specified in this Agreement), (ii) the amount of expenses eligible for reimbursement during a calendar year may not affect the expenses eligible for reimbursement in any other calendar year, (iii) the reimbursement of an eligible expense will be made on or before the last day of the taxable year following the year in which the expense is incurred, and (iv) the right to reimbursement is not subject to liquidation or exchange for another benefit.

[SIGNATURE PAGE FOLLOWS]

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IN WITNESS WHEREOF, the undersigned, intending to be legally bound, have executed this Agreement as of the date first above written.

INDEPENDENCE REALTY TRUST, INC.

By:
Name:
Title:

EXECUTIVE

By:
	Name:	Scott F. Schaeffer

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EXHIBIT A

Release

You, for yourself, your spouse and your agents, successors, heirs, executors, administrators and assigns, hereby irrevocably and unconditionally forever release and discharge Independence Realty Trust, Inc. (the “Corporation”), its parents, divisions, subsidiaries and affiliates and its and their current and former owners, directors, officers, stockholders, insurers, benefit plans, representatives, agents and employees, and each of their predecessors, successors, and assigns (collectively, the “Releasees”), from any and all actual or potential claims or liabilities of any kind or nature, including, but not limited to, any claims arising out of or related to your employment and separation from employment with the Corporation and any services that you provided to the Corporation; any claims for salary, commissions, bonuses, other severance pay, vacation pay, allowances or other compensation, or for any benefits under the Employee Retirement Income Security Act of 1974 (“ERISA”) (except for vested ERISA benefits); any claims for discrimination, harassment or retaliation of any kind or based upon any legally protected classification or activity; any claims under Title VII of the Civil Rights Acts of 1964, the Civil Rights Act of 1866 and 1964, as amended, 42 U.S.C. § 1981, the Age Discrimination in Employment Act, the Older Workers Benefit Protection Act, the Americans with Disabilities Act, 42 U.S.C. §1981, 42 U.S.C. § 1983, the Family Medical Leave Act and any similar state law, the Fair Credit Reporting Act and any similar state law, the Fair Credit Reporting Act, 15 U.S.C. § 1681, et seq., the Worker Adjustment and Retraining Notification Act, 29 U.S.C. § 2101, et seq., the Equal Pay Act and any similar state law, any claims for discrimination in violation of the Pennsylvania Human Relations Act, and any claims for wrongful discharge, discrimination, retaliation, or other violation of the Pennsylvania Whistleblower Law, as well as any amendments to any such laws; any claims for any violation of any federal or state constitutions or executive orders; any claims for wrongful or constructive discharge, violation of public policy, breach of contract or promise (oral, written, express or implied), personal injury not covered by workers’ compensation benefits, misrepresentation, negligence, fraud, estoppel, defamation, infliction of emotional distress, contribution and any claims under any other federal, state or local law, including those not specifically listed in this Release, that you, your heirs, executors, administrators, successors, and assigns now have, ever had or may hereafter have, whether known or unknown, suspected or unsuspected, up to and including the date of your execution of this Release.

For the purpose of implementing a full and complete release and discharge of the Releasees as set forth above, you acknowledge that this Release is intended to include in its effect, without limitation, all claims known or unknown that you have or may have against the Releasees which arise out of or relate to your employment, including but not limited to compensation, performance or termination of employment with the Corporation, except for, and notwithstanding anything in this Release to the contrary, claims which cannot be released solely by private agreement. This Release also excludes any claims relating to any right you may have to payments pursuant to Section 2.1(c) of the Employment Agreement, entered into as of                     , 2016, by and between the Corporation and you, any claim for workers’ compensation benefits and any rights you may have to indemnification or directors’ and officers’ liability insurance under the Corporation’s bylaws or certificate of incorporation, any indemnification agreement to which you are a party or beneficiary or applicable law, as a result of having served as an officer, director or employee of the Corporation or any of its affiliates. You further acknowledge and agree that you have received all leave, compensation and reinstatement benefits to which you were entitled through the date of your execution of this Release, and that you were not subjected to any improper treatment, conduct or actions as a result of a request for leave, compensation or reinstatement.

You affirm, by signing this Release, that you have not suffered any unreported injury or illness arising from your employment, and that you have not filed, with any federal, state, or local court or agency, any actions or charges against the Releasees relating to or arising out of your employment with or separation from the Corporation. You further agree that while this Release does not preclude you from filing a charge with the National Labor Relations Board (“NLRB”), the Equal Employment Opportunity Commission (“EEOC”) or a similar state or local agency, or from participating in any investigation or proceeding with them, you do waive your right to personally recover monies or reinstatement as a result of any complaint or charge filed against the Corporation with the NLRB, EEOC or any federal, state or local court or agency, except as to any action to enforce or challenge this Release, to recover any vested benefits under ERISA, or to recover workers’ compensation benefits. Nothing in this Release prohibits or restricts you (or your attorney) from initiating communications directly with, responding to an inquiry from, or providing testimony before the Securities and Exchange Commission (“SEC”), the Financial Industry Regulatory Authority (“FINRA”), any other self-regulatory organization or any other federal or state regulatory authority regarding this Release or its underlying facts or circumstances or a possible securities law violation.

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You acknowledge:

(a)	That you were provided [twenty-one (21) / forty-five (45)] full days during which to consider whether to sign this Release. If you have signed this Release prior to the expiration of the [21-day / 45-day] period, you have voluntarily elected to forego the remainder of that period.

(b)	That you have carefully read and fully understand all of the terms of this Release[, including its Attachment A].

(c)	That you understand that by signing this Release, you are waiving your rights under the Age Discrimination in Employment Act, as amended by the Older Workers Benefit Protection Act, 29 U.S.C. § 621, et seq., and that you are not waiving any rights arising after the date that this Release is signed.

(d)	That you have been given an opportunity to consult with anyone you choose, including an attorney, about this Release.

(e)	That you understand fully the terms and effect of this Release and know of no claim that has not been released by this Release. And, you further acknowledge that you are not aware of, or that you have fully disclosed to the Corporation, any matters for which you are responsible or which has come to your attention as an employee of the Corporation that might give rise to, evidence, or support any claim of illegal conduct, regulatory violation, unlawful discrimination, or other cause of action against the Corporation.

(f)	That these terms are final and binding on you.

(g)	That you have signed this Release voluntarily, and not in reliance on any representations or statements made to you by any employee or officer of the Corporation or any of its subsidiaries.

(h)	That you have seven (7) days following your execution of this Release to revoke it in writing, and that this Release is not effective or enforceable until after this seven (7) day period has expired without revocation. If you wish to revoke this Release after signing it, you must provide written notice of your decision to revoke this Release to the Corporation, to the attention of the General Counsel, Two Logan Square, 100 North 18th Street, 23rd floor, Philadelphia, Pennsylvania 19103, by no later than 11:59 p.m. on the seventh calendar day after the date on which you have signed this Release.

PLEASE READ CAREFULLY. THIS RELEASE INCLUDES A RELEASE OF ALL KNOWN AND UNKNOWN CLAIMS.

ACKNOWLEDGED AND AGREED

Scott F. Schaeffer	Date

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EXHIBIT F

JAMES SEBRA EMPLOYMENT AGREEMENT

Exhibit F-1

EMPLOYMENT AGREEMENT

THIS EMPLOYMENT AGREEMENT (the “Agreement”) is entered into as of                     , 2016, by and between Independence Realty Trust, Inc., a Maryland corporation (the “Company”), and James J. Sebra (“Executive”).

WHEREAS, the Company, Independence Realty Operating Partnership, LP, a Delaware limited partnership (“IROP”), RAIT Financial Trust, a Maryland real estate investment trust (“RAIT”), RAIT TRS, LLC, a Delaware limited liability company (“Interest Seller”), Jupiter Communities, LLC, a Delaware limited liability company (“Asset Seller”), and the entities set forth on the signature pages of the Purchase Agreement have entered into that certain Securities and Asset Purchase Agreement, dated as of September     , 2016 (the “Purchase Agreement”);

WHEREAS, pursuant to the Purchase Agreement, at the Second Closing (as defined in the Purchase Agreement), and on the terms and subject to the conditions set forth in the Purchase Agreement, Interest Seller shall sell, convey, assign, transfer and deliver to IROP, and IROP shall purchase, acquire and accept from Interest Seller, all of Interest Seller’s right, title and interest in and to the Membership Interests (as defined in the Purchase Agreement), and Asset Seller shall sell, convey, assign, transfer and deliver to IROP, and IROP shall purchase, acquire and accept from Asset Seller, all of Asset Seller’s right, title and interest in, to and under the Transferred Assets (as defined in the Purchase Agreement);

WHEREAS, Executive is currently employed by RAIT and serves as the Chief Financial Officer of the Company; and

WHEREAS, in connection with and subject to the Second Closing, the Company wishes to employ Executive in the position of Chief Financial Officer of the Company, and Executive wishes to accept such employment, on the terms set forth below, effective as of the Effective Date (as defined below).

NOW, THEREFORE, in consideration of the Recitals, the mutual promises and covenants set forth herein, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto, intending to be legally bound, hereby agree as follows:

1.	Employment. The Company agrees to employ Executive, and Executive hereby accepts such employment and agrees to perform Executive’s duties and responsibilities, in accordance with the terms, conditions and provisions hereinafter set forth.

1.1	Employment Term. This Agreement shall become effective from and after the later of (i) March 31, 2017 and (ii) the date on which RAIT files its annual report on Form 10-K for the fiscal year ended December 31, 2016 (the “Effective Date”); provided, that, in the event the Second Closing does not occur by the Outside Date (as defined in the Purchase Agreement) or the Purchase Agreement is otherwise terminated, this Agreement shall thereupon become null and void. This Agreement shall continue until the third anniversary of the Effective Date, unless the Agreement is terminated sooner in accordance with Section 2 below; and shall be effective for successive one-year periods in accordance with the terms of this Agreement (subject to termination as aforesaid) unless either party notifies the other party of non-renewal in writing prior to three months before the expiration of the then current term. The period commencing on the Effective Date and ending on the date on which the term of Executive’s employment under this Agreement shall terminate is hereinafter referred to as the “Employment Term.”

1.2	Duties and Responsibilities. Executive shall continue to serve as the Chief Financial Officer of the Company during the Employment Term. Executive shall perform all duties and accept all responsibilities incident to such position as may be reasonably assigned to him by the Board of Directors of the Company (the “Board”) or the Chief Executive Officer of the Company.

1.3	Extent of Service. Executive agrees to use Executive’s best efforts to carry out Executive’s duties and responsibilities under Section 1.2 hereof and, consistent with the other provisions of this Agreement, to devote substantially all of Executive’s business time, attention and energy to the performance of Executive’s duties and responsibilities hereunder. Subject to the requirements of Section 5.1, the foregoing shall not be construed as preventing Executive from making investments in other businesses or enterprises provided there is no conflict with Executive’s ability to satisfy his obligations to the Company.

1.4	Base Salary. For all of the services rendered by Executive hereunder, the Company shall pay Executive a base salary (“Base Salary”), which shall be at the annual rate of Three Hundred Ninety Thousand Dollars ($390,000) beginning as of the Effective Date, payable in installments at such times as the Company customarily pays its other senior level executives. Executive’s Base Salary shall be reviewed annually for appropriate increases by the Board pursuant to the Board’s normal performance review policies for senior level executives but shall not be decreased.

1.5	Bonus. Executive shall be eligible to receive annual bonuses in such amounts as the Board may approve in its sole discretion or under the terms of any annual incentive plan of the Company maintained for other senior level executives.

1.6	Retirement and Welfare Plans and Perquisites. Executive shall be entitled to participate in all employee retirement and welfare benefit plans and programs or executive perquisites made available to the Company’s senior level executives as a group or to its employees generally, as such retirement and welfare plans or perquisites may be in effect from time to time and subject to the eligibility requirements of the plans and applicable law. For purposes of any such benefit plans and programs or executive perquisites that condition participation or entitlements thereunder on duration of service with the Company, Executive’s service with RAIT shall be treated as service to the Company. Nothing in this Agreement shall prevent the Company from amending or terminating any retirement, welfare or other employee benefit plans or programs from time to time as the Company deems appropriate.

1.7	Reimbursement of Expenses; Vacation. Executive shall be provided with reimbursement of reasonable expenses related to Executive’s employment by the Company on a basis no less favorable than that which may be authorized from time to time for senior level executives as a group, and shall be entitled to vacation and sick leave in accordance with the Company’s vacation, holiday and other pay for time not worked policies. For purposes of any such vacation, holiday and sick leave policies that condition participation or entitlements thereunder on duration of service with the Company, Executive’s service with RAIT shall be treated as service to the Company.

1.8	Incentive Compensation. Executive shall be entitled to participate in any short-term and long-term incentive programs (including without limitation any equity compensation plans) established by the Company for its senior level executives generally.

1.9	Clawback/Recoupment. Notwithstanding any other provision in this Agreement to the contrary, any compensation paid to Executive pursuant to this Agreement or any other agreement or arrangement with the Company shall be subject to mandatory repayment by Executive to the Company if and to the extent any such compensation paid to Executive is, or in the future becomes, subject to (i) any “clawback” or recoupment policy that is applicable to all senior executives of the Company and is limited to the recovery of incentive-based compensation which, as a result of an accounting restatement by the Company, is in excess of the compensation which should have been received by Executive, or (ii) any law, rule, requirement or regulation which imposes mandatory recoupment, under circumstances set forth in such law, rule, requirement or regulation.

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2.	Termination. The Employment Term and Executive’s employment hereunder shall terminate upon the occurrence of any of the following events:

2.1	Termination Without Cause; Resignation for Good Reason; Non-Renewal by the Company.

(a)	The Company may terminate Executive’s employment at any time without Cause (as defined in Section 4) upon not less than sixty (60) days’ prior written notice to Executive. In addition, Executive may initiate a termination of employment by resigning under this Section 2.1 for Good Reason (as defined in Section 4). Executive shall give the Company not less than sixty (60) days’ prior written notice of such resignation. In addition, the Company may initiate a termination of employment by sending a notice of non-renewal of this Agreement to Executive, as described in Section 1.1.

(b)	Upon any termination or resignation described in Section 2.1(a) above, Executive shall be entitled to receive only the amount due to Executive under the Company’s then current severance pay plan for employees, if any. No other payments or benefits shall be due under this Agreement to Executive, but Executive shall be entitled to receive (i) Executive’s Base Salary due through his date of termination, (ii) any earned but unpaid annual bonus for the year preceding the fiscal year of termination, (iii) any amounts owing to Executive for reimbursement of expenses properly incurred by Executive prior to his date of termination and which are reimbursable in accordance with Section 1.7; and (iv) any benefits accrued and earned in accordance with the terms and conditions of any applicable benefit plans and programs of the Company in which Executive participated prior to his termination of employment (collectively, the “Accrued Benefits”).

(c)	Notwithstanding the provisions of Section 2.1(b), in the event that Executive executes and does not revoke the release described in Section 2.7, Executive shall be entitled to receive, in lieu of any payments or benefits due to him under the Company’s then current severance pay plan for employees (if any), the following:

(i)	Executive shall receive a lump sum cash payment equal to two times the sum of (x) Executive’s Base Salary, as in effect immediately prior to his termination of employment and (y) the average annual cash bonus earned by Executive for the three year period immediately prior to his termination of employment, or the average annual cash bonus earned by Executive for the actual number of completed fiscal years immediately prior to his termination of employment if less than three; provided, however, that if Executive has been employed by the Company for less than one completed fiscal year prior to his termination of employment, then the amount used for clause (y) shall be Executive’s target annual cash bonus for the fiscal year of his termination of employment. One half of the amount described in the preceding sentence shall be consideration for Executive’s entering into the restrictive covenants described in Section 5 below. Unless the payment is required to be delayed pursuant to Section 18.2 below, the payment shall be made within fifteen (15) days of the Release Effective Date (as defined below).

(ii)	Executive shall receive a lump sum cash payment equal to a pro rata portion of the annual cash bonus, if any, that Executive would have earned for the fiscal year of his termination based on achievement of the applicable performance goals for such year (the “Cash Bonus”). The pro-rated Cash Bonus shall be determined by multiplying the Cash Bonus by a fraction, the numerator of which is the number of days during which Executive was employed by the Company in the fiscal year of his termination of employment and the denominator of which is three hundred sixty-five (365). Unless the payment is required to be delayed pursuant to Section 18.2 below, the payment shall be made on the date that annual bonuses are paid to similarly situated executives, but in no event later than two-and-a-half months following the end of the calendar year in which Executive’s termination date occurs.

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(iii)	For a period of eighteen (18) months following Executive’s date of termination, provided Executive and his eligible dependents timely and properly elect to continue health care coverage under COBRA, Executive shall continue to receive the medical coverage in effect at the date of his termination of employment (or generally comparable coverage) for himself and, where applicable, his spouse and dependents, at the same premium rates as may be charged from time to time for employees of the Company generally, as if Executive had continued in employment with the Company during such period.

(iv)	The treatment of any outstanding equity awards held by Executive shall be determined in accordance with the terms of the applicable incentive plan and the applicable award agreements; provided, however, that any such equity awards that are subject solely to time-vesting conditions shall become fully vested as of the date of Executive’s termination of employment.

2.2	Voluntary Termination. Executive may voluntarily terminate his employment for any reason upon sixty (60) days’ prior written notice or by sending a notice of non-renewal of this Agreement to the Company, as described in Section 1.1. In any such event, after the effective date of such termination, except as provided in Section 2.1 with respect to a resignation for Good Reason, no further payments shall be due under this Agreement, except that Executive shall be entitled to receive the Accrued Benefits.

2.3	Disability. The Company may terminate Executive’s employment, to the extent permitted by applicable law, if Executive (i) is unable to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment which can be expected to result in death or can be expected to last for a continuous period of not less than 12 months, or (ii) is, by reason of any medically determinable physical or mental impairment which can be expected to result in death or can be expected to last for a continuous period of not less than 12 months, receiving income replacement benefits for a period of not less than three months under an accident and health plan covering employees of the Company (“Disability”). If the Company terminates Executive’s employment for Disability, Executive shall be entitled to receive the following:

(a)	Executive shall receive a lump sum cash payment equal to a pro rata portion of Executive’s target annual cash bonus for the fiscal year of his termination (or, in the absence of a target bonus opportunity for the fiscal year, a pro rata portion of the average annual cash bonus earned by Executive for the three year period immediately prior to his termination of employment or the average annual cash bonus earned by Executive for the actual number of completed fiscal years immediately prior to his termination of employment if less than three) (the “Target Cash Bonus”). The pro-rated Target Cash Bonus shall be determined by multiplying the Target Cash Bonus by a fraction, the numerator of which is the number of days during which Executive was employed by the Company, prior to his termination of employment, in the Company’s fiscal year in which his termination of employment occurs and the denominator of which is three hundred sixty-five (365). Except as otherwise required to comply with the requirements of Section 18 below, payment shall be made on the sixtieth (60th) day following Executive’s last day of employment with the Company on account of Disability.

(b)	The Company shall pay to Executive the Accrued Benefits.

2.4	Death. If Executive dies while employed by the Company, the Company shall pay to Executive’s executor, legal representative, administrator or designated beneficiary, as applicable, (i) the Accrued Benefits and (ii) a pro-rated Target Cash Bonus (determined according to Section 2.3(a) above) for the Company’s fiscal year in which Executive’s death occurs and, except as otherwise required to comply with the requirements of Section 18 below, shall be paid in a lump sum cash payment on the sixtieth (60th) day following the date of Executive’s death. Otherwise, the Company shall have no further liability or obligation under this Agreement to Executive’s executors, legal representatives, administrators, heirs or assigns or any other person claiming under or through Executive.

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2.5	Cause. The Company may terminate Executive’s employment at any time for Cause upon written notice to Executive, in which event all payments under this Agreement shall cease, except for Base Salary to the extent already accrued. Executive shall be entitled to receive the Accrued Benefits. Whether a termination is for Cause, as such term is defined in Section 4.1, shall be determined by the Board in its sole discretion.

2.6	Notice of Termination. Any termination of Executive’s employment shall be communicated by a written notice of termination to the other party hereto given in accordance with Section 10. The notice of termination shall (i) indicate the specific termination provision in this Agreement relied upon, (ii) briefly summarize the facts and circumstances deemed to provide a basis for a termination of employment and the applicable provision hereof, and (iii) specify the termination date in accordance with the requirements of this Agreement.

2.7	Release. Executive agrees that, as a condition to receiving the severance payments and benefits set forth in Section 2.1, Executive will execute a release of claims substantially in the form of the release attached hereto as Exhibit A. Within two business days of Executive’s date of termination, the Company shall deliver to Executive the release for Executive to execute. Executive will forfeit all rights to the severance payments and benefits set forth in Section 2.1 unless, within fifty-five (55) days of delivery of the release by the Company to Executive, Executive executes and delivers the release to the Company and such release has become irrevocable by virtue of the expiration of the revocation period without the release having been revoked (the first such date, the “Release Effective Date”). The Company’s obligation to pay the severance payments and benefits set forth in Section 2.1 is subject to the occurrence of the Release Effective Date, and if the Release Effective Date does not occur, then the Company shall have no obligation to pay the severance payments and benefits set forth in Section 2.1. To the extent that the Release Effective Date could occur in one of two (2) taxable years of Executive depending on when Executive executes and delivers the release, any deferred compensation payment (which is subject to Section 409A of the Internal Revenue Code of 1986, as amended (the “Code”)) that is conditioned on execution of the release shall be made no earlier than the first business day of the later of such taxable years.

2.8	Resignation of All Other Positions. Upon termination of Executive’s employment for any reason, Executive shall be deemed to have resigned from all positions that Executive holds as an officer of the Company or any affiliate of the Company, unless otherwise mutually agreed with the Board.

3.	Change in Control.

3.1	Effect of Change in Control. If a Change in Control occurs and Executive’s employment terminates under the circumstances described below, the provisions of Section 2.1 shall apply.

3.2	Termination Without Cause or Resignation for Good Reason Upon or After a Change in Control. Upon or within eighteen (18) months after a Change in Control, the Company (by action of the Board) may terminate Executive’s employment at any time without Cause or Executive may initiate a termination of employment by resigning under this Section 3 for Good Reason (as defined in Section 4) (in either case the Employment Term shall be deemed to have ended) upon not less than sixty (60) days’ prior written notice to Executive (or in the case of resignation for Good Reason, Executive shall give the Company not less than sixty (60) days’ prior written notice of such resignation). In any such event, the provisions of Section 2.1(b) or (c), as applicable, shall then apply.

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3.3	Code Section 280G.

(a)	Executive shall bear all expense of, and be solely responsible for, all federal, state, local or foreign taxes due with respect to any amount payable to or other benefit receivable by Executive hereunder, including, without limitation, any excise tax imposed by Section 4999 of the Code; provided, however, that any such amount or benefit deemed to be a Parachute Payment (as defined below) alone or when added to any other amount payable or paid to or other benefit receivable or received by Executive which is deemed to constitute a Parachute Payment (whether or not under an existing plan, arrangement or other agreement), and would result in the imposition on Executive of an excise tax under Section 4999 of the Code (all such amounts and benefits being hereinafter called “Total Payments”), shall be reduced to the extent necessary so that no portion thereof shall be subject to the excise tax imposed by Section 4999 of the Code but only if, by reason of such reduction, the net after-tax benefit received by Executive shall exceed the net after-tax benefit received by Executive if no such reduction was made. For purposes of this Section 3.3, “net after-tax benefit” shall mean (i) the total of all payments and the value of all benefits which Executive receives or is then entitled to receive from the Company that would constitute Parachute Payments, less (ii) the amount of all federal, state and local income taxes payable with respect to the foregoing calculated at the maximum marginal income tax rate for each year in which the foregoing shall be paid to Executive (based on the rate in effect for such year as set forth in the Code as in effect at the time of the first payment of the foregoing) and the amount of applicable employment taxes, less (iii) the amount of excise taxes imposed with respect to the payments and benefits described in (i) above by Section 4999 of the Code. For purposes of this Section 3.3, “Parachute Payment” shall mean a “parachute payment” as defined in Section 280G of the Code

(b)	The foregoing determination shall be made by tax counsel appointed by the Company (the “Tax Counsel”). The Tax Counsel shall submit its determination and detailed supporting calculations to both Executive and the Company within 15 days after receipt of a notice from either the Company or Executive that Executive may receive payments which may be Parachute Payments. If the Tax Counsel determines that such reduction is required by this Section 3.3, the Total Payments shall be reduced to the extent necessary so that no portion thereof shall be subject to the excise tax imposed by Section 4999 of the Code, and the Company shall pay such reduced amount to Executive. The manner in which the Total Payments are reduced shall be mutually agreed to by the Company and Executive and approved by Tax Counsel; provided, however, that if the Company and Executive do not agree within 15 days of the receipt of the Tax Counsel’s determination, the reduction shall be accomplished by, first, reducing any lump sum cash payments included in the Total Payments and, if further reductions are necessary, by such other reductions as shall be recommended by Tax Counsel. Executive and the Company shall each provide the Tax Counsel access to and copies of any books, records, and documents in the possession of Executive or the Company, as the case may be, reasonably requested by the Tax Counsel, and otherwise cooperate with the Tax Counsel in connection with the preparation and issuance of the determinations and calculations contemplated by this Section 3.3. The fees and expenses of the Tax Counsel for its services in connection with the determinations and calculations contemplated by this Section 3.3 shall be borne by the Company.

4.	Definitions.

4.1	“Cause” shall mean any of the following grounds for termination of Executive’s employment:

(a)	Executive’s conviction of, or plea of guilty or nolo contendere to, a felony, any crime of moral turpitude or any crime involving the Company;

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(b)	Executive’s engagement in fraud, misappropriation or embezzlement;

(c)	Executive’s material breach of any published code of conduct or code of ethics of the Company or any affiliate of the Company;

(d)	Executive’s gross negligence or willful misconduct in the performance of his duties;

(e)	Executive’s continual failure to substantially perform his duties to the Company (other than a failure resulting from Executive’s incapacity due to physical or mental illness), and such failure has continued for a period of at least 30 days after a written notice of demand for substantial performance, signed by a duly authorized officer of the Company, has been delivered to Executive specifying the manner in which Executive has failed to substantially perform; or

(f)	Executive’s breach of Section 5 of this Agreement.

4.2	“Good Reason” shall mean, without Executive’s consent:

(a)	a significant adverse alteration in the nature or status of Executive’s authority, duties or responsibilities;

(b)	a reduction in Base Salary of Executive;

(c)	the Company’s material and willful breach of this Agreement; or

(d)	the relocation (without the written consent of Executive) of Executive’s principal place of employment by more than thirty-five (35) miles from its location on the Effective Date.

Notwithstanding the foregoing, (i) Good Reason shall not be deemed to exist unless notice of termination on account thereof (specifying a termination date of at least 60 days but no more than 90 days from the date of such notice) is given no later than 90 days after the time at which the event or condition purportedly giving rise to Good Reason first occurs or arises and (ii) if there exists (without regard to this clause (ii)) an event or condition that constitutes Good Reason, the Company shall have 30 days from the date notice of such a termination is given to cure such event or condition and, if the Company does so, such event or condition shall not constitute Good Reason hereunder.

4.3	“Change in Control” shall mean the occurrence of any of the following:

(a)	The acquisition (other than from the Company), by any person (as such term is defined in Section 13(c) or 14(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”)) of beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of fifty percent (50%) or more of the combined voting power of the Company’s then outstanding voting securities;

(b)	The individuals who, as of the Effective Date, are members of the Board (the “Incumbent Board”), cease for any reason during any twelve (12) month period to constitute at least a majority of the Board, unless the election, or nomination for election by the Company’s stockholders, of any new director was approved by a vote of at least a majority of the Incumbent Board, and such new director shall be considered as a member of the Incumbent Board;

(c)

The closing of a reorganization, merger, consolidation or similar form of corporate transaction (each, an “Business Combination”) involving the Company if (i) the stockholders of the Company, immediately before such Business Combination, do not, as a result of such Business Combination, own, directly or indirectly, more than fifty percent (50%) of the combined voting power of the then outstanding voting securities of the

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entity resulting from such Business Combination in substantially the same proportion as their ownership of the combined voting power of the voting securities of the Company outstanding immediately before such Business Combination or (ii) immediately following the Business Combination, the individuals who comprised the Board immediately prior thereto do not constitute at least a majority of the board of directors of the entity resulting from such Business Combination (or, if the entity resulting from such Business Combination is then a subsidiary, the ultimate parent thereof);

(d)	The sale or other disposition of all or substantially all of the assets of the Company; or

(e)	The consummation of a complete liquidation or dissolution of the Company.

Notwithstanding the foregoing, a Change in Control shall not be deemed to occur solely because fifty percent (50%) or more of the combined voting power of the Company’s then outstanding securities is acquired by (i) a trustee or other fiduciary holding securities under one or more employee benefit plans maintained by the Company or any of its subsidiaries or (ii) any corporation which, immediately prior to such acquisition, is owned directly or indirectly by the stockholders of the Company in the same proportion as their ownership of shares in the Company immediately prior to such acquisition.

Notwithstanding the foregoing, a Change in Control shall not occur unless such transaction constitutes a change in the ownership of the Company, a change in effective control of the Company, or a change in the ownership of a substantial portion of the Company’s assets under Section 409A of the Code.

5.	Non-Competition, Non-Solicitation, Intellectual Property and Confidentiality. Executive hereby acknowledges that, during and solely as a result of his employment by the Company, Executive will receive special training, education and information with respect to the operation of the businesses of the Company, and/or its affiliates, and other related matters, and access to confidential information and business and professional contacts. In consideration of Executive’s employment and in consideration of the special and unique opportunities afforded by the Company to Executive as a result of Executive’s employment, Executive hereby agrees to abide by the terms of the non-competition, non-solicitation, intellectual property and confidentiality provisions below. Executive agrees and acknowledges that his employment is full, adequate and sufficient consideration for the restrictions and obligations set forth in those provisions.

5.1	Non-Competition and Non-Solicitation. In consideration of the Company’s entering into this Agreement, Executive agrees that during the Employment Term and for a period of twelve (12) months after the termination of the Employment Term, without regard to its termination for any reason which does not constitute a breach of this Agreement by the Company or a resignation for Good Reason by Executive, Executive shall not, unless acting pursuant hereto or with the prior written consent of the Board:

(a)	directly or indirectly, own, manage, operate, finance, join, control or participate in the ownership, management, operation, financing or control of, or be connected as an officer, director, employee, partner, principal, agent, representative, consultant or otherwise with, or use or permit Executive’s name to be used in connection with any Competing Business (defined below) within any state in which the Company, and/or its affiliates, currently engage in any Substantial Business Activity (defined below) or any state in which the Company, and/or its affiliates, engaged in any Substantial Business Activity during the thirty-six month period preceding the date Executive’s employment terminates; provided, however, that notwithstanding the foregoing, this provision shall not be construed to prohibit the passive ownership by Executive of not more than five percent (5%) of the capital stock of any corporation which is engaged in any Competing Business having a class of securities registered pursuant to the Exchange Act; or

(b)	solicit or divert to any Competing Business any individual or entity which is an active or prospective customer of the Company, and/or its affiliates, or was such an active or prospective customer at any time during the preceding twelve (12) months; or

(c)	employ, attempt to employ, solicit or assist any Competing Business in employing any employee of the Company, and/or its affiliates, whether as an employee or consultant.

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The phrase “Competing Business” shall mean: any entity or enterprise actively engaged in any business or businesses the Company and/or its affiliates are actively engaged in (or are expected to be actively engaged in within twelve (12) months) at the time of termination. The phrase “Substantial Business Activity” shall mean that the Company, and/or its affiliates (i) has a business office, (ii) owns, services or manages real estate, or (iii) has a recorded and unsatisfied mortgage or other lien upon real estate or personal property.

In the event that the provisions of this Section 5.1 should ever be adjudicated to exceed the time, geographic, product or other limitations permitted by applicable law in any jurisdiction, then such provisions shall be deemed reformed in such jurisdiction to the maximum time, geographic, product or other limitations permitted by applicable law.

5.2	Developments. Executive shall disclose fully, promptly and in writing to the Company any and all inventions, discoveries, improvements, modifications and other intellectual property rights, whether patentable or not, which Executive has conceived, made or developed, solely or jointly with others, while employed by the Company and which (i) relate to the businesses, work or activities of the Company, and/or its affiliates or (ii) result from or are suggested by the carrying out of Executive’s duties hereunder or from or by any information that Executive may receive as an employee of the Company. Executive hereby assigns, transfers and conveys to the Company all of Executive’s right, title and interest in and to any and all such inventions, discoveries, improvements, modifications and other intellectual property rights and agrees to take all such actions as may be requested by the Company at any time and with respect to any such invention, discovery, improvement, modification or other intellectual property rights to confirm or evidence such assignment, transfer and conveyance. Furthermore, at any time and from time to time, upon the request of the Company, Executive shall execute and deliver to the Company, any and all instruments, documents and papers, give evidence and do any and all other acts that, in the opinion of counsel for the Company, are or may be necessary or desirable to document such assignment, transfer and conveyance or to enable the Company to file and prosecute applications for and to acquire, maintain and enforce any and all patents, trademark registrations or copyrights under United States or foreign law with respect to any such inventions, discoveries, improvements, modifications or other intellectual property rights or to obtain any extension, validation, reissue, continuance or renewal of any such patent, trademark or copyright. The Company shall be responsible for the preparation of any such instruments, documents and papers and for the prosecution of any such proceedings and shall reimburse Executive for all reasonable expenses incurred by Executive in compliance with the provisions of this Section 5.2.

5.3	Confidentiality.

(a)

Executive acknowledges that, by reason of Executive’s employment by the Company, Executive will have access to confidential information of the Company, and/or its affiliates, including, without limitation, information and knowledge pertaining to products, inventions, discoveries, improvements, innovations, designs, ideas, trade secrets, proprietary information, manufacturing, packaging, advertising, distribution and sales methods, sales and profit figures, customer and client lists and relationships between the Company, and/or its affiliates, and dealers, distributors, sales representatives, wholesalers, customers, clients, suppliers and others who have business dealings with them (“Confidential Information”). Executive acknowledges that such Confidential Information is a valuable and unique asset of the Company, and/or its affiliates, and covenants that, both during and after the Employment Term, Executive will not disclose any Confidential Information to any person (except as Executive’s duties as an officer of the Company may require or as required by law or in a judicial or administrative proceeding) without the prior written authorization of the Board. The obligation of confidentiality imposed by this Section 5.3 shall not apply to information that becomes generally known to the public through no act of Executive in breach of this Agreement.

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The Company and Executive acknowledge that, notwithstanding anything to the contrary contained in this Agreement, pursuant to 18 USC § 1833(b), an individual may not be held liable under any criminal or civil federal or state trade secret law for disclosure of a trade secret: (x) made in confidence to a government official, either directly or indirectly, or to an attorney, solely for the purpose of reporting or investigating a suspected violation of law or (y) in a complaint or other document filed in a lawsuit or other proceeding, if such filing is made under seal. The Company and Executive further acknowledge that an individual suing an employer for retaliation based on the reporting of a suspected violation of law may disclose a trade secret to his or her attorney and use the trade secret information in the court proceeding, so long as any document containing the trade secret is filed under seal and the individual does not disclose the trade secret except pursuant to court order.

(b)	Executive acknowledges that all documents, files and other materials received from the Company, and/or its affiliates, during the Employment Term (with the exception of documents relating to Executive’s compensation or benefits to which Executive is entitled following the Employment Term) are for use of Executive solely in discharging Executive’s duties and responsibilities hereunder and that Executive has no claim or right to the continued use or possession of such documents, files or other materials following termination of Executive’s employment by the Company. Executive agrees that, upon termination of employment, Executive will not retain any such documents, files or other materials and will promptly return to the Company any documents, files or other materials in Executive’s possession or custody.

5.4	Non-Disparagement. Executive agrees and covenants that Executive will not at any time make, publish or communicate to any person or entity or in any public forum any defamatory or disparaging remarks, comments or statements concerning the Company or its businesses, or any of its employees, officers, and existing and prospective customers, suppliers, investors and other associated third parties. The Company agrees and covenants that it will not authorize the making, publishing or communicating of, nor will the Board or any executive officers of the Company at any time make, publish or communicate to any person or entity or in any public forum any defamatory or disparaging remarks, comments or statements concerning Executive.

5.5	Cooperation. The parties agree that certain matters in which Executive will be involved during the Employment Term may necessitate Executive’s cooperation in the future. Accordingly, following the termination of Executive’s employment for any reason, to the extent reasonably requested by the Board and subject to Executive’s professional commitments, Executive shall cooperate with the Company in connection with matters arising out of Executive’s service to the Company; provided that, the Company shall make reasonable efforts to minimize disruption of Executive’s other activities. The Company shall pay Executive a reasonable per diem and reimburse Executive for reasonable expenses incurred in connection with such cooperation.

5.6

Equitable Relief. Executive acknowledges that the restrictions contained in Sections 5.1, 5.2, 5.3, 5.4 and 5.5 hereof are, in view of the nature of the businesses of the Company and/or its affiliates, reasonable and necessary to protect the legitimate interests of the Company and/or its affiliates, and that any violation of any provision of those Sections will result in irreparable injury to the Company, and/or its affiliates. Executive also acknowledges that in the event of any such violation, the Company shall be entitled to preliminary and permanent injunctive relief, without the necessity of proving actual damages, and to an equitable accounting of all earnings, profits and other benefits arising from any such violation, which rights shall be cumulative and in addition to any other rights or remedies to which the Company may be entitled. Executive agrees that in the event of any such violation, an action may be commenced for any such preliminary and permanent injunctive relief and other equitable relief in any federal or state court of competent jurisdiction sitting in Pennsylvania or in any other court of competent jurisdiction. Executive hereby waives, to the fullest extent permitted by law, any objection that Executive may now or hereafter have to such jurisdiction or to the laying of the venue of any such suit, action or proceeding brought in

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such a court and any claim that such suit, action or proceeding has been brought in an inconvenient forum. Executive agrees that effective service of process may be made upon Executive by mail under the notice provisions contained in Section 10 hereof.

6.	Non-Exclusivity of Rights. Nothing in this Agreement shall prevent or limit Executive’s continuing or future participation in or rights under any benefit, bonus, incentive or other plan or program provided by the Company and for which Executive may qualify; provided, however, that if Executive becomes entitled to and receives the payments provided for in Section 2.1(c) of this Agreement, Executive hereby waives Executive’s right to receive payments under any severance plan or similar program applicable to all employees of the Company.

7.	Survivorship. The respective rights and obligations of the parties under this Agreement shall survive any termination of Executive’s employment to the extent necessary to the intended preservation of such rights and obligations.

8.	Mitigation. Executive shall not be required to mitigate the amount of any payment or benefit provided for in this Agreement by seeking other employment or otherwise and there shall be no offset against amounts due Executive under this Agreement on account of any remuneration attributable to any subsequent employment that Executive may obtain.

9.	Arbitration; Expenses. In the event of any dispute under the provisions of this Agreement, other than a dispute in which the primary relief sought is an equitable remedy such as an injunction, the parties shall be required to have the dispute, controversy or claim settled by arbitration in Philadelphia, Pennsylvania in accordance with the National Rules for the Resolution of Employment Disputes then in effect of the American Arbitration Association, before a panel of three arbitrators, two of whom shall be selected by the Company and Executive, respectively, and the third of whom shall be selected by the other two arbitrators. Any award entered by the arbitrators shall be final, binding and nonappealable and judgment may be entered thereon by either party in accordance with applicable law in any court of competent jurisdiction. This arbitration provision shall be specifically enforceable. The arbitrators shall have no authority to modify any provision of this Agreement or to award a remedy for a dispute involving this Agreement other than a benefit specifically provided under or by virtue of the Agreement. Each party shall be responsible for its own expenses relating to the conduct of the arbitration (including reasonable attorneys’ fees and expenses) and shall share the fees of the American Arbitration Association.

10.	Notices. All notices and other communications required or permitted under this Agreement or necessary or convenient in connection herewith shall be in writing and shall be deemed to have been given when hand delivered or mailed by registered or certified mail, as follows (provided that notice of change of address shall be deemed given only when received):

If to the Company, to:

Independence Realty Trust, Inc.

Two Logan Square

100 North 18th Street, 23rd floor

Philadelphia, Pennsylvania 19103

Attention: General Counsel

If to Executive, to:

James J. Sebra at his most recent home address set forth in the records of the Company.

or to such other names or addresses as the Company or Executive, as the case may be, shall designate by notice to each other person entitled to receive notices in the manner specified in this Section.

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11.	Contents of Agreement; Amendment and Assignment.

11.1	This Agreement sets forth the entire understanding between the parties hereto with respect to the subject matter hereof and cannot be changed, modified, extended or terminated except upon written amendment approved by the Board and executed on its behalf by a duly authorized officer and by Executive. This Agreement supersedes the provisions of any employment or other agreement between Executive and the Company that relate to any matter that is also the subject of this Agreement and such provisions in such other agreements will be null and void.

11.2	All of the terms and provisions of this Agreement shall be binding upon and inure to the benefit of and be enforceable by the respective heirs, executors, administrators, legal representatives, successors and assigns of the parties hereto, except that the duties and responsibilities of Executive under this Agreement are of a personal nature and shall not be assignable or delegable in whole or in part by Executive. The Company shall require any successor (whether direct or indirect, by purchase, merger, consolidation, reorganization or otherwise) to all or substantially all of the business or assets of the Company, within fifteen (15) days of such succession, expressly to assume and agree to perform this Agreement in the same manner and to the same extent as the Company would be required to perform if no such succession had taken place.

12.	Severability. If any provision of this Agreement or application thereof to anyone or under any circumstances is adjudicated to be invalid or unenforceable in any jurisdiction, such invalidity or unenforceability shall not affect any other provision or application of this Agreement which can be given effect without the invalid or unenforceable provision or application and shall not invalidate or render unenforceable such provision or application in any other jurisdiction. If any provision is held void, invalid or unenforceable with respect to particular circumstances, it shall nevertheless remain in full force and effect in all other circumstances.

13.	Remedies Cumulative; No Waiver. No remedy conferred upon a party by this Agreement is intended to be exclusive of any other remedy, and each and every such remedy shall be cumulative and shall be in addition to any other remedy given under this Agreement or now or hereafter existing at law or in equity. No delay or omission by a party in exercising any right, remedy or power under this Agreement or existing at law or in equity shall be construed as a waiver thereof, and any such right, remedy or power may be exercised by such party from time to time and as often as may be deemed expedient or necessary by such party in its sole discretion.

14.	Beneficiaries/References. Executive shall be entitled, to the extent permitted under any applicable law, to select and change a beneficiary or beneficiaries to receive any compensation or benefit payable under this Agreement following Executive’s death by giving the Company written notice thereof. In the event of Executive’s death or a judicial determination of Executive’s incompetence, reference in this Agreement to Executive shall be deemed, where appropriate, to refer to Executive’s beneficiary, estate or other legal representative.

15.	Miscellaneous. All section headings used in this Agreement are for convenience only. This Agreement may be executed in counterparts, each of which is an original. It shall not be necessary in making proof of this Agreement or any counterpart hereof to produce or account for any of the other counterparts.

16.	Withholding. All payments under this Agreement shall be made subject to applicable tax withholding, and the Company shall withhold from any payments under this Agreement all federal, state and local taxes as the Company is required to withhold pursuant to any law or governmental rule or regulation. Except as specifically provided otherwise in this Agreement, Executive shall bear all expense of, and be solely responsible for, all federal, state and local taxes due with respect to any payment received under this Agreement.

17.	Governing Law. This Agreement shall be governed by and interpreted under the laws of the Commonwealth of Pennsylvania without giving effect to any conflict of laws provisions.

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18.	Section 409A.

18.1	Interpretation. Notwithstanding the other provisions hereof, this Agreement is intended to comply with the requirements of Section 409A of the Code, to the extent applicable, and this Agreement shall be interpreted to avoid any penalty sanctions under Section 409A of the Code. Accordingly, all provisions herein, or incorporated by reference, shall be construed and interpreted to comply with Section 409A and, if necessary, any such provision shall be deemed amended to comply with Section 409A of the Code and regulations thereunder. If any payment or benefit cannot be provided or made at the time specified herein without incurring sanctions under Section 409A of the Code, then such benefit or payment shall be provided in full at the earliest time thereafter when such sanctions will not be imposed. For purposes of Section 409A of the Code, each payment made under this Agreement shall be treated as a separate payment. In no event may Executive, directly or indirectly, designate the calendar year of payment. Executive will be deemed to have a termination of employment for purposes of determining the timing of any payments or benefits hereunder that are classified as deferred compensation only upon a “separation from service” within the meaning of Section 409A of the Code.

18.2	Payment Delay. Notwithstanding any provision to the contrary in this Agreement, if on the date of Executive’s termination of employment, Executive is a “specified employee” (as such term is defined in Section 409A(a)(2)(B)(i) of the Code and its corresponding regulations) as determined by the Board (or its delegate) in its sole discretion in accordance with its “specified employee” determination policy, then all cash severance payments payable to Executive under this Agreement that are deemed as deferred compensation subject to the requirements of Section 409A of the Code shall be postponed for a period of six months following Executive’s “separation from service” with the Company (or any successor thereto). The postponed amounts shall be paid to Executive in a lump sum on the date that is six (6) months and one (1) day following Executive’s “separation from service” with the Company (or any successor thereto). If Executive dies during such six-month period and prior to payment of the postponed cash amounts hereunder, the amounts delayed on account of Section 409A of the Code shall be paid to the personal representative of Executive’s estate on the sixtieth (60th) day after Executive’s death. If any of the cash payments payable pursuant to this Agreement are delayed due to the requirements of Section 409A of the Code, there shall be added to such payments interest during the deferral period at an annualized rate of interest equal to the prime rate as reported in the Wall Street Journal (or, if unavailable, a comparable source) at the relevant time.

18.3	Reimbursements. All reimbursements provided under this Agreement shall be made or provided in accordance with the requirements of Section 409A of the Code, including, where applicable, the requirement that (i) any reimbursement is for expenses incurred during Executive’s lifetime (or during a shorter period of time specified in this Agreement), (ii) the amount of expenses eligible for reimbursement during a calendar year may not affect the expenses eligible for reimbursement in any other calendar year, (iii) the reimbursement of an eligible expense will be made on or before the last day of the taxable year following the year in which the expense is incurred, and (iv) the right to reimbursement is not subject to liquidation or exchange for another benefit.

[SIGNATURE PAGE FOLLOWS]

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IN WITNESS WHEREOF, the undersigned, intending to be legally bound, have executed this Agreement as of the date first above written.

INDEPENDENCE REALTY TRUST, INC.

By:
Name:
Title:

EXECUTIVE

By:
	Name:	James J. Sebra

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EXHIBIT A

Release

You, for yourself, your spouse and your agents, successors, heirs, executors, administrators and assigns, hereby irrevocably and unconditionally forever release and discharge Independence Realty Trust, Inc. (the “Corporation”), its parents, divisions, subsidiaries and affiliates and its and their current and former owners, directors, officers, stockholders, insurers, benefit plans, representatives, agents and employees, and each of their predecessors, successors, and assigns (collectively, the “Releasees”), from any and all actual or potential claims or liabilities of any kind or nature, including, but not limited to, any claims arising out of or related to your employment and separation from employment with the Corporation and any services that you provided to the Corporation; any claims for salary, commissions, bonuses, other severance pay, vacation pay, allowances or other compensation, or for any benefits under the Employee Retirement Income Security Act of 1974 (“ERISA”) (except for vested ERISA benefits); any claims for discrimination, harassment or retaliation of any kind or based upon any legally protected classification or activity; any claims under Title VII of the Civil Rights Acts of 1964, the Civil Rights Act of 1866 and 1964, as amended, 42 U.S.C. § 1981, the Age Discrimination in Employment Act, the Older Workers Benefit Protection Act, the Americans with Disabilities Act, 42 U.S.C. §1981, 42 U.S.C. § 1983, the Family Medical Leave Act and any similar state law, the Fair Credit Reporting Act and any similar state law, the Fair Credit Reporting Act, 15 U.S.C. § 1681, et seq., the Worker Adjustment and Retraining Notification Act, 29 U.S.C. § 2101, et seq., the Equal Pay Act and any similar state law, any claims for discrimination in violation of the Pennsylvania Human Relations Act, and any claims for wrongful discharge, discrimination, retaliation, or other violation of the Pennsylvania Whistleblower Law, as well as any amendments to any such laws; any claims for any violation of any federal or state constitutions or executive orders; any claims for wrongful or constructive discharge, violation of public policy, breach of contract or promise (oral, written, express or implied), personal injury not covered by workers’ compensation benefits, misrepresentation, negligence, fraud, estoppel, defamation, infliction of emotional distress, contribution and any claims under any other federal, state or local law, including those not specifically listed in this Release, that you, your heirs, executors, administrators, successors, and assigns now have, ever had or may hereafter have, whether known or unknown, suspected or unsuspected, up to and including the date of your execution of this Release.

For the purpose of implementing a full and complete release and discharge of the Releasees as set forth above, you acknowledge that this Release is intended to include in its effect, without limitation, all claims known or unknown that you have or may have against the Releasees which arise out of or relate to your employment, including but not limited to compensation, performance or termination of employment with the Corporation, except for, and notwithstanding anything in this Release to the contrary, claims which cannot be released solely by private agreement. This Release also excludes any claims relating to any right you may have to payments pursuant to Section 2.1(c) of the Employment Agreement, entered into as of             , 2016, by and between the Corporation and you, any claim for workers’ compensation benefits and any rights you may have to indemnification or directors’ and officers’ liability insurance under the Corporation’s bylaws or certificate of incorporation, any indemnification agreement to which you are a party or beneficiary or applicable law, as a result of having served as an officer, director or employee of the Corporation or any of its affiliates. You further acknowledge and agree that you have received all leave, compensation and reinstatement benefits to which you were entitled through the date of your execution of this Release, and that you were not subjected to any improper treatment, conduct or actions as a result of a request for leave, compensation or reinstatement.

You affirm, by signing this Release, that you have not suffered any unreported injury or illness arising from your employment, and that you have not filed, with any federal, state, or local court or agency, any actions or charges against the Releasees relating to or arising out of your employment with or separation from the Corporation. You further agree that while this Release does not preclude you from filing a charge with the National Labor Relations Board (“NLRB”), the Equal Employment Opportunity Commission (“EEOC”) or a similar state or local agency, or from participating in any investigation or proceeding with them, you do waive your right to personally recover monies or reinstatement as a result of any complaint or charge filed against the Corporation with the NLRB, EEOC or any federal, state or local court or agency, except as to any action to enforce or challenge this Release, to recover any vested benefits under ERISA, or to recover workers’ compensation benefits. Nothing in this Release prohibits or restricts you (or your attorney) from initiating communications directly with, responding to an inquiry from, or providing testimony before the Securities and Exchange Commission (“SEC”), the Financial Industry Regulatory Authority (“FINRA”), any other self-regulatory organization or any other federal or state regulatory authority regarding this Release or its underlying facts or circumstances or a possible securities law violation.

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You acknowledge:

(a)	That you were provided [twenty-one (21) / forty-five (45)] full days during which to consider whether to sign this Release. If you have signed this Release prior to the expiration of the [21-day / 45-day] period, you have voluntarily elected to forego the remainder of that period.

(b)	That you have carefully read and fully understand all of the terms of this Release[, including its Attachment A].

(c)	That you understand that by signing this Release, you are waiving your rights under the Age Discrimination in Employment Act, as amended by the Older Workers Benefit Protection Act, 29 U.S.C. § 621, et seq., and that you are not waiving any rights arising after the date that this Release is signed.

(d)	That you have been given an opportunity to consult with anyone you choose, including an attorney, about this Release.

(e)	That you understand fully the terms and effect of this Release and know of no claim that has not been released by this Release. And, you further acknowledge that you are not aware of, or that you have fully disclosed to the Corporation, any matters for which you are responsible or which has come to your attention as an employee of the Corporation that might give rise to, evidence, or support any claim of illegal conduct, regulatory violation, unlawful discrimination, or other cause of action against the Corporation.

(f)	That these terms are final and binding on you.

(g)	That you have signed this Release voluntarily, and not in reliance on any representations or statements made to you by any employee or officer of the Corporation or any of its subsidiaries.

(h)	That you have seven (7) days following your execution of this Release to revoke it in writing, and that this Release is not effective or enforceable until after this seven (7) day period has expired without revocation. If you wish to revoke this Release after signing it, you must provide written notice of your decision to revoke this Release to the Corporation, to the attention of the General Counsel, Two Logan Square, 100 North 18th Street, 23rd floor, Philadelphia, Pennsylvania 19103, by no later than 11:59 p.m. on the seventh calendar day after the date on which you have signed this Release.

PLEASE READ CAREFULLY. THIS RELEASE INCLUDES A RELEASE OF ALL KNOWN AND UNKNOWN CLAIMS.

ACKNOWLEDGED AND AGREED

James J. Sebra	Date

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EXHIBIT G

FARRELL ENDER EMPLOYMENT AGREEMENT

Exhibit G-1

EMPLOYMENT AGREEMENT

THIS EMPLOYMENT AGREEMENT (the “Agreement”) is entered into as of             , 2016, by and between Independence Realty Trust, Inc., a Maryland corporation (the “Company”), and Farrell M. Ender (“Executive”).

WHEREAS, the Company, Independence Realty Operating Partnership, LP, a Delaware limited partnership (“IROP”), RAIT Financial Trust, a Maryland real estate investment trust (“RAIT”), RAIT TRS, LLC, a Delaware limited liability company (“Interest Seller”), Jupiter Communities, LLC, a Delaware limited liability company (“Asset Seller”), and the entities set forth on the signature pages of the Purchase Agreement have entered into that certain Securities and Asset Purchase Agreement, dated as of September     , 2016 (the “Purchase Agreement”);

WHEREAS, pursuant to the Purchase Agreement, at the Second Closing (as defined in the Purchase Agreement), and on the terms and subject to the conditions set forth in the Purchase Agreement, Interest Seller shall sell, convey, assign, transfer and deliver to IROP, and IROP shall purchase, acquire and accept from Interest Seller, all of Interest Seller’s right, title and interest in and to the Membership Interests (as defined in the Purchase Agreement), and Asset Seller shall sell, convey, assign, transfer and deliver to IROP, and IROP shall purchase, acquire and accept from Asset Seller, all of Asset Seller’s right, title and interest in, to and under the Transferred Assets (as defined in the Purchase Agreement);

WHEREAS, Executive is currently employed by RAIT and serves as the President of the Company; and

WHEREAS, in connection with and subject to the Second Closing, the Company wishes to employ Executive in the position of President of the Company, and Executive wishes to accept such employment, on the terms set forth below, effective as of the Effective Date (as defined below).

NOW, THEREFORE, in consideration of the Recitals, the mutual promises and covenants set forth herein, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto, intending to be legally bound, hereby agree as follows:

1.	Employment. The Company agrees to employ Executive, and Executive hereby accepts such employment and agrees to perform Executive’s duties and responsibilities, in accordance with the terms, conditions and provisions hereinafter set forth.

1.1	Employment Term. This Agreement shall become effective from and after the Second Closing (the “Effective Date”); provided, that, in the event the Second Closing does not occur by the Outside Date (as defined in the Purchase Agreement) or the Purchase Agreement is otherwise terminated, this Agreement shall thereupon become null and void. This Agreement shall continue until the third anniversary of the Effective Date, unless the Agreement is terminated sooner in accordance with Section 2 below; and shall be effective for successive one-year periods in accordance with the terms of this Agreement (subject to termination as aforesaid) unless either party notifies the other party of non-renewal in writing prior to three months before the expiration of the then current term. The period commencing on the Effective Date and ending on the date on which the term of Executive’s employment under this Agreement shall terminate is hereinafter referred to as the “Employment Term.”

1.2	Duties and Responsibilities. Executive shall continue to serve as the President of the Company during the Employment Term. Executive shall perform all duties and accept all responsibilities incident to such position as may be reasonably assigned to him by the Board of Directors of the Company (the “Board”) or the Chief Executive Officer of the Company.

1.3

Extent of Service. Executive agrees to use Executive’s best efforts to carry out Executive’s duties and responsibilities under Section 1.2 hereof and, consistent with the other provisions of this Agreement, to devote substantially all of Executive’s business time, attention and energy to the performance of Executive’s duties and responsibilities hereunder. Subject to the requirements of Section 5.1, the foregoing shall not be construed as preventing Executive from making investments in other businesses or enterprises provided there is no conflict with Executive’s ability to satisfy his obligations to the Company.

1.4	Base Salary. For all of the services rendered by Executive hereunder, the Company shall pay Executive a base salary (“Base Salary”), which shall be at the annual rate of Three Hundred Thousand Dollars ($300,000) beginning as of the Effective Date, payable in installments at such times as the Company customarily pays its other senior level executives. Executive’s Base Salary shall be reviewed annually for appropriate increases by the Board pursuant to the Board’s normal performance review policies for senior level executives but shall not be decreased.

1.5	Bonus. Executive shall be eligible to receive annual bonuses in such amounts as the Board may approve in its sole discretion or under the terms of any annual incentive plan of the Company maintained for other senior level executives.

1.6	Retirement and Welfare Plans and Perquisites. Executive shall be entitled to participate in all employee retirement and welfare benefit plans and programs or executive perquisites made available to the Company’s senior level executives as a group or to its employees generally, as such retirement and welfare plans or perquisites may be in effect from time to time and subject to the eligibility requirements of the plans and applicable law. For purposes of any such benefit plans and programs or executive perquisites that condition participation or entitlements thereunder on duration of service with the Company, Executive’s service with RAIT shall be treated as service to the Company. Nothing in this Agreement shall prevent the Company from amending or terminating any retirement, welfare or other employee benefit plans or programs from time to time as the Company deems appropriate.

1.7	Reimbursement of Expenses; Vacation. Executive shall be provided with reimbursement of reasonable expenses related to Executive’s employment by the Company on a basis no less favorable than that which may be authorized from time to time for senior level executives as a group, and shall be entitled to vacation and sick leave in accordance with the Company’s vacation, holiday and other pay for time not worked policies. For purposes of any such vacation, holiday and sick leave policies that condition participation or entitlements thereunder on duration of service with the Company, Executive’s service with RAIT shall be treated as service to the Company.

1.8	Incentive Compensation. Executive shall be entitled to participate in any short-term and long-term incentive programs (including without limitation any equity compensation plans) established by the Company for its senior level executives generally.

1.9	Clawback/Recoupment. Notwithstanding any other provision in this Agreement to the contrary, any compensation paid to Executive pursuant to this Agreement or any other agreement or arrangement with the Company shall be subject to mandatory repayment by Executive to the Company if and to the extent any such compensation paid to Executive is, or in the future becomes, subject to (i) any “clawback” or recoupment policy that is applicable to all senior executives of the Company and is limited to the recovery of incentive-based compensation which, as a result of an accounting restatement by the Company, is in excess of the compensation which should have been received by Executive, or (ii) any law, rule, requirement or regulation which imposes mandatory recoupment, under circumstances set forth in such law, rule, requirement or regulation.

2.	Termination. The Employment Term and Executive’s employment hereunder shall terminate upon the occurrence of any of the following events:

2.1	Termination Without Cause; Resignation for Good Reason; Non-Renewal by the Company.

(a)	The Company may terminate Executive’s employment at any time without Cause (as defined in Section 4) upon not less than sixty (60) days’ prior written notice to Executive. In addition, Executive may initiate a termination of employment by resigning under this Section 2.1 for Good Reason (as defined in Section 4). Executive shall give the Company not less than sixty (60) days’ prior written notice of such resignation. In addition, the Company may initiate a termination of employment by sending a notice of non-renewal of this Agreement to Executive, as described in Section 1.1.

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(b)	Upon any termination or resignation described in Section 2.1(a) above, Executive shall be entitled to receive only the amount due to Executive under the Company’s then current severance pay plan for employees, if any. No other payments or benefits shall be due under this Agreement to Executive, but Executive shall be entitled to receive (i) Executive’s Base Salary due through his date of termination, (ii) any earned but unpaid annual bonus for the year preceding the fiscal year of termination, (iii) any amounts owing to Executive for reimbursement of expenses properly incurred by Executive prior to his date of termination and which are reimbursable in accordance with Section 1.7; and (iv) any benefits accrued and earned in accordance with the terms and conditions of any applicable benefit plans and programs of the Company in which Executive participated prior to his termination of employment (collectively, the “Accrued Benefits”).

(c)	Notwithstanding the provisions of Section 2.1(b), in the event that Executive executes and does not revoke the release described in Section 2.7, Executive shall be entitled to receive, in lieu of any payments or benefits due to him under the Company’s then current severance pay plan for employees (if any), the following:

(i)	Executive shall receive a lump sum cash payment equal to two times the sum of (x) Executive’s Base Salary, as in effect immediately prior to his termination of employment and (y) the average annual cash bonus earned by Executive for the three year period immediately prior to his termination of employment, or the average annual cash bonus earned by Executive for the actual number of completed fiscal years immediately prior to his termination of employment if less than three; provided, however, that if Executive has been employed by the Company for less than one completed fiscal year prior to his termination of employment, then the amount used for clause (y) shall be Executive’s target annual cash bonus for the fiscal year of his termination of employment. One half of the amount described in the preceding sentence shall be consideration for Executive’s entering into the restrictive covenants described in Section 5 below. Unless the payment is required to be delayed pursuant to Section 18.2 below, the payment shall be made within fifteen (15) days of the Release Effective Date (as defined below).

(ii)	Executive shall receive a lump sum cash payment equal to a pro rata portion of the annual cash bonus, if any, that Executive would have earned for the fiscal year of his termination based on achievement of the applicable performance goals for such year (the “Cash Bonus”). The pro-rated Cash Bonus shall be determined by multiplying the Cash Bonus by a fraction, the numerator of which is the number of days during which Executive was employed by the Company in the fiscal year of his termination of employment and the denominator of which is three hundred sixty-five (365). Unless the payment is required to be delayed pursuant to Section 18.2 below, the payment shall be made on the date that annual bonuses are paid to similarly situated executives, but in no event later than two-and-a-half months following the end of the calendar year in which Executive’s termination date occurs.

(iii)	For a period of eighteen (18) months following Executive’s date of termination, provided Executive and his eligible dependents timely and properly elect to

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continue health care coverage under COBRA, Executive shall continue to receive the medical coverage in effect at the date of his termination of employment (or generally comparable coverage) for himself and, where applicable, his spouse and dependents, at the same premium rates as may be charged from time to time for employees of the Company generally, as if Executive had continued in employment with the Company during such period.

(iv)	The treatment of any outstanding equity awards held by Executive shall be determined in accordance with the terms of the applicable incentive plan and the applicable award agreements; provided, however, that any such equity awards that are subject solely to time-vesting conditions shall become fully vested as of the date of Executive’s termination of employment.

2.2	Voluntary Termination. Executive may voluntarily terminate his employment for any reason upon sixty (60) days’ prior written notice or by sending a notice of non-renewal of this Agreement to the Company, as described in Section 1.1. In any such event, after the effective date of such termination, except as provided in Section 2.1 with respect to a resignation for Good Reason, no further payments shall be due under this Agreement, except that Executive shall be entitled to receive the Accrued Benefits.

2.3	Disability. The Company may terminate Executive’s employment, to the extent permitted by applicable law, if Executive (i) is unable to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment which can be expected to result in death or can be expected to last for a continuous period of not less than 12 months, or (ii) is, by reason of any medically determinable physical or mental impairment which can be expected to result in death or can be expected to last for a continuous period of not less than 12 months, receiving income replacement benefits for a period of not less than three months under an accident and health plan covering employees of the Company (“Disability”). If the Company terminates Executive’s employment for Disability, Executive shall be entitled to receive the following:

(a)	Executive shall receive a lump sum cash payment equal to a pro rata portion of Executive’s target annual cash bonus for the fiscal year of his termination (or, in the absence of a target bonus opportunity for the fiscal year, a pro rata portion of the average annual cash bonus earned by Executive for the three year period immediately prior to his termination of employment or the average annual cash bonus earned by Executive for the actual number of completed fiscal years immediately prior to his termination of employment if less than three) (the “Target Cash Bonus”). The pro-rated Target Cash Bonus shall be determined by multiplying the Target Cash Bonus by a fraction, the numerator of which is the number of days during which Executive was employed by the Company, prior to his termination of employment, in the Company’s fiscal year in which his termination of employment occurs and the denominator of which is three hundred sixty-five (365). Except as otherwise required to comply with the requirements of Section 18 below, payment shall be made on the sixtieth (60th) day following Executive’s last day of employment with the Company on account of Disability.

(b)	The Company shall pay to Executive the Accrued Benefits.

2.4	Death. If Executive dies while employed by the Company, the Company shall pay to Executive’s executor, legal representative, administrator or designated beneficiary, as applicable, (i) the Accrued Benefits and (ii) a pro-rated Target Cash Bonus (determined according to Section 2.3(a) above) for the Company’s fiscal year in which Executive’s death occurs and, except as otherwise required to comply with the requirements of Section 18 below, shall be paid in a lump sum cash payment on the sixtieth (60th) day following the date of Executive’s death. Otherwise, the Company shall have no further liability or obligation under this Agreement to Executive’s executors, legal representatives, administrators, heirs or assigns or any other person claiming under or through Executive.

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2.5	Cause. The Company may terminate Executive’s employment at any time for Cause upon written notice to Executive, in which event all payments under this Agreement shall cease, except for Base Salary to the extent already accrued. Executive shall be entitled to receive the Accrued Benefits. Whether a termination is for Cause, as such term is defined in Section 4.1, shall be determined by the Board in its sole discretion.

2.6	Notice of Termination. Any termination of Executive’s employment shall be communicated by a written notice of termination to the other party hereto given in accordance with Section 10. The notice of termination shall (i) indicate the specific termination provision in this Agreement relied upon, (ii) briefly summarize the facts and circumstances deemed to provide a basis for a termination of employment and the applicable provision hereof, and (iii) specify the termination date in accordance with the requirements of this Agreement.

2.7	Release. Executive agrees that, as a condition to receiving the severance payments and benefits set forth in Section 2.1, Executive will execute a release of claims substantially in the form of the release attached hereto as Exhibit A. Within two business days of Executive’s date of termination, the Company shall deliver to Executive the release for Executive to execute. Executive will forfeit all rights to the severance payments and benefits set forth in Section 2.1 unless, within fifty-five (55) days of delivery of the release by the Company to Executive, Executive executes and delivers the release to the Company and such release has become irrevocable by virtue of the expiration of the revocation period without the release having been revoked (the first such date, the “Release Effective Date”). The Company’s obligation to pay the severance payments and benefits set forth in Section 2.1 is subject to the occurrence of the Release Effective Date, and if the Release Effective Date does not occur, then the Company shall have no obligation to pay the severance payments and benefits set forth in Section 2.1. To the extent that the Release Effective Date could occur in one of two (2) taxable years of Executive depending on when Executive executes and delivers the release, any deferred compensation payment (which is subject to Section 409A of the Internal Revenue Code of 1986, as amended (the “Code”)) that is conditioned on execution of the release shall be made no earlier than the first business day of the later of such taxable years.

2.8	Resignation of All Other Positions. Upon termination of Executive’s employment for any reason, Executive shall be deemed to have resigned from all positions that Executive holds as an officer of the Company or any affiliate of the Company, unless otherwise mutually agreed with the Board.

3.	Change in Control.

3.1	Effect of Change in Control. If a Change in Control occurs and Executive’s employment terminates under the circumstances described below, the provisions of Section 2.1 shall apply.

3.2	Termination Without Cause or Resignation for Good Reason Upon or After a Change in Control. Upon or within eighteen (18) months after a Change in Control, the Company (by action of the Board) may terminate Executive’s employment at any time without Cause or Executive may initiate a termination of employment by resigning under this Section 3 for Good Reason (as defined in Section 4) (in either case the Employment Term shall be deemed to have ended) upon not less than sixty (60) days’ prior written notice to Executive (or in the case of resignation for Good Reason, Executive shall give the Company not less than sixty (60) days’ prior written notice of such resignation). In any such event, the provisions of Section 2.1(b) or (c), as applicable, shall then apply.

3.3	Code Section 280G.

(a)

Executive shall bear all expense of, and be solely responsible for, all federal, state, local or foreign taxes due with respect to any amount payable to or other benefit receivable by Executive hereunder, including, without limitation, any excise tax imposed by Section 4999 of the Code; provided, however, that any such amount or benefit deemed to be a Parachute Payment (as defined below) alone or when added to any other amount payable

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or paid to or other benefit receivable or received by Executive which is deemed to constitute a Parachute Payment (whether or not under an existing plan, arrangement or other agreement), and would result in the imposition on Executive of an excise tax under Section 4999 of the Code (all such amounts and benefits being hereinafter called “Total Payments”), shall be reduced to the extent necessary so that no portion thereof shall be subject to the excise tax imposed by Section 4999 of the Code but only if, by reason of such reduction, the net after-tax benefit received by Executive shall exceed the net after-tax benefit received by Executive if no such reduction was made. For purposes of this Section 3.3, “net after-tax benefit” shall mean (i) the total of all payments and the value of all benefits which Executive receives or is then entitled to receive from the Company that would constitute Parachute Payments, less (ii) the amount of all federal, state and local income taxes payable with respect to the foregoing calculated at the maximum marginal income tax rate for each year in which the foregoing shall be paid to Executive (based on the rate in effect for such year as set forth in the Code as in effect at the time of the first payment of the foregoing) and the amount of applicable employment taxes, less (iii) the amount of excise taxes imposed with respect to the payments and benefits described in (i) above by Section 4999 of the Code. For purposes of this Section 3.3, “Parachute Payment” shall mean a “parachute payment” as defined in Section 280G of the Code.

(b)	The foregoing determination shall be made by tax counsel appointed by the Company (the “Tax Counsel”). The Tax Counsel shall submit its determination and detailed supporting calculations to both Executive and the Company within 15 days after receipt of a notice from either the Company or Executive that Executive may receive payments which may be Parachute Payments. If the Tax Counsel determines that such reduction is required by this Section 3.3, the Total Payments shall be reduced to the extent necessary so that no portion thereof shall be subject to the excise tax imposed by Section 4999 of the Code, and the Company shall pay such reduced amount to Executive. The manner in which the Total Payments are reduced shall be mutually agreed to by the Company and Executive and approved by Tax Counsel; provided, however, that if the Company and Executive do not agree within 15 days of the receipt of the Tax Counsel’s determination, the reduction shall be accomplished by, first, reducing any lump sum cash payments included in the Total Payments and, if further reductions are necessary, by such other reductions as shall be recommended by Tax Counsel. Executive and the Company shall each provide the Tax Counsel access to and copies of any books, records, and documents in the possession of Executive or the Company, as the case may be, reasonably requested by the Tax Counsel, and otherwise cooperate with the Tax Counsel in connection with the preparation and issuance of the determinations and calculations contemplated by this Section 3.3. The fees and expenses of the Tax Counsel for its services in connection with the determinations and calculations contemplated by this Section 3.3 shall be borne by the Company.

4.	Definitions.

4.1	“Cause” shall mean any of the following grounds for termination of Executive’s employment:

(a)	Executive’s conviction of, or plea of guilty or nolo contendere to, a felony, any crime of moral turpitude or any crime involving the Company;

(b)	Executive’s engagement in fraud, misappropriation or embezzlement;

(c)	Executive’s material breach of any published code of conduct or code of ethics of the Company or any affiliate of the Company;

(d)	Executive’s gross negligence or willful misconduct in the performance of his duties;

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(e)	Executive’s continual failure to substantially perform his duties to the Company (other than a failure resulting from Executive’s incapacity due to physical or mental illness), and such failure has continued for a period of at least 30 days after a written notice of demand for substantial performance, signed by a duly authorized officer of the Company, has been delivered to Executive specifying the manner in which Executive has failed to substantially perform; or

(f)	Executive’s breach of Section 5 of this Agreement.

4.2	“Good Reason” shall mean, without Executive’s consent:

(a)	a significant adverse alteration in the nature or status of Executive’s authority, duties or responsibilities;

(b)	a reduction in Base Salary of Executive;

(c)	the Company’s material and willful breach of this Agreement; or

(d)	the relocation (without the written consent of Executive) of Executive’s principal place of employment by more than thirty-five (35) miles from its location on the Effective Date.

Notwithstanding the foregoing, (i) Good Reason shall not be deemed to exist unless notice of termination on account thereof (specifying a termination date of at least 60 days but no more than 90 days from the date of such notice) is given no later than 90 days after the time at which the event or condition purportedly giving rise to Good Reason first occurs or arises and (ii) if there exists (without regard to this clause (ii)) an event or condition that constitutes Good Reason, the Company shall have 30 days from the date notice of such a termination is given to cure such event or condition and, if the Company does so, such event or condition shall not constitute Good Reason hereunder.

4.3	“Change in Control” shall mean the occurrence of any of the following:

(a)	The acquisition (other than from the Company), by any person (as such term is defined in Section 13(c) or 14(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”)) of beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of fifty percent (50%) or more of the combined voting power of the Company’s then outstanding voting securities;

(b)	The individuals who, as of the Effective Date, are members of the Board (the “Incumbent Board”), cease for any reason during any twelve (12) month period to constitute at least a majority of the Board, unless the election, or nomination for election by the Company’s stockholders, of any new director was approved by a vote of at least a majority of the Incumbent Board, and such new director shall be considered as a member of the Incumbent Board;

(c)	The closing of a reorganization, merger, consolidation or similar form of corporate transaction (each, an “Business Combination”) involving the Company if (i) the stockholders of the Company, immediately before such Business Combination, do not, as a result of such Business Combination, own, directly or indirectly, more than fifty percent (50%) of the combined voting power of the then outstanding voting securities of the entity resulting from such Business Combination in substantially the same proportion as their ownership of the combined voting power of the voting securities of the Company outstanding immediately before such Business Combination or (ii) immediately following the Business Combination, the individuals who comprised the Board immediately prior thereto do not constitute at least a majority of the board of directors of the entity resulting from such Business Combination (or, if the entity resulting from such Business Combination is then a subsidiary, the ultimate parent thereof);

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(d)	The sale or other disposition of all or substantially all of the assets of the Company; or

(e)	The consummation of a complete liquidation or dissolution of the Company.

Notwithstanding the foregoing, a Change in Control shall not be deemed to occur solely because fifty percent (50%) or more of the combined voting power of the Company’s then outstanding securities is acquired by (i) a trustee or other fiduciary holding securities under one or more employee benefit plans maintained by the Company or any of its subsidiaries or (ii) any corporation which, immediately prior to such acquisition, is owned directly or indirectly by the stockholders of the Company in the same proportion as their ownership of shares in the Company immediately prior to such acquisition.

Notwithstanding the foregoing, a Change in Control shall not occur unless such transaction constitutes a change in the ownership of the Company, a change in effective control of the Company, or a change in the ownership of a substantial portion of the Company’s assets under Section 409A of the Code.

5.	Non-Competition, Non-Solicitation, Intellectual Property and Confidentiality. Executive hereby acknowledges that, during and solely as a result of his employment by the Company, Executive will receive special training, education and information with respect to the operation of the businesses of the Company, and/or its affiliates, and other related matters, and access to confidential information and business and professional contacts. In consideration of Executive’s employment and in consideration of the special and unique opportunities afforded by the Company to Executive as a result of Executive’s employment, Executive hereby agrees to abide by the terms of the non-competition, non-solicitation, intellectual property and confidentiality provisions below. Executive agrees and acknowledges that his employment is full, adequate and sufficient consideration for the restrictions and obligations set forth in those provisions.

5.1	Non-Competition and Non-Solicitation. In consideration of the Company’s entering into this Agreement, Executive agrees that during the Employment Term and for a period of twelve (12) months after the termination of the Employment Term, without regard to its termination for any reason which does not constitute a breach of this Agreement by the Company or a resignation for Good Reason by Executive, Executive shall not, unless acting pursuant hereto or with the prior written consent of the Board:

(a)	directly or indirectly, own, manage, operate, finance, join, control or participate in the ownership, management, operation, financing or control of, or be connected as an officer, director, employee, partner, principal, agent, representative, consultant or otherwise with, or use or permit Executive’s name to be used in connection with any Competing Business (defined below) within any state in which the Company, and/or its affiliates, currently engage in any Substantial Business Activity (defined below) or any state in which the Company, and/or its affiliates, engaged in any Substantial Business Activity during the thirty-six month period preceding the date Executive’s employment terminates; provided, however, that notwithstanding the foregoing, this provision shall not be construed to prohibit the passive ownership by Executive of not more than five percent (5%) of the capital stock of any corporation which is engaged in any Competing Business having a class of securities registered pursuant to the Exchange Act; or

(b)	solicit or divert to any Competing Business any individual or entity which is an active or prospective customer of the Company, and/or its affiliates, or was such an active or prospective customer at any time during the preceding twelve (12) months; or

(c)	employ, attempt to employ, solicit or assist any Competing Business in employing any employee of the Company, and/or its affiliates, whether as an employee or consultant.

The phrase “Competing Business” shall mean: any entity or enterprise actively engaged in any business or businesses the Company and/or its affiliates are actively engaged in (or are expected to be actively engaged in within twelve (12) months) at the time of termination. The phrase “Substantial Business Activity” shall mean that the Company, and/or its affiliates (i) has a business office, (ii) owns, services or manages real estate, or (iii) has a recorded and unsatisfied mortgage or other lien upon real estate or personal property.

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In the event that the provisions of this Section 5.1 should ever be adjudicated to exceed the time, geographic, product or other limitations permitted by applicable law in any jurisdiction, then such provisions shall be deemed reformed in such jurisdiction to the maximum time, geographic, product or other limitations permitted by applicable law.

5.2	Developments. Executive shall disclose fully, promptly and in writing to the Company any and all inventions, discoveries, improvements, modifications and other intellectual property rights, whether patentable or not, which Executive has conceived, made or developed, solely or jointly with others, while employed by the Company and which (i) relate to the businesses, work or activities of the Company, and/or its affiliates or (ii) result from or are suggested by the carrying out of Executive’s duties hereunder or from or by any information that Executive may receive as an employee of the Company. Executive hereby assigns, transfers and conveys to the Company all of Executive’s right, title and interest in and to any and all such inventions, discoveries, improvements, modifications and other intellectual property rights and agrees to take all such actions as may be requested by the Company at any time and with respect to any such invention, discovery, improvement, modification or other intellectual property rights to confirm or evidence such assignment, transfer and conveyance. Furthermore, at any time and from time to time, upon the request of the Company, Executive shall execute and deliver to the Company, any and all instruments, documents and papers, give evidence and do any and all other acts that, in the opinion of counsel for the Company, are or may be necessary or desirable to document such assignment, transfer and conveyance or to enable the Company to file and prosecute applications for and to acquire, maintain and enforce any and all patents, trademark registrations or copyrights under United States or foreign law with respect to any such inventions, discoveries, improvements, modifications or other intellectual property rights or to obtain any extension, validation, reissue, continuance or renewal of any such patent, trademark or copyright. The Company shall be responsible for the preparation of any such instruments, documents and papers and for the prosecution of any such proceedings and shall reimburse Executive for all reasonable expenses incurred by Executive in compliance with the provisions of this Section 5.2.

5.3	Confidentiality.

(a)

Executive acknowledges that, by reason of Executive’s employment by the Company, Executive will have access to confidential information of the Company, and/or its affiliates, including, without limitation, information and knowledge pertaining to products, inventions, discoveries, improvements, innovations, designs, ideas, trade secrets, proprietary information, manufacturing, packaging, advertising, distribution and sales methods, sales and profit figures, customer and client lists and relationships between the Company, and/or its affiliates, and dealers, distributors, sales representatives, wholesalers, customers, clients, suppliers and others who have business dealings with them (“Confidential Information”). Executive acknowledges that such Confidential Information is a valuable and unique asset of the Company, and/or its affiliates, and covenants that, both during and after the Employment Term, Executive will not disclose any Confidential Information to any person (except as Executive’s duties as an officer of the Company may require or as required by law or in a judicial or administrative proceeding) without the prior written authorization of the Board. The obligation of confidentiality imposed by this Section 5.3 shall not apply to information that becomes generally known to the public through no act of Executive in breach of this Agreement. The Company and Executive acknowledge that, notwithstanding anything to the contrary contained in this Agreement, pursuant to 18 USC § 1833(b), an individual may not be held liable under any criminal or civil federal or state trade secret law for disclosure of a trade secret: (x) made in confidence to a government official, either directly or indirectly, or to an attorney, solely for the purpose of reporting or investigating a suspected violation of law or (y) in a complaint or other document filed in a lawsuit or other proceeding, if

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such filing is made under seal. The Company and Executive further acknowledge that an individual suing an employer for retaliation based on the reporting of a suspected violation of law may disclose a trade secret to his or her attorney and use the trade secret information in the court proceeding, so long as any document containing the trade secret is filed under seal and the individual does not disclose the trade secret except pursuant to court order.

(b)	Executive acknowledges that all documents, files and other materials received from the Company, and/or its affiliates, during the Employment Term (with the exception of documents relating to Executive’s compensation or benefits to which Executive is entitled following the Employment Term) are for use of Executive solely in discharging Executive’s duties and responsibilities hereunder and that Executive has no claim or right to the continued use or possession of such documents, files or other materials following termination of Executive’s employment by the Company. Executive agrees that, upon termination of employment, Executive will not retain any such documents, files or other materials and will promptly return to the Company any documents, files or other materials in Executive’s possession or custody.

5.4	Non-Disparagement. Executive agrees and covenants that Executive will not at any time make, publish or communicate to any person or entity or in any public forum any defamatory or disparaging remarks, comments or statements concerning the Company or its businesses, or any of its employees, officers, and existing and prospective customers, suppliers, investors and other associated third parties. The Company agrees and covenants that it will not authorize the making, publishing or communicating of, nor will the Board or any executive officers of the Company at any time make, publish or communicate to any person or entity or in any public forum any defamatory or disparaging remarks, comments or statements concerning Executive.

5.5	Cooperation. The parties agree that certain matters in which Executive will be involved during the Employment Term may necessitate Executive’s cooperation in the future. Accordingly, following the termination of Executive’s employment for any reason, to the extent reasonably requested by the Board and subject to Executive’s professional commitments, Executive shall cooperate with the Company in connection with matters arising out of Executive’s service to the Company; provided that, the Company shall make reasonable efforts to minimize disruption of Executive’s other activities. The Company shall pay Executive a reasonable per diem and reimburse Executive for reasonable expenses incurred in connection with such cooperation.

5.6	Equitable Relief. Executive acknowledges that the restrictions contained in Sections 5.1, 5.2, 5.3, 5.4 and 5.5 hereof are, in view of the nature of the businesses of the Company and/or its affiliates, reasonable and necessary to protect the legitimate interests of the Company and/or its affiliates, and that any violation of any provision of those Sections will result in irreparable injury to the Company, and/or its affiliates. Executive also acknowledges that in the event of any such violation, the Company shall be entitled to preliminary and permanent injunctive relief, without the necessity of proving actual damages, and to an equitable accounting of all earnings, profits and other benefits arising from any such violation, which rights shall be cumulative and in addition to any other rights or remedies to which the Company may be entitled. Executive agrees that in the event of any such violation, an action may be commenced for any such preliminary and permanent injunctive relief and other equitable relief in any federal or state court of competent jurisdiction sitting in Pennsylvania or in any other court of competent jurisdiction. Executive hereby waives, to the fullest extent permitted by law, any objection that Executive may now or hereafter have to such jurisdiction or to the laying of the venue of any such suit, action or proceeding brought in such a court and any claim that such suit, action or proceeding has been brought in an inconvenient forum. Executive agrees that effective service of process may be made upon Executive by mail under the notice provisions contained in Section 10 hereof.

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6.	Non-Exclusivity of Rights. Nothing in this Agreement shall prevent or limit Executive’s continuing or future participation in or rights under any benefit, bonus, incentive or other plan or program provided by the Company and for which Executive may qualify; provided, however, that if Executive becomes entitled to and receives the payments provided for in Section 2.1(c) of this Agreement, Executive hereby waives Executive’s right to receive payments under any severance plan or similar program applicable to all employees of the Company.

7.	Survivorship. The respective rights and obligations of the parties under this Agreement shall survive any termination of Executive’s employment to the extent necessary to the intended preservation of such rights and obligations.

8.	Mitigation. Executive shall not be required to mitigate the amount of any payment or benefit provided for in this Agreement by seeking other employment or otherwise and there shall be no offset against amounts due Executive under this Agreement on account of any remuneration attributable to any subsequent employment that Executive may obtain.

9.	Arbitration; Expenses. In the event of any dispute under the provisions of this Agreement, other than a dispute in which the primary relief sought is an equitable remedy such as an injunction, the parties shall be required to have the dispute, controversy or claim settled by arbitration in Philadelphia, Pennsylvania in accordance with the National Rules for the Resolution of Employment Disputes then in effect of the American Arbitration Association, before a panel of three arbitrators, two of whom shall be selected by the Company and Executive, respectively, and the third of whom shall be selected by the other two arbitrators. Any award entered by the arbitrators shall be final, binding and nonappealable and judgment may be entered thereon by either party in accordance with applicable law in any court of competent jurisdiction. This arbitration provision shall be specifically enforceable. The arbitrators shall have no authority to modify any provision of this Agreement or to award a remedy for a dispute involving this Agreement other than a benefit specifically provided under or by virtue of the Agreement. Each party shall be responsible for its own expenses relating to the conduct of the arbitration (including reasonable attorneys’ fees and expenses) and shall share the fees of the American Arbitration Association.

10.	Notices. All notices and other communications required or permitted under this Agreement or necessary or convenient in connection herewith shall be in writing and shall be deemed to have been given when hand delivered or mailed by registered or certified mail, as follows (provided that notice of change of address shall be deemed given only when received):

If to the Company, to:

Independence Realty Trust, Inc.

Two Logan Square

100 North 18th Street, 23rd floor

Philadelphia, Pennsylvania 19103

Attention: General Counsel

If to Executive, to:

Farrell M. Ender at his most recent home address set forth in the records of the Company.

or to such other names or addresses as the Company or Executive, as the case may be, shall designate by notice to each other person entitled to receive notices in the manner specified in this Section.

11.	Contents of Agreement; Amendment and Assignment.

11.1	This Agreement sets forth the entire understanding between the parties hereto with respect to the subject matter hereof and cannot be changed, modified, extended or terminated except upon written amendment approved by the Board and executed on its behalf by a duly authorized officer and by Executive. This Agreement supersedes the provisions of any employment or other agreement between Executive and the Company that relate to any matter that is also the subject of this Agreement and such provisions in such other agreements will be null and void.

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11.2	All of the terms and provisions of this Agreement shall be binding upon and inure to the benefit of and be enforceable by the respective heirs, executors, administrators, legal representatives, successors and assigns of the parties hereto, except that the duties and responsibilities of Executive under this Agreement are of a personal nature and shall not be assignable or delegable in whole or in part by Executive. The Company shall require any successor (whether direct or indirect, by purchase, merger, consolidation, reorganization or otherwise) to all or substantially all of the business or assets of the Company, within fifteen (15) days of such succession, expressly to assume and agree to perform this Agreement in the same manner and to the same extent as the Company would be required to perform if no such succession had taken place.

12.	Severability. If any provision of this Agreement or application thereof to anyone or under any circumstances is adjudicated to be invalid or unenforceable in any jurisdiction, such invalidity or unenforceability shall not affect any other provision or application of this Agreement which can be given effect without the invalid or unenforceable provision or application and shall not invalidate or render unenforceable such provision or application in any other jurisdiction. If any provision is held void, invalid or unenforceable with respect to particular circumstances, it shall nevertheless remain in full force and effect in all other circumstances.

13.	Remedies Cumulative; No Waiver. No remedy conferred upon a party by this Agreement is intended to be exclusive of any other remedy, and each and every such remedy shall be cumulative and shall be in addition to any other remedy given under this Agreement or now or hereafter existing at law or in equity. No delay or omission by a party in exercising any right, remedy or power under this Agreement or existing at law or in equity shall be construed as a waiver thereof, and any such right, remedy or power may be exercised by such party from time to time and as often as may be deemed expedient or necessary by such party in its sole discretion.

14.	Beneficiaries/References. Executive shall be entitled, to the extent permitted under any applicable law, to select and change a beneficiary or beneficiaries to receive any compensation or benefit payable under this Agreement following Executive’s death by giving the Company written notice thereof. In the event of Executive’s death or a judicial determination of Executive’s incompetence, reference in this Agreement to Executive shall be deemed, where appropriate, to refer to Executive’s beneficiary, estate or other legal representative.

15.	Miscellaneous. All section headings used in this Agreement are for convenience only. This Agreement may be executed in counterparts, each of which is an original. It shall not be necessary in making proof of this Agreement or any counterpart hereof to produce or account for any of the other counterparts.

16.	Withholding. All payments under this Agreement shall be made subject to applicable tax withholding, and the Company shall withhold from any payments under this Agreement all federal, state and local taxes as the Company is required to withhold pursuant to any law or governmental rule or regulation. Except as specifically provided otherwise in this Agreement, Executive shall bear all expense of, and be solely responsible for, all federal, state and local taxes due with respect to any payment received under this Agreement.

17.	Governing Law. This Agreement shall be governed by and interpreted under the laws of the Commonwealth of Pennsylvania without giving effect to any conflict of laws provisions.

18.	Section 409A.

18.1

Interpretation. Notwithstanding the other provisions hereof, this Agreement is intended to comply with the requirements of Section 409A of the Code, to the extent applicable, and this Agreement shall be interpreted to avoid any penalty sanctions under Section 409A of the Code. Accordingly,

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all provisions herein, or incorporated by reference, shall be construed and interpreted to comply with Section 409A and, if necessary, any such provision shall be deemed amended to comply with Section 409A of the Code and regulations thereunder. If any payment or benefit cannot be provided or made at the time specified herein without incurring sanctions under Section 409A of the Code, then such benefit or payment shall be provided in full at the earliest time thereafter when such sanctions will not be imposed. For purposes of Section 409A of the Code, each payment made under this Agreement shall be treated as a separate payment. In no event may Executive, directly or indirectly, designate the calendar year of payment. Executive will be deemed to have a termination of employment for purposes of determining the timing of any payments or benefits hereunder that are classified as deferred compensation only upon a “separation from service” within the meaning of Section 409A of the Code.

18.2	Payment Delay. Notwithstanding any provision to the contrary in this Agreement, if on the date of Executive’s termination of employment, Executive is a “specified employee” (as such term is defined in Section 409A(a)(2)(B)(i) of the Code and its corresponding regulations) as determined by the Board (or its delegate) in its sole discretion in accordance with its “specified employee” determination policy, then all cash severance payments payable to Executive under this Agreement that are deemed as deferred compensation subject to the requirements of Section 409A of the Code shall be postponed for a period of six months following Executive’s “separation from service” with the Company (or any successor thereto). The postponed amounts shall be paid to Executive in a lump sum on the date that is six (6) months and one (1) day following Executive’s “separation from service” with the Company (or any successor thereto). If Executive dies during such six-month period and prior to payment of the postponed cash amounts hereunder, the amounts delayed on account of Section 409A of the Code shall be paid to the personal representative of Executive’s estate on the sixtieth (60th) day after Executive’s death. If any of the cash payments payable pursuant to this Agreement are delayed due to the requirements of Section 409A of the Code, there shall be added to such payments interest during the deferral period at an annualized rate of interest equal to the prime rate as reported in the Wall Street Journal (or, if unavailable, a comparable source) at the relevant time.

18.3	Reimbursements. All reimbursements provided under this Agreement shall be made or provided in accordance with the requirements of Section 409A of the Code, including, where applicable, the requirement that (i) any reimbursement is for expenses incurred during Executive’s lifetime (or during a shorter period of time specified in this Agreement), (ii) the amount of expenses eligible for reimbursement during a calendar year may not affect the expenses eligible for reimbursement in any other calendar year, (iii) the reimbursement of an eligible expense will be made on or before the last day of the taxable year following the year in which the expense is incurred, and (iv) the right to reimbursement is not subject to liquidation or exchange for another benefit.

[SIGNATURE PAGE FOLLOWS]

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IN WITNESS WHEREOF, the undersigned, intending to be legally bound, have executed this Agreement as of the date first above written.

INDEPENDENCE REALTY TRUST, INC.

By:
Name:
Title:

EXECUTIVE

By:
Name: Farrell M. Ender

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EXHIBIT A

Release

You, for yourself, your spouse and your agents, successors, heirs, executors, administrators and assigns, hereby irrevocably and unconditionally forever release and discharge Independence Realty Trust, Inc. (the “Corporation”), its parents, divisions, subsidiaries and affiliates and its and their current and former owners, directors, officers, stockholders, insurers, benefit plans, representatives, agents and employees, and each of their predecessors, successors, and assigns (collectively, the “Releasees”), from any and all actual or potential claims or liabilities of any kind or nature, including, but not limited to, any claims arising out of or related to your employment and separation from employment with the Corporation and any services that you provided to the Corporation; any claims for salary, commissions, bonuses, other severance pay, vacation pay, allowances or other compensation, or for any benefits under the Employee Retirement Income Security Act of 1974 (“ERISA”) (except for vested ERISA benefits); any claims for discrimination, harassment or retaliation of any kind or based upon any legally protected classification or activity; any claims under Title VII of the Civil Rights Acts of 1964, the Civil Rights Act of 1866 and 1964, as amended, 42 U.S.C. § 1981, the Age Discrimination in Employment Act, the Older Workers Benefit Protection Act, the Americans with Disabilities Act, 42 U.S.C. §1981, 42 U.S.C. § 1983, the Family Medical Leave Act and any similar state law, the Fair Credit Reporting Act and any similar state law, the Fair Credit Reporting Act, 15 U.S.C. § 1681, et seq., the Worker Adjustment and Retraining Notification Act, 29 U.S.C. § 2101, et seq., the Equal Pay Act and any similar state law, any claims for discrimination in violation of the Pennsylvania Human Relations Act, and any claims for wrongful discharge, discrimination, retaliation, or other violation of the Pennsylvania Whistleblower Law, as well as any amendments to any such laws; any claims for any violation of any federal or state constitutions or executive orders; any claims for wrongful or constructive discharge, violation of public policy, breach of contract or promise (oral, written, express or implied), personal injury not covered by workers’ compensation benefits, misrepresentation, negligence, fraud, estoppel, defamation, infliction of emotional distress, contribution and any claims under any other federal, state or local law, including those not specifically listed in this Release, that you, your heirs, executors, administrators, successors, and assigns now have, ever had or may hereafter have, whether known or unknown, suspected or unsuspected, up to and including the date of your execution of this Release.

For the purpose of implementing a full and complete release and discharge of the Releasees as set forth above, you acknowledge that this Release is intended to include in its effect, without limitation, all claims known or unknown that you have or may have against the Releasees which arise out of or relate to your employment, including but not limited to compensation, performance or termination of employment with the Corporation, except for, and notwithstanding anything in this Release to the contrary, claims which cannot be released solely by private agreement. This Release also excludes any claims relating to any right you may have to payments pursuant to Section 2.1(c) of the Employment Agreement, entered into as of                     , 2016, by and between the Corporation and you, any claim for workers’ compensation benefits and any rights you may have to indemnification or directors’ and officers’ liability insurance under the Corporation’s bylaws or certificate of incorporation, any indemnification agreement to which you are a party or beneficiary or applicable law, as a result of having served as an officer, director or employee of the Corporation or any of its affiliates. You further acknowledge and agree that you have received all leave, compensation and reinstatement benefits to which you were entitled through the date of your execution of this Release, and that you were not subjected to any improper treatment, conduct or actions as a result of a request for leave, compensation or reinstatement.

You affirm, by signing this Release, that you have not suffered any unreported injury or illness arising from your employment, and that you have not filed, with any federal, state, or local court or agency, any actions or charges against the Releasees relating to or arising out of your employment with or separation from the Corporation. You further agree that while this Release does not preclude you from filing a charge with the National Labor Relations Board (“NLRB”), the Equal Employment Opportunity Commission (“EEOC”) or a similar state or local agency, or from participating in any investigation or proceeding with them, you do waive your right to personally recover monies or reinstatement as a result of any complaint or charge filed against the Corporation with the NLRB, EEOC or any federal, state or local court or agency, except as to any action to enforce or challenge this Release, to recover any vested benefits under ERISA, or to recover workers’ compensation benefits. Nothing in this Release prohibits or restricts you (or your attorney) from initiating communications directly with, responding to an inquiry from, or providing testimony before the Securities and Exchange Commission (“SEC”), the Financial Industry Regulatory Authority (“FINRA”), any other self-regulatory organization or any other federal or state regulatory authority regarding this Release or its underlying facts or circumstances or a possible securities law violation.

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You acknowledge:

(a)	That you were provided [twenty-one (21) / forty-five (45)] full days during which to consider whether to sign this Release. If you have signed this Release prior to the expiration of the [21-day / 45-day] period, you have voluntarily elected to forego the remainder of that period.

(b)	That you have carefully read and fully understand all of the terms of this Release[, including its Attachment A].

(c)	That you understand that by signing this Release, you are waiving your rights under the Age Discrimination in Employment Act, as amended by the Older Workers Benefit Protection Act, 29 U.S.C. § 621, et seq., and that you are not waiving any rights arising after the date that this Release is signed.

(d)	That you have been given an opportunity to consult with anyone you choose, including an attorney, about this Release.

(e)	That you understand fully the terms and effect of this Release and know of no claim that has not been released by this Release. And, you further acknowledge that you are not aware of, or that you have fully disclosed to the Corporation, any matters for which you are responsible or which has come to your attention as an employee of the Corporation that might give rise to, evidence, or support any claim of illegal conduct, regulatory violation, unlawful discrimination, or other cause of action against the Corporation.

(f)	That these terms are final and binding on you.

(g)	That you have signed this Release voluntarily, and not in reliance on any representations or statements made to you by any employee or officer of the Corporation or any of its subsidiaries.

(h)	That you have seven (7) days following your execution of this Release to revoke it in writing, and that this Release is not effective or enforceable until after this seven (7) day period has expired without revocation. If you wish to revoke this Release after signing it, you must provide written notice of your decision to revoke this Release to the Corporation, to the attention of the General Counsel, Two Logan Square, 100 North 18th Street, 23rd floor, Philadelphia, Pennsylvania 19103, by no later than 11:59 p.m. on the seventh calendar day after the date on which you have signed this Release.

PLEASE READ CAREFULLY. THIS RELEASE INCLUDES A RELEASE OF ALL KNOWN AND UNKNOWN CLAIMS.

ACKNOWLEDGED AND AGREED

Farrell M. Ender	Date

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